FIRST INVESTORS

EQUITY FUNDS

TOTAL RETURN

VALUE

BLUE CHIP

GROWTH & INCOME

GLOBAL

ALL-CAP GROWTH

MID-CAP OPPORTUNITY

SPECIAL SITUATIONS

FOCUSED EQUITY

INTERNATIONAL

95 Wall Street
New York, New York  10005
1-800-423-4026

Statement of Additional Information
dated January 31, 2007

This is a Statement of Additional Information (“SAI”) for Total Return Fund, Value Fund, Blue Chip Fund, Growth & Income Fund, Global Fund, All-Cap Growth Fund, Mid-Cap Opportunity Fund, Special Situations Fund, Focused Equity Fund and International Fund each of which is a series of First Investors Equity Funds (the “Trust”).  Each series is referred to herein as a “Fund,” or collectively the “Funds.”

This SAI is not a prospectus and it should be read in conjunction with each Fund’s Prospectus dated January 31, 2007.  Information regarding the purchase, redemption, sale and exchange of your Fund shares is contained in the Shareholder Manual, which is attached hereto as a separate document and is incorporated into this SAI.  The financial statements and reports of an independent registered public accounting firm contained in the annual reports to shareholders are incorporated by reference.  These Fund documents may be obtained free of charge by contacting the Funds at the address or telephone number noted above or by visiting our website at www.firstinvestors.com.

This SAI is divided into two parts – Part I and Part II.  Part I contains information that is particular to each Fund that is described in this SAI, while Part II contains information that generally applies to the Funds in the First Investors Family of Funds.

Statement of Additional Information Part I

Dated January 31, 2007

Part I contains information that is particular to each Fund that is described in this SAI.

PART I  – TABLE OF CONTENTS

Page

HISTORY AND CLASSIFICATION OF THE FUNDS

3

INVESTMENT STRATEGIES, POLICIES AND RISKS

3

PORTFOLIO TURNOVER

3

MANAGEMENT OF THE FUNDS

4

INVESTMENT ADVISORY SERVICES AND FEES

8

PORTFOLIO MANAGERS

12

UNDERWRITER AND DEALERS

20

DISTRIBUTION PLANS

21

ALLOCATION OF PORTFOLIO BROKERAGE

22

PURCHASES, REDEMPTIONS, SALES LOADS, AND PRICING OF FUND SHARES

24

TAXES

24

BENEFICIAL OWNERSHIP INFORMATION

24

FINANCIAL STATEMENTS

25

Appendix A Investment Strategies Used by the First Investors Equity Funds

A-1

Appendix B Investment Policies of the First Investors Equity Funds

B-1

HISTORY AND CLASSIFICATION OF THE FUNDS

The Trust is an open-end management investment company commonly referred to as a mutual fund.  It was organized as a Delaware statutory trust on August 17, 2005.  The Trust is authorized to issue an unlimited number of shares of beneficial interest without par value.  The Trust consists of the Funds listed on the cover page, each of which is a separate and distinct series of the Trust.  Each Fund is diversified except Focused Equity Fund.  Each Fund has designated two classes of shares, Class A shares and Class B shares (each, a “Class”).  Each share of each Class has an equal beneficial interest in the assets, has identical voting, dividend, liquidation and other rights and is subject to the same terms and conditions, except that expenses allocated to a Class may be borne solely by that Class as determined by the Board of Trustees (“Board” or “Trustees”), and a Class may have exclusive voting rights with respect to matters affecting only that Class.

On January 27, 2006, each Fund, except for the International Fund, which did not commence operations until June 27, 2006, acquired all of the assets of a predecessor fund of the same name through a reorganization.  Since each Fund’s objective and policies are similar in all material aspects to those of the predecessor fund and since each Fund has the same investment adviser, each Fund, except for the International Fund, adopted the performance and financial history of the predecessor fund.  Consequently, certain information included in the Fund’s prospectus and in this SAI, that is as of a date prior to the date of the Fund’s prospectus and in this SAI, represents information of the predecessor fund.  Prior to December 31, 2002, the Value Fund was known as the Utilities Income Fund.

The Trust is not required to hold annual shareholder meetings unless required by law.  If requested in writing to do so by the holders of at least 10% of a Fund’s or Class’ outstanding shares entitled to vote, as specified in the By-Laws, or when ordered by the Trustees or the President, the Secretary will call a special meeting of shareholders for the purpose of taking action upon any matter requiring the vote of the shareholders or upon any other matter as to which vote is deemed by the Trustees or the President to be necessary or desirable.

INVESTMENT STRATEGIES, POLICIES AND RISKS

Each Fund’s objectives, principal investment strategies, and principal risks are described in the prospectus of the Fund.  A summary of each of the investment strategies that are used by each Fund is set forth in Appendix A to Part I of this SAI.  Each Fund also has investment policies that limit or restrict its ability to engage in certain investment strategies.  These policies are set forth in Appendix B to Part I of this SAI.  Part II of this SAI provides more detailed descriptions of the investment strategies that may be used by the Funds and the related risks.

PORTFOLIO TURNOVER

The following table reflects the portfolio turnover rate with respect to each Fund for the fiscal years ended September 30, 2005 and September 30, 2006.  Part II of this SAI provides additional information concerning portfolio turnover, including the methodology that is used to compute portfolio turnover rates.

Portfolio Turnover Rates
Fund	Fiscal Year Ended September 30, 2005	Fiscal Year Ended September 30, 2006
All-Cap Growth	91%	107%
Focused Equity	60%	76%
Growth & Income	42%	34%
Mid-Cap Opportunity	43%	55%
Value	17%	15%
Blue Chip	55%	6% *
Special Situations	112%	48%
Total Return	52%	57%
Global	104%	105%
International	N/A	9%

* The variation is attributable to a change in the Portfolio Manager for the Fund.

MANAGEMENT OF THE FUNDS

The First Investors Family of Funds share one common investment adviser, First Investors Management Company, Inc. (“FIMCO” or “Adviser”), and one common Board of Trustees.  Part II of the SAI contains additional information concerning FIMCO, the responsibilities of the Board and any standing committees of the Board, and the Code of Ethics that has been adopted by the Board.

Set forth below is information about the Trustees, including information about their principal occupations (if any) during the past five years, their investments in the First Investors Funds, and their compensation as Trustees.  Information is also set forth concerning Fund officers who are not Trustees.

The address of each Trustee and Officer listed below is c/o First Investors Legal Department, 95 Wall Street, New York, N.Y. 10005.

Trustees and Officers

INDEPENDENT TRUSTEES
Name and Date of Birth	Position(s) held with Funds covered by this SAI and Length of Service*	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen	Other Trusteeships/ Directorships Held
Charles R. Barton, III 3/1/1965	Trustee since 1/1/2006.	President, Noe Pierson Corporation (management service provider); Director and Trustee of the Barton Group, LLC (garnet mining and industrial abrasives).	50	None
Stefan L. Geiringer 11/13/1934	Trustee since 1/1/2006.	Co-founder and Senior Vice President of Real Time Energy Solutions since 2006; Senior Vice President of Northeast Division Pepco Energy Services from 2003-2006; Founder/Owner of North Atlantic Utilities, Inc. from 1987-2003.	50	None
Robert M. Grohol 1/16/1932	Trustee since 8/18/2005; Director/Trustee to predecessor funds since 6/30/2000.	None/Retired.	50	None
Arthur M. Scutro, Jr. 11/9/1941	Trustee since 1/1/2006.	None/Retired.	50	None
James M. Srygley 10/17/1932	Trustee since 8/18/2005; Director/Trustee to predecessor funds since 1/19/1995.	Retired; Owner of Hampton Properties, Inc. (real property management and investments).	50	None
Robert F. Wentworth 7/5/1929	Trustee since 8/18/2005; Director/Trustee to predecessor funds since 10/15/1992.	None/Retired.	50	None

INTERESTED TRUSTEES
Name and Date of Birth	Position(s) held with Funds covered by this SAI and Length of Service*	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen	Other Trusteeships/ Directorships Held
Kathryn S. Head** 12/31/1955	Trustee and President since 8/18/2005; Director/Trustee of predecessor funds since 3/17/1994; President of predecessor funds since 2001.

Chairman, Chief Executive Officer and Director of First Investors Corporation; Chairman, President and Director of First Investors Consolidated Corporation, First Investors Management Company, Inc., Administrative Data Management Corp., First Investors Resources, Inc., First Investors Leverage Corporation, N.A.K. Realty Corporation, Real Property Development Corporation, Route 33 Realty Corporation and First Investors Credit Funding Corporation;  and Chairman and Director of First Investors Federal Savings Bank, First Investors Life Insurance Company, First Investors Credit Corporation and First Investors Realty Company, Inc.

			50	None
John T. Sullivan** 1/18/1932	Trustee since 8/18/2005; Director/Trustee of predecessor funds since 9/20/1979.	Director of First Investors Corporation, First Investors Consolidated Corporation, First Investors Management Company, Inc., Administrative Data Management Corp., First Investors Life Insurance Company, First Investors Resources, Inc., First Investors Leverage Corporation, First Investors Realty Company, Inc., N.A.K. Realty Corporation, Real Property Development Corporation, Route 33 Realty Corporation, First Investors Credit Corporation and First Investors Credit Funding Corporation; formerly, of Counsel of Hawkins, Delafield & Wood.	50	None

* Each Trustee serves for an indefinite term until his or her successor is elected and duly qualified, or until his or her death, resignation or removal as provided in the Trust’s organizational documents or by statute.

** Ms. Head is an interested Trustee because (a) she is an indirect owner of more than 5% of the voting stock of the Adviser and principal underwriter of the Funds, and (b) she is an officer, director and employee of the Adviser and principal underwriter of the Funds.  Mr. Sullivan is an interested Trustee because he is a director and he indirectly owns securities issued by the Adviser and principal underwriter of the Funds.

OFFICERS WHO ARE NOT TRUSTEES
Name and Date of Birth	Position(s) held with Funds covered by this SAI and Length of Service*	Principal Occupation(s) During Past 5 Years
Joseph I. Benedek 8/2/1957	Treasurer since 8/18/2005; Treasurer of predecessor funds since 1988.	Treasurer and Principal Accounting Officer of First Investors Management Company, Inc.
Larry R. Lavoie 9/12/1947	Chief Compliance Officer since 8/18/2005; Chief Compliance Officer of predecessor funds since 2004.	General Counsel of First Investors Corporation and various affiliates. Director of First Investors Corporation and various affiliates.
* Officers are generally elected and appointed by the Board for one-year terms.

Trustee Ownership of First Investors Funds

As of December 31, 2006

INDEPENDENT TRUSTEES
Trustee	Fund	Dollar Range of Ownership of Funds covered by this SAI	Aggregate Dollar Range of Equity Securities – all Registered Investment Companies overseen by Trustee in First Investors Family of Funds
Charles R. Barton, III	None	None	None
Stefan L. Geiringer	None	None	None
Robert M. Grohol	First Investors All-Cap Growth Fund	Over $100,000	Over $100,000
	First Investors Value Fund	$10,001-$50,000
	First Investors Mid-Cap Opportunity Fund	$10,001-$50,000
Arthur M. Scutro, Jr.	None	None	None
James M. Srygley	First Investors Global Fund	$10,001-$50,000	Over $100,000
	First Investors Blue Chip Fund	$10,001-$50,000
	First Investors Special Situations Fund	$50,001-$100,000
	First Investors All-Cap Growth Fund	$10,001-$50,000
	First Investors Focused Equity Fund	$10,001-$50,000
	First Investors Total Return Fund	Over $100,00
	First Investors Growth & Income Fund	$10,001-$50,000
	First Investors Value Fund	Over $100,000
Robert F. Wentworth	First Investors Global Fund	$1-$10,000	$50,001-$100,000
	First Investors All-Cap Growth Fund	$1-$10,000
	First Investors Value Fund	$10,001-$50,000
	First Investors Mid-Cap Opportunity Fund	$10,001-$50,000
	First Investors International Fund	$1-$10,000

INTERESTED TRUSTEES
Trustee	Fund	Dollar Range of Ownership of Funds covered by this SAI	Aggregate Dollar Range of Equity Securities – all Registered Investment Companies overseen by Trustee in First Investors Family of Funds
Kathryn S. Head	First Investors All-Cap Growth Fund	$50,001-$100,000	Over $100,000
	First Investors Growth & Income Fund	$10,001-$50,000
	First Investors Mid-Cap Opportunity Fund	$10,001-$50,000
	First Investors Value Fund	$10,001-$50,000
	First Investors Special Situations Fund	$10,001-$50,000
	First Investors International Fund	$50,000-$100,000
John T. Sullivan	First Investors Growth & Income Fund	$50,001-$100,000	$50,001-$100,000
As of January 3, 2007, the Trustees and Officers, as a group, owned less than 1% of either Class A or Class B shares of each Fund.

Compensation of Trustees

     The following table lists compensation paid to the Trustees of the Trust for the fiscal year ended September 30, 2006.

Trustee	Aggregate Compensation From Equity Funds	Total Compensation from First Investors Family of Funds Paid to Trustees†
Kathryn S. Head[1]	$0	$0
John T. Sullivan[1]	$0	$0
Charles R. Barton, III[2]	$16,905	$37,000
Stefan L. Geiringer[2]	$16,905	$37,000
Robert M. Grohol	$22,850	$50,600
Arthur M. Scutro, Jr.[2]	$16,905	$37,000
James M. Srygley	$24,564	$54,350
Robert F. Wentworth	$22,850	$50,600

1. Compensation to Officers and Interested Trustees of the Funds is paid by the Adviser.

2. Messrs. Barton, Geiringer and Scutro did not assume office until January 1, 2006.  Accordingly, the compensation paid to them is from

January 1, 2006 to September 30, 2006.

†  The First Investors Family of Funds consists of 4 registered investment companies consisting of 50 series funds.

No pension or retirement benefits are proposed to be paid under any existing plan to any Trustee by any Fund, any of its subsidiaries or any other investment companies in the First Investors Family of Funds.

INVESTMENT ADVISORY SERVICES AND FEES

Part II of this SAI describes the terms of the Trust’s Advisory Agreement with FIMCO and the respective responsibilities of the Funds and FIMCO under the Agreements.  It also describes the Subadvisory Agreement of any Fund which has a subadviser.

Set forth below are the methods for calculating the current advisory fee paid by each Fund, the fee schedule for each Fund in tabular form, and the actual fees paid, fees waived, and expenses reimbursed for each Fund for the past three fiscal years.  The fees waived and expenses reimbursed reflect fee schedules that were in effect during the relevant periods shown.  Information about subadvisory fees is also included for any Fund which has a subadviser.

Under the Advisory Agreement, each Fund is obligated to pay the Adviser an annual fee, paid monthly, according to the following schedules:

Blue Chip, Total Return, Mid-Cap Opportunity, Value, Growth & Income, Focused Equity and All-Cap Growth Funds:

Average Daily Net Assets	Annual Rate
Up to $300 million	0.75%
In excess of $300 million up to $500 million	0.72%
In excess of $500 million up to $750 million	0.69%
In excess of $750 million up to $1.25 billion	0.66%
In excess of $1.25 billion up to $1.75 billion	0.64%
In excess of $1.75 billion up to $2.25 billion	0.62%
Over $2.25 billion	0.60%

Global and International Funds:

Average Daily Net Assets	Annual Rate
Up to $300 million	0.98%
In excess of $300 million up to $600 million	0.95%
In excess of $600 million up to $1 billion	0.92%
In excess of $1 billion up to $1.5 billion	0.90%
Over $1.5 billion	0.88%

Special Situations Fund:

Average Daily Net Assets	Annual Rate
Up to $200 million	1.00%
In excess of $200 million up to $500 million	0.75%
In excess of $500 million up to $750 million	0.72%
In excess of $750 million up to $1 billion	0.69%
In excess of $1.0 billion up to $1.5 billion	0.66%
Over $1.5 billion	0.64%

The following tables reflect the advisory fees paid, advisory fees waived and expenses reimbursed with respect to each Fund for the fiscal years ended September 30, 2004, September 30, 2005 and September 30, 2006.

Fiscal Year Ended 9/30/04
Fund	Advisory Fees Paid	Advisory Fees Waived	Expenses Reimbursed
All-Cap Growth	$951,351	$0	N/A
Focused Equity	$475,507	$0	N/A
Growth & Income	$4,079,182	$0	N/A
Mid-Cap Opportunity	$2,171,873	$500,000	N/A
Value	$1,358,970	$0	N/A
Blue Chip	$3,664,190	$500,000	N/A
Special Situations	$1,608,118	$498,992	N/A
Total Return	$1,831,936	$500,000	N/A
Global	$2,281,707	$0	N/A
International	N/A	N/A	N/A

Fiscal Year Ended 9/30/05
Fund	Advisory Fees Paid	Advisory Fees Waived	Expenses Reimbursed
All-Cap Growth	$1,301,509	$0	N/A
Focused Equity	$444,632	$0	N/A
Growth & Income	$4,651,191	$0	N/A
Mid-Cap Opportunity	$3,468,957	$500,000	N/A
Value	$1,917,333	$0	N/A
Blue Chip	$4,124,083	$500,000	N/A
Special Situations	$2,232,767	$500,000	N/A
Total Return	$2,720,317	$500,000	N/A
Global	$2,403,146	$0	N/A
International	N/A	N/A	N/A

Fiscal Year Ended 9/30/06
Fund	Advisory Fees Paid	Advisory Fees Waived	Expenses Reimbursed
All-Cap Growth	$1,588,884	$0	$0
Focused Equity	$412,851	$0	$0
Growth & Income	$5,177,689	$0	$0
Mid-Cap Opportunity	$3,771,705	$163,014	$0
Value	$2,436,560	$0	$0
Blue Chip	$3,690,730	$163,014	$0
Special Situations	$2,407,686	$498,630	$0
Total Return	$2,660,394	$163,014	$0
Global	$2,599,529	$0	$0
International	$30,954	$30,954	$74,035

Pursuant to Subadvisory Agreements with Wellington Management Company, LLC (“Wellington Management”), the Adviser has undertaken to pay an annual subadvisory fee, paid monthly, to Wellington Management according to the following schedules:

All-Cap Growth Fund

Average Daily Net Assets	Annual Rate
Up to $50 million	0.450%
Over $50 million	0.400%

Global Fund

Average Daily Net Assets	Annual Rate
Up to $50 million	0.400%
In excess of $50 million up to $150 million	0.275%
In excess of $150 million up to $500 million	0.225%
Over $500 million	0.200%

Focused Equity Fund

Average Daily Net Assets	Annual Rate
Up to $50 million	0.400%
In excess of $50 million up to $150 million	0.275%
In excess of $150 million up to $500 million	0.250%
Over $500 million	0.225%

Pursuant to a Subadvisory Agreement, the Adviser has undertaken to pay to Paradigm Capital Management, Inc. (“Paradigm Capital Management”) an annual subadvisory fee, paid monthly, according to the following schedule:

Special Situations Fund

1. The daily net assets of the Special Situations Fund and First Investors Life Series Discovery Fund, a series of First Investors Life Series Fund, shall first be added together;

2. An aggregate fee shall then be computed on the sum as if the two funds were combined using the following schedule:
a. 40% of the first $50 million;
b. 0.30% of the next $200 million; and
c. 0.25% on the balance over $250 million.

3.

The fee payable under the Subadvisory Agreement shall then be computed by multiplying the aggregate fee by the ratio of the net assets of the Special Situations Fund to the sum of the net assets of both funds.

The balance of the aggregate fee will be paid pursuant to a separate subadvisory agreement among the Adviser, Paradigm Capital Management, and First Investors Life Series Funds.

Pursuant to a Subadvisory Agreement, the Adviser has undertaken to pay to Vontobel Asset Management, Inc. (formerly named, Vontobel USA, Inc) (“Vontobel”) an annual subadvisory fee, paid monthly, according to the following schedule:

International Fund

1.

The daily net assets of the International Fund shall be aggregated with the net assets (if any) of the First Investors Life Series International Fund, a series of First Investors Life Series Funds, that are being managed by Vontobel.

2.

An aggregate fee shall then be computed on the sum as if the two series were combined using the following schedule:

a. 0.50% of the first $100 million;
b. 0.35% of the next $100 million;
c. 0.30% of the next $800 million; and
d. 0.25% on the balance over $1 billion.

3.

The fee payable under the Subadvisory Agreement shall then be computed by multiplying the aggregate fee by the ratio of net assets of the Fund to the sum of the net assets of both series that are being managed by Vontobel.

The following table reflects subadvisory fees paid with respect to each Fund listed for the fiscal years ended

September 30, 2004, September 30, 2005 and September 30, 2006.

Subadvisory Fees Paid
Fund	Fiscal Year Ended September 30, 2004	Fiscal Year Ended September 30, 2005	Fiscal Year Ended September 30, 2006
All-Cap Growth	$411,441	$528,079	$615,474
Focused Equity	$236,934	$225,598	$214,276
Global	$651,087	$678,426	$732,330
Special Situations	N/A	$451,350	$750,404
International	N/A	N/A	$14,976

PORTFOLIO MANAGERS

 The following provides certain information for the portfolio managers of the Adviser who have responsibility for the daily management of some Funds.  In addition, Wellington Management, Paradigm Capital Management and Vontobel have provided information below regarding their portfolio managers.

Other Accounts Managed by Portfolio Managers for Fiscal Year Ended September 30, 2006
Name of Portfolio Manager and Fund Covered by this SAI	Other Accounts Managed	Number of Other Accounts	Total Assets of Other Accounts (in millions)	Number of Accounts which Advisory Fee is Based on Account Performance	Total Assets in the Accounts which Advisory Fee is Based on Account Performance (in millions)
FIMCO’s Portfolio Managers:
Edwin D. Miska: Growth & Income Total Return	Other Registered Investment Companies	1	$263.2	None	$0
	Other Pooled Investment Vehicles	1	$21.0	None	$0
	Other Accounts	1	$51.5	None	$0
Clark Wagner: Total Return	Other Registered Investment Companies	26	$1,846.3	None	$0
	Other Pooled Investment Vehicles	1	$21.0	None	$0
	Other Accounts	2	$271.7	None	$0
Steven S. Hill: Mid-Cap Opportunity	Other Registered Investment Companies	0	$0	None	$0
	Other Pooled Investment Vehicles	0	$0	None	$0
	Other Accounts	0	$0	None	$0
Matthew S. Wright: Blue Chip Value	Other Registered Investment Companies	2	$261.8	None	$0
	Other Pooled Investment Vehicles	None	$0	None	$0
	Other Accounts	None	$0	None	$0
Constance Unger: Assistant Portfolio Manager Blue Chip	Other Registered Investment Companies	1	$173.8	None	$0
	Other Pooled Investment Vehicles	None	$0	None	$0
	Other Accounts	None	$0	None	$0

Name of Portfolio Manager And Fund Name Covered by this SAI	Other Accounts Managed	Number of Other Accounts	Total Assets of Other Accounts (in millions)	Number of Accounts which Advisory Fee is Based on Account Performance	Total Assets in the Accounts which Advisory Fee is Based on Account Performance (in millions)
Wellington Management’s Portfolio Managers:
Matthew E. Megargel: Focused Equity Global	Other Registered Investment Companies	10	$1,968.2	0	$0
	Other Pooled Investment Vehicles	13	$580.3	1	$22.1
	Other Accounts	30	$3,669.8	5	$732.2
Jeffrey L. Kripke: Global	Other Registered Investment Companies	9	$1,557.4	0	$0
	Other Pooled Investment Vehicles	13	$578.3	1	$22.1
	Other Accounts	29	$3,495.0	4	$560.2
Francis J. Boggan: Global	Other Registered Investment Companies	7	$818.7	0	$0
	Other Pooled Investment Vehicles	8	$483.9	1	$174.7
	Other Accounts	19	$1,375.2	1	$46.5
Trond Skramstad: Global	Other Registered Investment Companies	4	$2,041.5	0	$0
	Other Pooled Investment Vehicles	8	$377.1	2	$67.4
	Other Accounts	19	$2,646.0	4	$596.2
Nicolas M. Choumenkovitch: Global	Other Registered Investment Companies	5	$2,105.0	0	$0
	Other Pooled Investment Vehicles	6	$377.5	2	$67.4
	Other Accounts	17	$2,585.9	4	$596.2
Steven C. Angeli: All-Cap Growth	Other Registered Investment Companies	5	$1,993.9	0	$0
	Other Pooled Investment Vehicles	5	$158.2	1	$19.2
	Other Accounts	25	$1,128.9	1	$150.8
John A. Boselli: All-Cap Growth	Other Registered Investment Companies	7	$2,550.7	0	$0
	Other Pooled Investment Vehicles	10	$1,548.5	1	$116.9
	Other Accounts	39	$6,882.4	1	$319.1
Phillip H. Perelmuter: All-Cap Growth	Other Registered Investment Companies	3	$5,752.3	0	$0
	Other Pooled Investment Vehicles	7	$780.1	1	$27.2
	Other Accounts	41	$2,487.6	3	$58.6
Andrew J. Shilling: All-Cap Growth	Other Registered Investment Companies	7	$2,550.7	0	$0
	Other Pooled Investment Vehicles	10	$1,720.4	1	$163.3
	Other Accounts	40	$8,044.7	1	$319.1
Paradigm Capital Management’s Portfolio Manager:
John B. Walthausen: Special Situations	Other Registered Investment Companies	3	$194.7	0	$0
	Other Pooled Investment Vehicles	0	$0	0	$0
	Other Accounts	19	$612.0	0	$0

Vontobel’s Portfolio Manager:
Rajiv Jain: International	Other Registered Investment Companies	4	$770.6	0	$0
	Other Pooled Investment Vehicles	17	$3,544.0	0	$0
	Other Accounts	1	$33.0	0	$0

B.  Potential Conflicts of Interest in Other Managed Accounts for Fiscal Year Ended September 30, 2006

FIMCO’s Portfolio Managers:

Each of the FIMCO portfolio managers (except for the portfolio manager of the Mid-Cap Opportunity Fund) manages at least one First Investors mutual fund other than the Fund or Funds that are covered by this SAI.  In many cases, these other First Investors Funds are managed similarly to the Funds that are shown in this SAI, except to the extent required by differences in cash flow, investment policy, or law.  Mr. Miska participates in the day-to-day management of one other pooled investment vehicle, the First Investors Profit Sharing Plan and one other account, FIMCO’s own investment account.  Moreover, Mr. Wagner also participates in the day-to-day management of one other pooled investment vehicle, the First Investors Profit Sharing Plan, and two other accounts, the general account of our life insurance company affiliate and FIMCO’s own investment account.  Portions of these non-fund accounts may be managed similarly to one or more of the Funds covered by this SAI.

The side-by-side management of two or more First Investors Funds or non-fund accounts presents a variety of potential conflicts of interest.  For example, the portfolio manager may purchase or sell securities for one portfolio and not another portfolio, and the performance of securities purchased for one portfolio may vary from the performance of securities purchased for other portfolios.  A FIMCO portfolio manager may also want to buy the same security for two Funds that he manages or a Fund and a non-fund account. In some cases, there may not be sufficient amounts of the security available (for example, in the case of a hot initial public offering (“IPO”) or new bond offering) to cover the needs of all of the accounts managed by a FIMCO portfolio manager or the buying activity of the accounts could affect the market value of the security.  Similar potential conflicts could arise when two or more Fund or non-fund accounts managed by the same portfolio manager or managers want to sell the same security at the same time.  Finally, a portfolio manager may want to sell a security that is held by a Fund or non-fund account and at the same time buy the same security for another one of his accounts.  This could occur even if the accounts were managed similarly because, for example, the two accounts have different cash flows.

FIMCO has adopted a variety of policies and procedures to address these potential conflicts of interest and to ensure that each Fund and non-fund account is treated fairly.  For example, FIMCO has adopted policies for bunching and allocating trades when two or more Funds or non-fund accounts wish to buy or sell the same security at the same time.  These policies prescribe the procedures for placing orders in such circumstances, determining allocations in the event that such orders cannot be fully executed, and determining the price to be paid or received by each account in the event that orders are executed in stages.  FIMCO has also adopted special policies that address investments in IPOs and new bond offerings, the side-by-side management of Funds and the non-fund accounts, and internal crosses between FIMCO-managed accounts that are effected under Rule 17a-7 of the Investment Company Act.  FIMCO’s Investment Compliance Manager also conducts reviews of trading activity to ensure that these policies and procedures are being followed and that the accounts are being managed fairly.  FIMCO has also adopted a Code of Ethics restricting the personal securities trading and conduct of portfolio managers of the Funds.

Wellington Management’s Portfolio Managers:

Individual Investment Professionals at Wellington Management manage multiple accounts for multiple clients. These accounts may include mutual funds, separate accounts (assets managed on behalf of institutions, such as pension funds, insurance companies, foundations, or separately managed account programs sponsored by financial intermediaries), bank common trust accounts, and hedge funds. Each Fund’s managers listed in the prospectuses who are primarily responsible for the day-to-day management of the Funds (“Investment Professionals”) generally manage accounts in several different investment styles. These accounts may have investment objectives, strategies, time horizons, tax considerations and risk profiles that differ from those of the relevant Fund. The Investment Professionals make investment decisions for each account, including the relevant Fund, based on the investment objectives, policies, practices, benchmarks, cash flows, tax and other relevant investment considerations applicable to that account. Consequently, the Investment Professionals may purchase or sell securities, including IPOs, for one account and not another account, and the performance of securities purchased for one account may vary from the performance of securities purchased for other accounts. Alternatively, these accounts may be managed in a similar fashion to the relevant Fund and thus the accounts may have similar, and in some cases nearly identical, objectives, strategies and/or holdings to that of the relevant Fund.

An Investment Professional or other investment professionals at Wellington Management may place transactions on behalf of other accounts that are directly or indirectly contrary to investment decisions made on behalf of the relevant Fund, or make investment decisions that are similar to those made for the relevant Fund, both of which have the potential to adversely impact the relevant Fund depending on market conditions. For example, an Investment Professional may purchase a security in one account while appropriately selling that same security in another account. Similarly, an Investment Professional may purchase the same security for the relevant Fund and one or more other accounts at or about the same time, and in those instances the other accounts will have access to their respective holdings prior to the public disclosure of the relevant Fund’s holdings. In addition, some of these accounts have fee structures, including performance fees, which are or have the potential to be higher, in some cases significantly higher, than the fees paid by the relevant Fund to Wellington Management. Mr. Angeli also manages a hedge fund, which pays performance allocations to Wellington Managements or its affiliates. Because incentive payments paid by Wellington Management to Investment Professional are tied to revenues earned by Wellington Management, and, where noted, to the performance achieved by the manager in each account, the incentives associated with any given account may be significantly higher or lower than those associated with other accounts managed by a given Investment Professional.  Finally, the Investment Professionals may hold shares or investments in the other pooled investment vehicles and/or other accounts identified above.

Wellington Management’s goal is to meet its fiduciary obligation to treat all clients fairly and provide high quality investment services to all of its clients. Wellington Management has adopted and implemented policies and procedures, including brokerage and trade allocation policies and procedures, which it believes address the conflicts associated with managing multiple accounts for multiple clients. In addition, Wellington Management monitors a variety of areas, including compliance with primary account guidelines, the allocation of IPOs, and compliance with the firm’s Code of Ethics, and places additional investment restrictions on Investment Professionals who manage hedge funds and certain other accounts. Furthermore, senior investment and business personnel at Wellington Management periodically review the performance of Wellington Management’s Investment Professionals. Although Wellington Management does not track the time an Investment Professional spends on a single account, Wellington Management does periodically assess whether an Investment Professional has adequate time and resources to effectively manage the Investment Professional’s various client mandates.

Paradigm Capital Management’s Portfolio Manager:

Paradigm Capital Management’s portfolio manager also manages one other First Investors mutual fund other than the Fund covered by this SAI, two other mutual funds, and nineteen institutional accounts.  The other First Investors mutual fund is managed similarly to the Fund that is covered by this SAI, except to the extent required by differences in cash flow, investment policy or law.  The side-by-side management of First Investors Funds and the other accounts presents a variety of potential conflicts of interest.  For example, the portfolio manager may purchase or sell securities for one portfolio and not another portfolio, and the performance of securities purchased for one portfolio may vary from the performance of securities purchased for other portfolios.  The portfolio manager may also want to buy the same security for two Funds that he manages or a Fund and a non-fund account.  In some cases, there may not be sufficient amounts of the securities available to cover the needs of all the accounts managed by Paradigm Capital Management.

Paradigm Capital Management’s goal is to treat all clients fairly and provide high quality investment services. Paradigm Capital Management has adopted and implemented policies and procedures, including brokerage and trade allocation policies and procedures, that it believes address the conflicts associated with managing multiple accounts.  Paradigm Capital Management utilizes a pro-rata allocation methodology for the purchase and sale of securities common to more than one portfolio.  An exception to the pro-rata allocation methodology can be made for tax considerations and specific client mandates, including directed brokerage specifications.

Vontobel’s Portfolio Manager:

Vontobel’s  portfolio manager is responsible for the day-to-day management of one other First Investors mutual Fund other than  the Fund covered by this SAI, two other mutual funds, seventeen pooled vehicles, and one institutional account.  The portfolio manager has a team of analysts that conduct screening of companies that must meet Vontobel’s strict investment criteria.  This screening process yields an investment universe from which each portfolio that Vontobel manages is built.  The side-by-side management of First Investors Funds and other accounts presents a variety of potential conflicts of interest.  For example, the portfolio manager may purchase or sell securities for one portfolio and not another portfolio.  The performance of securities within one portfolio may differ from the performance of securities in another portfolio.  In some cases, there may not be a sufficient amount of securities available to fulfill the complete allocation of said securities amongst all client accounts.

It is the goal of Vontobel, as a fiduciary, to treat all clients in a fair and equitable manner. Vontobel has designed policies and procedures, including policies and procedures for brokerage and trade allocation.  Vontobel believes that the policies and procedures it has implemented are reasonably designed to detect and remedy the types of conflicts associated with managing multiple portfolios.

C.   Structure of Portfolio Managers Compensation for Fiscal Year Ended September 30, 2006

FIMCO’s Portfolio Managers:

Each FIMCO portfolio manager of each Fund covered by this SAI receives a salary and also a bonus if the Fund’s performance ranks in the top 50% of the Funds within its Lipper Peer Group (i.e., above the median) on a pre-tax basis as of the end of the calendar year.  The rate of the bonus (in basis points) depends upon the Fund’s performance ranking within the top 50% of the funds in the peer group.  The amount of the bonus is computed by multiplying the applicable bonus rate by the average net management fee received by FIMCO for managing the Fund during the year.  In the case of a Fund that has more than one portfolio manager, the bonus is shared. In addition to the bonuses that they may receive on the Funds that they manage, the Directors of Equity and Fixed Income are also entitled to receive a percentage of any bonus that is earned by a portfolio manager who reports to them. All bonuses (including those earned by the Directors of Equities and Fixed Income) are paid as follows.  One-third of the bonus is paid within the first quarter of the following year.  The remaining amount is treated as if it were invested in the Fund and then paid in two installments over the next two years.  The portfolio manager must remain continuously employed by FIMCO to be eligible to receive each installment of the bonus.  The portfolio manager is also entitled to participate on the same basis as other employees in the qualified and non-qualified profit sharing and deferred bonus plans that are offered by FIMCO’s parent company.  The amount that is contributed to these plans is determined in the sole discretion of the parent company based upon the overall profitability of FIMCO and its affiliates from all lines of business.  The profitability of FIMCO is an important factor in determining the amount of this contribution.

The following chart shows each Fund’s Benchmark and/or Lipper Peer Group for purposes of determining each portfolio manager’s bonus for the fiscal year end September 30, 2006.

Fund	Benchmark Index and/or Peer Group
Total Return	Lipper Mixed Asset Target Growth Funds
Value	Lipper Equity Income Funds
Blue Chip	Lipper Large-Cap Core Funds
Growth & Income	Lipper Multi-Cap Core Funds
Mid-Cap Opportunity	Lipper Mid-Cap Core Funds

Mr. Wagner is also primarily responsible for managing the fixed income investments in the company’s own profit sharing plan and the investment accounts of FIMCO and its life insurance company affiliate (collectively, “the company’s proprietary accounts”).  Mr. Miska is primarily responsible for managing the equity investments in the company’s profit sharing plan and the investment accounts of FIMCO.  Mr. Wagner and Mr. Miska do not receive any compensation (apart from their normal FIMCO salary and entitlement to participate on the same basis as other employees in the company’s profit sharing and deferred bonus plans) for managing the investments of the proprietary accounts.  Nor do they receive any form of bonus for assisting in the management of the proprietary accounts.  Although Messrs. Wagner and Miska do not receive any compensation or bonus for managing the company’s proprietary accounts, as discussed above, they are participants in the Company’s profit sharing plan.  Moreover, the proprietary accounts invest in assets that are eligible investments for the Funds that Messrs. Wagner and Miska manage or oversee in their capacities as Directors of Fixed Income and Equities.  Thus, in theory, they could have an economic incentive to favor the proprietary accounts over the Funds in determining which investments to buy, sell or hold.  FIMCO monitors trading in the proprietary accounts to address such potential conflicts.

Wellington Management’s Portfolio Managers:

The Funds pay Wellington Management a fee based on the assets under management of each Fund as set forth in the Subadvisory Agreement between Wellington Management and FIMCO on behalf of each Fund.  Wellington Management pays its Investment Professionals out of its total revenues and other resources, including the advisory fees earned with respect to each Fund.  The following information relates to the fiscal year ended September 30, 2006.

Wellington Management’s compensation structure is designed to attract and retain high caliber Investment Professionals necessary to deliver high quality investment management services to its clients.  Wellington Management’s compensation of the Investment Professionals includes a base salary and incentive components.  The base salary for each Investment Professional who is a partner of Wellington Management is determined by the Managing Partners of the firm.  A partner’s base salary is generally a fixed amount that may change as a result of an annual review.  The base salaries for all other Investment Professionals are determined by the Investment Professional’s experience and performance in their respective roles.  Base salaries for employees are reviewed annually and may be adjusted based on the recommendation of the Investment Professional’s business manager, using guidelines established by Wellington Management's Compensation Committee, which has final oversight responsibility for base salaries of employees of the firm.  Each Investment Professional is eligible to receive an incentive payment based on the revenues earned by Wellington Management from the relevant Fund managed by the Investment Professional and generally each other portfolio managed by such Investment Professional.  Each equity Investment Professional’s incentive payment relating to the relevant Fund is linked to the gross pre-tax performance of the portion of the Fund managed by the Investment Professional compared to the benchmark index and/or peer group identified below over one- and three-year periods, with an emphasis on three-year results.  Wellington Management applies similar incentive compensation structures (although the benchmarks or peer groups, time periods and rates may differ) to other portfolios managed by the equity Investment Professionals, including portfolios with performance fees.  Portfolio-based incentives across all portfolios managed by an investment professional can, and typically do, represent a significant portion of an investment professional’s overall compensation; incentive compensation varies significantly by individual and can vary significantly from year to year.  The Investment Professionals may also be eligible for bonus payments based on their overall contribution to Wellington Management’s business operations.  Senior management at Wellington Management may reward individuals as it deems appropriate based on factors other than portfolio performance.  Each partner of Wellington Management is eligible to participate in a partner funded tax-qualified retirement plan, the contributions to which are made pursuant to an actuarial formula.  Messrs. Angeli, Boggan, Boselli, Megargel, Perelmuter, Shilling, and Skramstad are partners of the firm.

Fund	Benchmark Index and/or Peer Group
Focused Equity	S&P 500 Index
All-Cap Growth	Russell 3000 Growth Index Lipper Multi-Cap Growth Average
Global (US portion – Large Cap)	S&P 500 Index (prior to 1/1/05 MSCI US Index) (Megargel and Boggan)*
Global (US portion – Mid Cap)	Russell Mid Cap Index (prior to 1/1/05 MSCI US Index) (Kripke)
Global (non-US portion)	MSCI World ex US Index (Skramstad and Choumenkovitch)

* Francis J. Boggan has been a Portfolio Manager for Global Fund since 2006.

Paradigm Capital Management’s Portfolio Manager:

Mr. Walthausen’s compensation for managing the Special Situations Fund, other investment companies, and institutional accounts is all at risk and is generally comprised of two components.  The first component is based on a fixed percentage of the fees earned for the assets he manages.  The second component which is principally for institutional accounts, is performance based and Mr. Walthausen becomes eligible for an additional percentage of the fees earned on the assets he manages if his three-year average pre-tax performance exceeds the Russell 2000 Index for the same period.

Mr. Walthausen also participates in Paradigm Capital Management’s Phantom Stock Plan.  Under the Phantom Stock Plan, each share increases in value as revenues grow.

Fund	Benchmark Index and/or Peer Group
Special Situations	Russell 2000 Index

Vontobel’s Portfolio Manager:

The portfolio manager’s compensation consists of two components.  The first component is a base salary, which is fixed. The second component of compensation is a percentage share in the advisory fee revenue that the assets under management in the portfolio manager’s strategy generates. The portfolio manager is paid by Vontobel.  He does not receive any compensation directly from the Fund or the Adviser.

D. Portfolio Manager Fund Ownership for Fiscal Year Ended September 30, 2006
FIMCO’s Portfolio Managers:
Name	Funds Covered by this SAI	Dollar Range of Fund Ownership (dollars)*
Edwin D. Miska	Growth & Income	$1 - $10,000
	Total Return	$1 - $10,000
Clark Wagner	Total Return	$1 - $10,000
Steven S. Hill	Mid-Cap Opportunity	None
Matthew S. Wright	Value	$50,001 - $100,000
	Blue Chip	$10,001 - $50,000
Constance Unger Assistant Portfolio Manager	Blue Chip	$1 - $10,000

* The amounts shown do not include any deferred bonuses earned by FIMCO’s Portfolio Managers that may have been invested in the Fund that he/she manages as further described under section “C. Structure of Portfolio Managers Compensation for Fiscal Year Ended September 30, 2006”.

Wellington Management’s Portfolio Managers:
Name	Fund	Dollar Range of Fund Ownership (dollars)
Matthew E. Megargel	Focused Equity	None
	Global	None
Francis J. Boggan	Global	None
Jeffrey L. Kripke	Global	None
Trond Skramstad	Global	None
Nicolas M. Choumenkovitch	Global	None
Steven C. Angeli	All-Cap Growth	None
John A. Boselli	All-Cap Growth	None
Philip H. Perelmuter	All-Cap Growth	None
Andrew J. Shilling	All-Cap Growth	None

Paradigm Capital Management’s Portfolio Manager:
Name	Fund	Dollar Range of Fund Ownership (dollars)
John B. Walthausen	Special Situations	$10,001 - $50,000

Vontobel’s Portfolio Manager
Name	Fund	Dollar Range of Fund Ownership (dollars)
Rajiv Jain	International	None

UNDERWRITER AND DEALERS

Part II of this SAI describes the Underwriting Agreement of each Fund that has an underwriting agreement with First Investors Corporation (“FIC”), the applicable sales charge on Class A shares expressed both as a percentage of the offering price and net amount invested, and the dealer concession that is paid by FIC to outside dealers expressed as a percentage of the offering price.

The following tables list the underwriting fees paid to FIC during the fiscal years ended September 30, 2004, 2005 and 2006:

Fiscal Year Ended 9/30/04
Fund	Underwriting Fees Paid to FIC	Amounts Allowed to Other Dealers
All-Cap Growth	$2,047,653	$1,180
Focused Equity	$319,759	$79
Growth & Income	$3,840,209	$1,158
Mid-Cap Opportunity	$3,128,484	$776
Value	$1,649,892	$236
Blue Chip	$2,135,692	$3,302
Special Situations	$1,207,676	$4,029
Total Return	$2,458,168	$288
Global	$551,872	$4,544
International	N/A	N/A

Fiscal Year Ended 9/30/05
Fund	Underwriting Fees Paid to FIC	Amounts Allowed to Other Dealers
All-Cap Growth	$1,744,299	$3,281
Focused Equity	$205,939	$134
Growth & Income	$4,043,945	$1,342
Mid-Cap Opportunity	$3,963,920	$11,154
Value	$2,902,223	$4,174
Blue Chip	$1,676,375	$1,464
Special Situations	$1,095,406	$140
Total Return	$2,449,907	$14
Global	$698,160	$4,814
International	N/A	N/A

Fiscal Year Ended 9/30/06
Fund	Underwriting Fees Paid to FIC	Amounts Allowed to Other Dealers
All-Cap Growth	$1,876,598	$933
Focused Equity	$184,846	$290
Growth & Income	$4,569,014	$7,143
Mid-Cap Opportunity	$3,326,715	$7,946
Value	$2,593,059	$47,274
Blue Chip	$1,765,877	$2,812
Special Situations	$1,317,918	$1,873
Total Return	$2,074,299	$3,049
Global	$1,052,700	$438
International	$504,747	$0

DISTRIBUTION PLANS

Part II of this SAI describes the distribution plans of those Funds which have adopted such plans.  For the fiscal year ended September 30, 2006, the Funds paid the following in fees pursuant to their plans:

Class A
Fund	Compensation to Underwriter	Compensation to Dealers	Compensation to Sales Personnel	Total Distribution Plan Fees Paid
All-Cap Growth	$251,682	$2,567	$309,038	$563,287
Focused Equity	$65,434	$1,384	$72,793	$139,611
Growth & Income	$847,077	$20,379	$1,045,596	$1,913,052
Mid-Cap Opportunity	$572,271	$12,676	$708,765	$1,293,712
Value	$390,865	$7,441	$497,305	$895,611
Blue Chip	$589,581	$12,497	$678,738	$1,280,816
Special Situations	$314,712	$13,296	$377,236	$705,244
Total Return	$386,694	$10,055	$494,601	$891,350
Global	$267,998	$4,302	$476,316	$748,616
International	$4,513	$0	$0	$4,513

Class B
Fund	Compensation to Underwriter	Compensation to Dealers	Compensation to Sales Personnel	Total Distribution Plan Fees Paid
All-Cap Growth	$138,302	$7,789	$94,796	$240,887
Focused Equity	$31,361	$6,055	$47,682	$85,098
Growth & Income	$389,981	$37,513	$353,145	$780,639
Mid-Cap Opportunity	$308,421	$26,224	$218,413	$553,058
Value	$160,662	$6,419	$107,473	$274,554
Blue Chip	$218,194	$33,963	$229,513	$481,670
Special Situations	$90,882	$8,875	$94,837	$194,594
Total Return	$198,598	$11,329	$159,507	$369,434
Global	$76,554	$6,864	$57,423	$140,841
International	$1,027	$0	$0	$1,027

ALLOCATION OF PORTFOLIO BROKERAGE

Part II of this SAI describes the brokerage allocation policies of the First Investors Funds.  Set forth below are tables containing information concerning the commissions paid by the Funds for the prior three fiscal years as well as any investments that they have made in their regular broker-dealers (or their parent companies) during the past fiscal year.  In addition, the amounts listed below under “Commissions Paid for Research” and “Transactions for Which Commissions Paid for Research” include only commissions paid for third-party research.  The Funds also direct commissions to full service broker-dealers that offer proprietary research on a “bundled” basis.  The amounts paid to full-service broker-dealers are included below under “Total Commissions Paid” but are not reflected in the other two columns.

Commissions Paid Fiscal Year Ended 9/30/04
Fund	Total Commissions Paid	Commissions Paid for Research Services	Transactions for Which Commissions Paid for Research Services
All-Cap Growth	$313,841	$69,061	$43,971,000
Focused Equity	$44,896	$12,006	$8,293,977
Growth & Income	$644,812	$107,102	$51,433,458
Mid-Cap Opportunity	$493,282	$70,330	$36,824,404
Value	$86,833	$12,046	$6,904,862
Blue Chip	$1,466,336	$237,460	$122,626,546
Special Situations	$1,279,892	$200,807	$52,190,949
Total Return	$187,283	$30,341	$14,812,652
Global	$734,503	$244,682	$137,319,392
International	N/A	N/A	N/A

Commissions Paid Fiscal Year Ended 9/30/05
Fund	Total Commissions Paid	Commissions Paid for Research Services	Transactions for Which Commissions Paid for Research Services
All-Cap Growth	$292,593	$53,368	$50,443,170
Focused Equity	$47,876	$7,072	$7,965,239
Growth & Income	$848,379	$103,570	$68,009,847
Mid-Cap Opportunity	$643,685	$69,560	$39,979,278
Value	$189,420	$22,052	$14,706,343
Blue Chip	$852,400	$145,477	$81,425,760
Special Situations	$737,792	$155,007	$86,253,367
Total Return	$257,300	$30,227	$19,850,761
Global	$608,686	$106,220	$73,773,635
International	N/A	N/A	N/A

Commissions Paid Fiscal Year Ended 9/30/06
Fund	Total Commissions Paid	Commissions Paid for Research Services	Transactions for Which Commissions Paid for Research Services
All-Cap Growth	$355,111	$62,318	$69,214,766
Focused Equity	$50,174	$7,462	$8,379,657
Growth & Income	$900,643	$227,989	$114,817,145
Mid-Cap Opportunity	$910,451	$289,451	$156,425,880
Value	$196,212	$53,965	$27,272,394
Blue Chip	$105,168	$30,921	$22,249,392
Special Situations*	$248,880	$3,775	$4,622,755
Total Return	$277,355	$69,750	$35,049,327
Global	$558,062	$85,973	$53,723,042
International	$24,103	$79	$119,489

*Beginning on May 18, 2006, the Trustees authorized the Fund’s subadviser, Paradigm Capital Management, to pay commissions generated by the Special Situations Fund to an affiliated broker-dealer, CL King & Associates (“CL King”) in accordance with procedures adopted by the Special Situations Fund pursuant to Rule 17e-1 of the 1940 Act. During the fiscal year ended September 30, 2006, the Special Situations Fund: (i) paid $63,677 to CL King, representing 26% of its Total Commissions Paid; and (ii) engaged in transactions with CL King valued at $75,652,960, representing 32% of its aggregate transactions.

Ownership of Regular Broker-Dealers and/or their Parent Companies during the Past Fiscal Year
Fund	Broker-Dealer	Parent Co.	9/30/06 Market Value
All-Cap Growth:	UBS AG		$5,773,235
Focused Equity:	Bank of America		$2,110,658
	Citigroup, Inc.		$1,763,285
	Merrill Lynch & Co.		$782,200
	UBS AG		$1,103,166
Growth & Income:	Bank of America		$8,035,500
	Citigroup, Inc.		$6,655,780
	JP Morgan Chase & Co.		$8,335,400
	Lehman Brothers Holdings		$4,800,900
	Merrill Lynch & Co.		$5,866,500
	Morgan Stanley		$6,561,900
Mid-Cap Opportunity:	Bear Stearns & Co.		$3,922,800
	Citigroup, Inc.		$3,476,900
Value:	Bank of America		$4,728,410
	Bank of New York		$3,589,468
	Citigroup, Inc		$3,481,867
	JP Morgan Chase & Co.		$4,325,016
	Lehman Brothers Holdings		$1,564,750
	Merrill Lynch & Co.		$3,277,418
	Morgan Stanley		$3,944,431

Ownership of Regular Broker-Dealers and/or their Parent Companies during the Past Fiscal Year
Blue Chip:	Bank of America	$9,972,913
	Bank of New York	$4,150,102
	Citigroup, Inc.	$12,442,335
	Goldman Sachs	$1,488,696
	JP Morgan Chase & Co.	$8,028,657
	Lehman Brothers Holdings	$1,403,340
	Merrill Lynch & Co.	$3,723,272
	Morgan Stanley	$5,854,673
Special Situations:	None	$0
Total Return:	Bank of America	$2,228,512
	Citigroup, Inc.	$4,749,506
	JP Morgan Chase & Co.	$5,167,356
	Lehman Brothers Holdings	$1,307,322
	Merrill Lynch & Co.	$2,127,584
	Morgan Stanley	$1,873,787
	Goldman Sachs	$1,023,890
Global:	Bank of America	$4,173,103
	Citigroup, Inc.	$3,573,707
	Credit Suisse Gp	$1,983,992
	Merrill Lynch & Co.	$1,423,604
	UBS AG	$5,517,764
International:	UBS AG	$382,366

PURCHASES, REDEMPTIONS, SALES LOADS, AND PRICING OF FUND SHARES

The First Investors Shareholder Manual, set forth in Part II of this SAI, provides a description of the policies and procedures that are used for purchases and sales of the shares of the Funds that are sold directly to the public, the pricing of Fund shares, and the applicable sales charges and contingent deferred sales charges.  Additional information concerning the determination of NAV is set forth in Part II of this SAI.

TAXES

Information concerning tax laws applicable to the Funds is set forth in Part II of this SAI.

BENEFICIAL OWNERSHIP INFORMATION

As of January 3, 2007 the following shareholders owned of record or beneficially owned 5% or more of the outstanding Class A shares of the Global Fund:

Shareholder	% of Shares
First Investors Corporation 95 Wall Street New York, NY 10005	8.5%

FINANCIAL STATEMENTS

The Funds incorporate by reference the financial statements and reports of an independent registered public accounting firm contained in the annual reports to shareholders for the fiscal year ended September 30, 2006.

Appendix A

Investment Strategies Used by the First Investors Equity Funds

The investment strategies used by each Fund, including strategies to invest in particular types of securities or financial instruments, are listed below. The investment strategies that each Fund currently uses or currently anticipates using are noted by a check (✓) mark.  The investment strategies that each Fund does not currently anticipate using are noted by a dash (─) mark.  Each Fund reserves the right to alter its investment strategies or to use other strategies to the extent permitted by its investment policies and applicable regulatory requirements.  The investment policies of each Fund are set forth in its prospectus and Appendix B of this SAI.  The investment strategies listed below, and their associated risks, are described in Part II of this SAI.

Total Return Fund	✓ Fund uses or currently anticipates using	─ Fund does not currently anticipate using
Debt Securities		✓
Commercial Paper and Other Short-Term Investments		✓
Corporate Bonds and Notes		✓
Convertible Debt Securities		✓
High Yield Securities		✓
Mortgage-Backed Securities		✓
Other Asset-Backed Securities		✓
Municipal Securities		✓
Syndicated Bank Loans		─
U.S. Government Securities		✓
Variable and Floating Rate Securities		─
Zero Coupon and Pay-In-Kind Bonds		─
Equity Securities		✓
Common Stocks, Preferred Stocks, and Warrants		✓
Shares of Other Investment Companies		✓
Shares of Exchange Traded Funds		✓
Real Estate Investment Trusts		✓
Foreign Securities Exposure		✓
Depository Receipts		✓
Foreign Securities Traded in the U.S.		✓
Foreign Securities Traded in Foreign Markets		✓
Foreign Securities Traded in Emerging Markets		─
Foreign Currency		─
Derivatives		─
Credit-Linked Securities		─
Inverse Floaters		─
Interest Rate Swaps		─
Restricted and Illiquid Securities		✓
When-Issued Securities		✓
Stand-By Commitments		─
Options		─
Futures		─
Repurchase Agreements		─
Temporary Borrowing		✓
Temporary Defensive Investments		✓

Investments Strategies Used by the First Investors Equity Funds

Value Fund	✓ Fund uses or currently anticipates using	─ Fund does not currently anticipate using
Debt Securities		✓
Commercial Paper and Other Short-Term Investments		✓
Corporate Bonds and Notes		✓
Convertible Debt Securities		✓
High Yield Securities		✓
Mortgage-Backed Securities		─
Other Asset-Backed Securities		─
Municipal Securities		─
Syndicated Bank Loans		─
U.S. Government Securities		✓
Variable and Floating Rate Securities		─
Zero Coupon and Pay-In-Kind Bonds		✓
Equity Securities		✓
Common Stocks, Preferred Stocks, and Warrants		✓
Shares of Other Investment Companies		✓
Shares of Exchange Traded Funds		✓
Real Estate Investment Trusts		✓
Foreign Securities Exposure		✓
Depository Receipts		✓
Foreign Securities Traded in the U.S.		✓
Foreign Securities Traded in Foreign Markets		✓
Foreign Securities Traded in Emerging Markets		─
Foreign Currency		─
Derivatives		─
Credit-Linked Securities		─
Inverse Floaters		─
Interest Rate Swaps		─
Restricted and Illiquid Securities		✓
When-Issued Securities		✓
Stand-By Commitments		─
Futures		─
Options		✓
Repurchase Agreements		─
Temporary Borrowing		✓
Temporary Defensive Investments		✓

Investments Strategies Used by the First Investors Equity Funds

Blue Chip Fund	✓ Fund uses or currently anticipates using	─ Fund does not currently anticipate using
Debt Securities		✓
Commercial Paper and Other Short-Term Investments		✓
Corporate Bonds and Notes		✓
Convertible Debt Securities		─
High Yield Securities		─
Mortgage-Backed Securities		─
Other Asset-Backed Securities		─
Municipal Securities		─
Syndicated Bank Loans		─
U.S. Government Securities		✓
Variable and Floating Rate Securities		─
Zero Coupon and Pay-In-Kind Bonds		─
Equity Securities		✓
Common Stocks, Preferred Stocks, and Warrants		✓
Shares of Other Investment Companies		✓
Shares of Exchange Traded Funds		✓
Real Estate Investment Trusts		✓
Foreign Securities Exposure		✓
Depository Receipts		✓
Foreign Securities Traded in the U.S.		✓
Foreign Securities Traded in Foreign Markets		✓
Foreign Securities Traded in Emerging Markets		─
Foreign Currency		─
Derivatives		─
Credit-Linked Securities		─
Inverse Floaters		─
Interest Rate Swaps		─
Restricted and Illiquid Securities		✓
When-Issued Securities		✓
Stand-By Commitments		─
Options		─
Futures		─
Repurchase Agreements		─
Temporary Borrowing		✓
Temporary Defensive Investments		✓

Investments Strategies Used by the First Investors Equity Funds

Growth & Income Fund	✓ Fund uses or currently anticipates using	─ Fund does not currently anticipate using
Debt Securities		✓
Commercial Paper and Other Short-Term Investments		✓
Corporate Bonds and Notes		✓
Convertible Debt Securities		✓
High Yield Securities		✓
Mortgage-Backed Securities		─
Other Asset-Backed Securities		─
Municipal Securities		─
Syndicated Bank Loans		─
U.S. Government Securities		✓
Variable and Floating Rate Securities		─
Zero Coupon and Pay-In-Kind Bonds		─
Equity Securities		✓
Common Stocks, Preferred Stocks, and Warrants		✓
Shares of Other Investment Companies		✓
Shares of Exchange Traded Funds		✓
Real Estate Investment Trusts		✓
Foreign Securities Exposure		✓
Depository Receipts		✓
Foreign Securities Traded in the U.S.		✓
Foreign Securities Traded in Foreign Markets		✓
Foreign Securities Traded in Emerging Markets		─
Foreign Currency		─
Derivatives		─
Credit-Linked Securities		─
Inverse Floaters		─
Interest Rate Swaps		─
Restricted and Illiquid Securities		✓
When-Issued Securities		✓
Stand-By Commitments		─
Options		─
Futures		─
Repurchase Agreements		─
Temporary Borrowing		✓
Temporary Defensive Investments		✓

Investments Strategies Used by the First Investors Equity Funds

All-Cap Growth Fund	✓ Fund uses or currently anticipates using	─ Fund does not currently anticipate using
Debt Securities		✓
Commercial Paper and Other Short-Term Investments		✓
Corporate Bonds and Notes		─
Convertible Debt Securities		─
High Yield Securities		─
Mortgage-Backed Securities		─
Other Asset-Backed Securities		─
Municipal Securities		─
Syndicated Bank Loans		─
U.S. Government Securities		✓
Variable and Floating Rate Securities		─
Zero Coupon and Pay-In-Kind Bonds		─
Equity Securities		✓
Common Stocks, Preferred Stocks, and Warrants		✓
Shares of Other Investment Companies		✓
Shares of Exchange Traded Funds		✓
Real Estate Investment Trusts		✓
Foreign Securities Exposure		✓
Depository Receipts		✓
Foreign Securities Traded in the U.S.		✓
Foreign Securities Traded in Foreign Markets		✓
Foreign Securities Traded in Emerging Markets		✓
Foreign Currency		─
Derivatives		─
Credit-Linked Securities		─
Inverse Floaters		─
Interest Rate Swaps		─
Restricted and Illiquid Securities		✓
When-Issued Securities		✓
Stand-By Commitments		─
Options		─
Futures		─
Repurchase Agreements		✓
Temporary Borrowing		✓
Temporary Defensive Investments		✓

Investments Strategies Used by the First Investors Equity Funds

Mid-Cap Opportunity Fund	✓ Fund uses or currently anticipates using	─ Fund does not currently anticipate using
Debt Securities		✓
Commercial Paper and Other Short-Term Investments		✓
Corporate Bonds and Notes		─
Convertible Debt Securities		✓
High Yield Securities		─
Mortgage-Backed Securities		─
Other Asset-Backed Securities		─
Municipal Securities		─
Syndicated Bank Loans		─
U.S. Government Securities		✓
Variable and Floating Rate Securities		─
Zero Coupon and Pay-In-Kind Bonds		─
Equity Securities		✓
Common Stocks, Preferred Stocks, and Warrants		✓
Shares of Other Investment Companies		✓
Shares of Exchange Traded Funds		✓
Real Estate Investment Trusts		✓
Foreign Securities Exposure		✓
Depository Receipts		✓
Foreign Securities Traded in the U.S.		✓
Foreign Securities Traded in Foreign Markets		✓
Foreign Securities Traded in Emerging Markets		─
Foreign Currency		─
Derivatives		─
Credit-Linked Securities		─
Inverse Floaters		─
Interest Rate Swaps		─
Restricted and Illiquid Securities		✓
When-Issued Securities		✓
Stand-By Commitments		─
Options		─
Futures		─
Repurchase Agreements		─
Temporary Borrowing		✓
Temporary Defensive Investments		✓

Investments Strategies Used by the First Investors Equity Funds

Special Situations Fund	✓ Fund uses or currently anticipates using	─ Fund does not currently anticipate using
Debt Securities		✓
Commercial Paper and Other Short-Term Investments		✓
Corporate Bonds and Notes		─
Convertible Debt Securities		✓
High Yield Securities		─
Mortgage-Backed Securities		─
Other Asset-Backed Securities		─
Municipal Securities		─
Syndicated Bank Loans		─
U.S. Government Securities		✓
Variable and Floating Rate Securities		─
Zero Coupon and Pay-In-Kind Bonds		─
Equity Securities		✓
Common Stocks, Preferred Stocks, and Warrants		✓
Shares of Other Investment Companies		✓
Shares of Exchange Traded Funds		✓
Real Estate Investment Trusts		✓
Foreign Securities Exposure		✓
Depository Receipts		✓
Foreign Securities Traded in the U.S.		✓
Foreign Securities Traded in Foreign Markets		─
Foreign Securities Traded in Emerging Markets		─
Foreign Currency		─
Derivatives		─
Credit-Linked Securities		─
Inverse Floaters		─
Interest Rate Swaps		─
Restricted and Illiquid Securities		✓
When-Issued Securities		✓
Stand-By Commitments		─
Options		─
Futures		─
Repurchase Agreements		─
Temporary Borrowing		✓
Temporary Defensive Investments		✓

Investments Strategies Used by the First Investors Equity Funds

Focused Equity Fund	✓ Fund uses or currently anticipates using	─ Fund does not currently anticipate using
Debt Securities		✓
Commercial Paper and Other Short-Term Investments		✓
Corporate Bonds and Notes		─
Convertible Debt Securities		─
High Yield Securities		─
Mortgage-Backed Securities		─
Other Asset-Backed Securities		─
Municipal Securities		─
Syndicated Bank Loans		─
U.S. Government Securities		✓
Variable and Floating Rate Securities		─
Zero Coupon and Pay-In-Kind Bonds		─
Equity Securities		✓
Common Stocks, Preferred Stocks, and Warrants		✓
Shares of Other Investment Companies		✓
Shares of Exchange Traded Funds		✓
Real Estate Investment Trusts		✓
Foreign Securities Exposure		✓
Depository Receipts		✓
Foreign Securities Traded in the U.S.		✓
Foreign Securities Traded in Foreign Markets		✓
Foreign Securities Traded in Emerging Markets		─
Foreign Currency		─
Derivatives		─
Credit-Linked Securities		─
Inverse Floaters		─
Interest Rate Swaps		─
Restricted and Illiquid Securities		✓
When-Issued Securities		✓
Stand-By Commitments		─
Options		✓
Futures		✓
Repurchase Agreements		✓
Temporary Borrowing		✓
Temporary Defensive Investments		✓

Investments Strategies Used by the First Investors Equity Funds

Global Fund	✓ Fund uses or currently anticipates using	─ Fund does not currently anticipate using
Debt Securities		✓
Commercial Paper and Other Short-Term Investments		✓
Corporate Bonds and Notes		─
Convertible Debt Securities		─
High Yield Securities		─
Mortgage-Backed Securities		─
Other Asset-Backed Securities		─
Municipal Securities		─
Syndicated Bank Loans		─
U.S. Government Securities		✓
Variable and Floating Rate Securities		─
Zero Coupon and Pay-In-Kind Bonds		─
Equity Securities		✓
Common Stocks, Preferred Stocks, and Warrants		✓
Shares of Other Investment Companies		✓
Shares of Exchange Traded Funds		✓
Real Estate Investment Trusts		✓
Foreign Securities Exposure		✓
Depository Receipts		✓
Foreign Securities Traded in the U.S.		✓
Foreign Securities Traded in Foreign Markets		✓
Foreign Securities Traded in Emerging Markets		✓
Foreign Currency		✓
Derivatives		─
Credit-Linked Securities		─
Inverse Floaters		─
Interest Rate Swaps		─
Restricted and Illiquid Securities		✓
When-Issued Securities		✓
Stand-By Commitments		─
Options		✓
Futures		✓
Repurchase Agreements		✓
Temporary Borrowing		✓
Temporary Defensive Investments		✓

Investments Strategies Used by the First Investors Equity Funds

International Fund	✓ Fund uses or currently anticipates using	─ Fund does not currently anticipate using
Debt Securities		✓
Commercial Paper and Other Short-Term Investments		✓
Corporate Bonds and Notes		─
Convertible Debt Securities		─
High Yield Securities		─
Mortgage-Backed Securities		─
Other Asset-Backed Securities		─
Municipal Securities		─
Syndicated Bank Loans		─
U.S. Government Securities		✓
Variable and Floating Rate Securities		─
Zero Coupon and Pay-In-Kind Bonds		─
Equity Securities		✓
Common Stocks, Preferred Stocks, and Warrants		✓
Shares of Other Investment Companies		✓
Shares of Exchange Traded Funds		✓
Real Estate Investment Trusts		✓
Foreign Securities Exposure		✓
Depository Receipts		✓
Foreign Securities Traded in the U.S.		✓
Foreign Securities Traded in Foreign Markets		✓
Foreign Securities Traded in Emerging Markets		✓
Foreign Currency		✓
Derivatives		✓
Credit-Linked Securities		─
Inverse Floaters		─
Interest Rate Swaps		─
Restricted and Illiquid Securities		✓
When-Issued Securities		✓
Stand-By Commitments		─
Options		✓
Futures		✓
Repurchase Agreements		✓
Temporary Borrowing		✓
Temporary Defensive Investments		✓

Appendix B

Investment Policies of the First Investors Equity Funds

The following is a list of the investment policies of each Fund other than those policies that are set forth in the Fund’s prospectus.  Each Fund’s investment policies are designed to set limits on or prohibit the Fund from engaging in specified investment strategies.  For a description of the investment strategies that each Fund actually uses or currently contemplates using, you should review the prospectus for the Fund and Appendix A of this SAI.

Each Fund also has adopted the investment policies that are set forth below.  Unless identified as non-fundamental, these investment policies are fundamental policies which may not be changed without the affirmative vote of a majority of the outstanding voting securities of the Fund, as defined by the Investment Company Act of 1940, as amended (the “1940 Act”).  As defined by the 1940 Act, a “vote of a majority of the outstanding voting securities of the Fund” means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund or (2) 67% or more of the shares present at a meeting, if more than 50% of the outstanding shares are represented at the meeting in person or by proxy.

Each Fund’s investment objective is a non-fundamental policy of the Fund.  Non-fundamental policies may be changed by the Board of Trustees (“Board”) without shareholder approval.  Except with respect to borrowing, or as otherwise expressly provided, changes in values of a Fund’s assets will not cause a violation of the Fund’s investment policies.

Fundamental Policies:

Each Fund may not:

 (1)

Borrow money, except to the extent permitted by the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.

(2)

Issue senior securities, except to the extent permitted by the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.

(3)

Make loans, except to the extent permitted by the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.

(4)

Except to the extent permitted by the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief, with respect to 75% of the Fund’s total assets, purchase the securities of any issuer (other than securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities, and securities of other investment companies) if, as a result, (a) more than 5% of the Fund’s total assets would be invested in the securities of that issuer, or (b) the Fund would hold more that 10% of the outstanding voting securities of that issuer.

 (5)

Except for any Fund that is “concentrated” in an industry or group of industries within the meaning of the 1940 Act, purchase the securities of any issuer (other than securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities) if, as a result, more than 25% of the Fund’s total assets would be invested in the securities of companies whose principal business activities are in the same industry.

(6)

Purchase or sell real estate, except that, to the extent permitted by applicable law, each Fund may (a) invest in securities or other instruments directly or indirectly secured by real estate, and (b) invest in securities or other instruments issued by issuers that invest in real estate.

(7)

Purchase or sell commodities or commodity contracts unless acquired as a result of ownership of securities or other instruments issued by persons that purchase or sell commodities or commodities contracts; but this shall not prevent a Fund from purchasing, selling and entering into financial futures contracts (including futures contracts on indices of securities, interest rates and currencies), and options on financial futures contracts (including futures contracts on indices of securities, interest rates and currencies), warrants, swaps, forward contracts, foreign currency spot and forward contracts or other derivative instruments that are not related to physical commodities.

(8)

Underwrite securities issued by others, except to the extent that a Fund may be considered an underwriter within the meaning of the Securities Act of 1933, as amended (“1933 Act”) in the disposition of restricted securities or in connection with investment in other investment companies.

Statement of Additional Information Part II
dated January 31, 2007

Part II of this SAI describes policies and practices that apply to each of the Funds in the First Investors Family of Funds, except as otherwise indicated.  The First Investors Family of Funds (or “First Investors Funds”) consists of 4 registered investment companies:  First Investors Equity Funds, First Investors Income Funds, First Investors Tax Exempt Funds and First Investors Life Series Funds.  The term “Fund” as used herein includes each individual series of each series investment company, except as otherwise indicated.  The Shareholder Manual is not applicable to First Investors Life Series Funds.

PART II - TABLE OF CONTENTS

I.

DEBT SECURITIES

2

II.

EQUITY SECURITIES

7

III.

FOREIGN SECURITIES EXPOSURE

8

IV.

RESTRICTED AND ILLIQUID SECURITIES

10

V.

WHEN-ISSUED SECURITIES

10

VI.

STANDBY COMMITMENTS

10

VII.

FUTURES AND OPTIONS

11

VIII.

DERIVATIVES

14

IX.

REPURCHASE AGREEMENTS

16

X.

TEMPORARY BORROWING

16

XI.

TEMPORARY DEFENSIVE INVESTMENTS

16

PORTFOLIO HOLDINGS INFORMATION POLICIES AND PROCEDURES

17

PORTFOLIO TURNOVER

18

MANAGEMENT OF THE FUNDS

18

RESPONSIBILITIES OF THE BOARD OF THE FUNDS

24

UNDERWRITER AND DEALERS

24

DISTRIBUTION PLANS

25

DETERMINATION OF NET ASSET VALUE

26

ALLOCATION OF PORTFOLIO BROKERAGE

28

CREDIT RATINGS INFORMATION

29

GENERAL INFORMATION

33

APPENDIX A - TAXES

A-1

APPENDIX B - SHAREHOLDER MANUAL

B-1

DESCRIPTIONS OF INVESTMENT STRATEGIES AND RISKS

The following are descriptions of investment strategies that are used by one or more of the Funds within the First Investors Family of Funds, as well as the risks of those strategies.  To determine which strategies are used by a particular First Investors Fund, you must review the prospectus and Appendices A and B (Appendices A, B, and C for the Tax Exempt Funds) of Part I of the SAI with respect to such Fund.  The prospectus will identify the principal investment strategies of the Fund and the principal risks of those strategies.  Appendix A (Appendix A and B for the Tax Exempt Funds) contains schedules listing the investment strategies that may be used by each Fund covered by the SAI.  Appendix B (Appendix C for the Tax Exempt Funds) describes the investment policies that may limit or restrict the Fund’s ability to use certain investment strategies.  The references below to “Funds” or a “Fund” refer to those Funds that are authorized to invest in the described securities.

I.

Debt Securities

The Funds may invest in all of the debt securities described below.  The market value of most debt securities is influenced by changes in the level of interest rates.  Generally, as interest rates rise, the market value of a debt security decreases.  Conversely, as interest rates fall, the market value of a debt security increases.  This is referred to as interest rate risk.  Factors which could result in a rise in interest rates, and a decrease in the market value of a debt security, include an increase in inflation or inflation expectations, an increase in the rate of U.S. economic growth, an expansion in the Federal budget deficit and an increase in the price of commodities such as oil.

The market value of most debt securities is influenced by the credit risks associated with such security.  Credit risk is the risk that an issuer may not be able to pay principal and interest when due. The debt securities that are purchased by the Funds may be rated investment grade, may be rated below investment grade or may be unrated.  Debt obligations rated Baa or higher by Moody’s Investors Service, Inc. (“Moody’s”) or BBB or higher by Standard & Poor’s Ratings Services (“S&P”) are considered investment grade.  Bonds that are rated lower than Baa or BBB are considered below investment grade and are referred to as “High Yield Securities.”  In general, the lower the credit rating for a debt security, the higher the credit risk.  As discussed below, High Yield Securities are speculative and generally involve a higher risk of loss of principal and income than higher-rated debt securities.  Even debt obligations that are rated Baa by Moody’s or BBB by S&P have speculative characteristics.

A.  Commercial Paper and Other Short-Term Investments.  The Funds may invest in commercial paper (which are short-term promissory notes issued by corporations), commercial bank obligations (such as certificates of deposit and bankers acceptances), and short-term obligations issued by the U.S. government, its agencies, or instrumentalities.  Commercial paper is generally sold without registration pursuant to exemptions under the Securities Act of 1933, such as Section 3(a)(3) or 4(2).  The commercial paper purchased by the Funds may be liquid or illiquid.  See “Restricted and Illiquid Securities” for risks associated with investing in restricted and illiquid securities.  The commercial paper purchased by the Funds may be rated or unrated.  The commercial paper purchased by the Funds may also take the form of short term promissory notes that are backed by assets, such as credit card and other receivables.  See “Other Asset-Backed Securities.”

B.  Corporate Bonds and Notes.  The Funds may invest in bonds and notes issued by corporations and other similar entities.  Corporate bonds and notes generally have maturities of between one and thirty years.  In general, the longer the maturity of a bond, the greater the interest rate risk.  The corporate bonds and notes that may be purchased by the Funds may be convertible into equity securities, which may also include hybrid securities.  See “Convertible Debt Securities.” The Funds may also invest in debt securities that are accompanied by warrants or rights that are convertible into the issuer’s equity securities.  The Funds may sell or retain such warrants or rights.

C.  Convertible Debt Securities.  The Funds may invest in convertible debt securities and/or hybrid securities.  A convertible debt security is generally a debt obligation that may be converted into the stock of the same or different issuer.  The value of a convertible bond may be dependent in part on the value of the issuer’s equity securities.

D.   Hybrid Securities.  Hybrid securities generally combine both debt and equity characteristics. The most common example is a convertible bond that has features of any ordinary bond, but is influenced by the price movements of the stock into which it is convertible. Hybrid securities can include a variety of features that allow them to exhibit changing proportions of debt and equity characteristics. As a result, it may be difficult to classify them as either debt or equity.

  E.  High Yield Securities.  The Funds may invest in high yield, high risk securities also known as junk bonds (“High Yield Securities”), including securities of companies that are in default or undergoing bankruptcy or reorganization (“Distressed Securities”).  High yield securities include bonds that are rated below Baa by Moody’s or below BBB by S&P as well as unrated bonds that are determined by the Funds to be of equivalent quality.

Debt obligations, including convertible debt securities, rated lower than Baa by Moody’s or BBB by S&P, are speculative and generally involve a higher risk of loss of principal and income than higher-rated debt securities. The prices of High Yield Securities tend to be more sensitive to adverse economic changes or individual corporate developments than those of higher quality bonds. Periods of economic uncertainty and changes generally result in increased volatility in the market prices and yields of High Yield Securities. A significant economic downturn or a substantial period of rising interest rates could severely affect the market for High Yield Securities. In these circumstances, issuers of High Yield Securities might have greater difficulty in making principal and interest payments, meeting projected business goals, and obtaining additional financing.  Thus, there could be a higher incidence of default. This would affect the value of such securities. Further, if the issuer of a security owned by a Fund defaults, that Fund might incur additional expenses to seek recovery.

The Funds could also incur a loss by investing in a High Yield Security due to an inaccurate evaluation of its credit risk.  There may be less information available about issuers of High Yield Securities than is available concerning issuers of higher quality debt.  Moreover, the credit ratings issued by credit rating services may not fully reflect the true risks of an investment. For example, credit ratings typically evaluate the safety of principal and interest payments, not market value risk, of High Yield Securities.  Also, credit rating agencies may fail to change on a timely basis a credit rating to reflect changes in economic or company conditions that affect a security’s market value.

The market for High Yield Securities generally is thinner and less active than that for higher quality bonds, which may limit a Fund’s ability to sell such securities at reasonable prices in response to changes in the economy or the financial markets.  High Yield Securities are typically traded among a small number of broker-dealers. Purchasers of High Yield Securities tend to be institutions, rather than individuals, which is a factor that further limits the secondary market.  A less active and thinner market for High Yield Securities than that available for higher quality securities may result in more difficulty in executing trades at favorable prices, particularly during unsettled market conditions.

The ability of a Fund to value or sell High Yield Securities will be adversely affected to the extent that such securities are thinly traded or illiquid.  During such periods, there may be less reliable objective information available and thus the task of valuing High Yield Securities becomes more difficult, with judgment playing a greater role.  Further, adverse publicity about the economy or a particular issuer may adversely affect the public’s perception of the value, and thus liquidity, of a High Yield Security, whether or not such perceptions are based on a fundamental analysis.

If an issuer of a High Yield Security containing a redemption or call provision exercises either provision in a declining interest rate market, a Fund would have to replace the security, which could result in a decreased return for shareholders. Conversely, if a Fund experiences unexpected net redemptions in a rising interest rate market, it might be forced to sell certain securities, regardless of investment merit.  This could result in decreasing the assets to which Fund expenses could be allocated and in a reduced rate of return for that Fund.

A High Yield Security may itself be convertible into or exchangeable for equity securities, or may carry with it the right to acquire equity securities evidenced by warrants attached to the security or acquired as part of a unit with the security.  To the extent permitted by a Fund’s investment policies, securities received upon conversion or exercise of warrants and securities remaining upon the break-up of units or detachment of warrants may be retained to permit orderly disposition, to establish a long-term holding period for Federal income tax purposes, or to seek capital appreciation.

F.  Income Deposit Securities (“IDSs”).  An IDS represents two separate securities, a share of common stock and a debt security issued by the same company, that are combined into one unit that trades like a stock on an exchange.  Generally, the holder of an IDS has the right to separate the IDS into the share of common stock and the note represented thereby within a designated number of days following the closing of an offering or upon the occurrence of a change of control.

IDSs are subject to the same risks as the underlying securities that make up an IDS.  There may be a thinner and less active market for IDSs than that available for higher quality securities.  An issuer’s indebtedness could restrict its ability to pay interest and principal on the notes, pay dividends on the stock, and impact financing options and liquidity positions.

G.  Syndicated Bank Loans.  A Fund may invest in syndicated bank loans.  An investment in a syndicated bank loan does not violate a Fund’s fundamental investment policy against making loans because syndicated bank loans are sold to institutional investors and trade like other debt instruments.  Syndicated bank loan participations are interests in amounts owed by a corporate, governmental or other borrower to another party.  They may represent amounts owed to lenders or lending syndicates to suppliers of goods or services, or to other parties.  A Fund will have the right to receive payments of principal, interest and any fees to which it is entitled only from the lender selling the participation and only upon receipt by the lender of the payments from the borrower.  In connection with the purchasing participations, a Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement relating to the loan, nor any rights of set-off against the borrower, and a Fund may not directly benefit from any collateral supporting the loan in which it has purchased the participation.  As a result, a Fund will be subject to credit risk of both the borrower and the lender that is selling the participation.  In the event of the insolvency of the lender selling a participation, a Fund may be treated as a general creditor of the lender and may not benefit from any set-off between the lender and the borrower.

Investments in syndicated bank loans present the possibility that a Fund could be held liable as co-lender under emerging legal theories of lender liability.  In addition, if the loan is foreclosed, a Fund could be part owner of any collateral and could bear the costs and liabilities of owning and disposing of the collateral.  The Fund anticipates that syndicated bank loans could be sold only to a limited number of institutional investors.  In addition, some syndicated bank loans may not be rated by major rating agencies and may not be protected by the securities laws.

Investments in syndicated bank loans involve risk of loss in case of default or insolvency of the borrower. Syndicated bank loans may not be readily marketable and may be subject to restrictions on resale.

H.  Mortgage-Backed Securities.  The Funds may invest in mortgage-backed securities, including collateralized mortgage obligations and mortgage pass-through securities.  These securities represent interests in pools of mortgage loans.  The payments of principal and interest on the underlying loans pass through to investors.  Although the underlying mortgage loans are for specified periods of time, such as fifteen to thirty years, the borrowers can, and typically do, repay them sooner.  Thus, the security holders may receive prepayments of principal, in addition to the principal, which is part of the regular monthly payments.

There are three types of interest rate related risks associated with mortgage-backed securities.  The first is interest rate risk.  The values of mortgage-backed securities will generally fluctuate inversely with interest rates.  The second is prepayment risk.  This is the risk that borrowers will repay their mortgages earlier than anticipated.  A borrower is more likely to prepay a mortgage that bears a relatively high rate of interest.  Thus, in times of declining interest rates, some higher yielding mortgages might be repaid resulting in larger cash payments to the Fund, and the Fund will be forced to accept lower interest rates when that cash is used to purchase additional securities.  The third is extension risk.  When interest rates rise, prepayments often drop, which should extend the average maturity of the mortgage-backed security.  This makes mortgage-backed securities more sensitive to interest rate changes.

Mortgage-backed securities may also be subject to credit risk.  Payment of principal and interest on most mortgage pass-through securities (but not the market value of the securities themselves) may be guaranteed by U.S. Government agencies whose obligations are backed by the full faith and credit of the U.S. Government (in the case of securities guaranteed by the Government National Mortgage Association) or may be guaranteed by agencies or instrumentalities of the U.S. Government whose obligations are not backed by the full faith and credit of the U.S. Government (such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”)).  See “U.S. Government Securities.” Mortgage pass-through securities may also be issued by non-governmental issuers (such as commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers).  Some of these mortgage pass-through securities may be supported by various forms of insurance or guarantees.

I.  Other Asset-Backed Securities.  The Funds may invest in other forms of asset-backed securities i.e.,   in addition to asset-based commercial paper and mortgage-backed securities.  These securities, issued by trusts and special purpose corporations, are backed by a pool of assets, such as credit card receivables, automobile loans, airplane leases, equipment leases, and other forms of receivables.  These securities present certain risks in addition   to those normally associated with debt securities.  For instance, these securities may not have the benefit of any security interest in any collateral that could ensure payment of the receivable.  For example, credit card receivables are generally unsecured.  The obligors may also be entitled to the protection of a number of state and federal credit laws.  Moreover, even if there are perfected security interests in the underlying collateral, there is the possibility that recoveries on repossessed collateral may not be sufficient to support payments on these securities.

To lessen the effect of failures by obligors on underlying assets to make payments, asset-backed securities may contain elements of credit support which fall into two categories: (i) liquidity protection and (ii) protection against losses resulting from ultimate default by an obligor on the underlying assets.  Liquidity protection refers to the provision of advances, to ensure that the receipt of payments on the underlying pool occurs in a timely fashion.  Protection against losses resulting from ultimate default ensures payment through insurance policies or letters of credit obtained by the issuer or sponsor from third parties.  The degree of credit support provided for each issue is generally based on historical information respecting the level of credit risk associated with the underlying assets.  Delinquency or loss in excess of that anticipated or failure of the credit support could adversely affect the return on an investment in such a security.  Credit supports, if any, do not protect against fluctuation in the market values of asset-backed securities.  Moreover, a credit support depends upon the financial ability of its issuer to honor the support.

J.  Municipal Securities.  Municipal securities are debt obligations issued by or on behalf of states, territories and possessions of the United States (such as Puerto Rico), the District of Columbia and their political subdivisions, agencies and instrumentalities.  The two principal classifications of municipal securities are “general obligation” and “revenue” securities. General obligation securities are secured by the issuer's pledge of its full faith and credit for the payment of principal and interest.  Revenue securities generally are payable only from revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a tax or other specific revenue source.  The yields on municipal securities depend on, among other things, general bond market conditions, conditions of the municipal securities market, the size of a particular offering, the maturity of the obligation and the rating of the issuer.

Generally, the values of municipal securities vary inversely to changes in interest rates.  Municipal securities are also subject to credit risk, which is the risk that the obligor may not be able to repay the debt when due or in the case of a revenue security that the source of the revenue may not be sufficient.  National, regional or state-wide economic developments may adversely affect the market value of municipal securities held by a Fund or the ability of particular obligors to make timely payments of debt service on those obligations.  There is also the risk that some or all of the interest income that a Fund receives from municipal securities might become taxable or be determined to be taxable by the Internal Revenue Service, applicable state tax authorities, or a judicial body.  Future court decisions or legislative actions may also affect the ability of the issuer of a municipal security to repay its obligations.

K.   U.S. Government Securities.  The Funds may invest in U.S. Government Securities.  U.S. Government Securities include:  (1) U.S. Treasury obligations (which differ only in their interest rates and maturities), (2) obligations issued or guaranteed by U.S. Government agencies and instrumentalities that are backed by the full faith and credit of the U.S. Government (such as securities issued by the FHA, GNMA, the Department of Housing and Urban Development, the Export-Import Bank, the General Services Administration and the Maritime Administration and certain securities issued by the FHA and the Small Business Administration) and (3) securities that are guaranteed by agencies or instrumentalities of the U.S. Government but are not backed by the full faith and credit of the U.S. Government (such as the Fannie Mae, Freddie Mac or the Federal Home Loan Banks).  These U.S. Government-sponsored entities, although chartered or sponsored by Congress, are not funded by Congressional appropriations and are not guaranteed nor insured by the U.S. Government.  They are supported only by the credit of the issuing agency, instrumentality or corporation.  The range of maturities of U.S. Government Securities is usually three months to thirty years.  In general, the U.S. Government Securities tend to carry more interest rate risk than corporate bonds with similar maturities.

The Funds may also invest in separated or divided U.S. Government Securities.  These instruments represent a single interest, or principal, payment on a U.S. Government Security that has been separated from all the other interest payments as well as the security itself.  When the Fund purchases such an instrument, it purchases the right to receive a single payment of a set sum at a known date in the future.  The interest rate on such an instrument is determined by the price the Fund pays for the instrument when it purchases the instrument at a discount under what the instrument entitles the Fund to receive when the instrument matures.  The amount of the discount the Fund will receive will depend upon the length of time to maturity of the separated U.S. Government Security and prevailing market interest rates when the separated U.S. Government Security is purchased.  Separated U.S. Government Securities can be considered zero coupon investments because no payment is made to the Fund until maturity.  The market values of these securities are much more susceptible to change in market interest rates than income-producing securities.  See “Zero Coupon and Pay-In-Kind Securities.”  These securities are purchased with original issue discount and such discount is includable as gross income to a Fund shareholder over the life of the security.

The Funds may also purchase certificates, not issued by the U.S. Treasury, which evidence ownership of future interest, principal or interest and principal payments on obligations issued by the U.S. Treasury.  The actual U.S. Treasury securities will be held by a custodian on behalf of the certificate holder.  These certificates are purchased with original issue discount and are subject to greater fluctuations in market value, based upon changes in market interest rates, than income-producing securities.

L.  Variable Rate and Floating Rate Securities.  The Funds may invest in variable rate and floating rate securities.  Issuers of such notes include corporations, banks, broker-dealers, finance companies and issuers of municipal securities.  Variable rate notes include master demand notes that are obligations permitting the holder to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Fund, as lender, and the borrower.  The interest rates on these notes fluctuate from time to time.  The issuer of such obligations normally has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days’ notice to the holders of such obligations.

The interest rate on a floating rate obligation is based on a known lending rate, such as a bank’s prime rate, and is adjusted automatically each time such rate is adjusted.  The interest rate on a variable rate obligation is adjusted automatically at specified intervals.  Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks.  Because these obligations are direct lending arrangements between the lender and borrower, there may be no established secondary market for these obligations and they may be illiquid.  See “Restricted and Illiquid Securities” for the risks of illiquid securities.  Where these obligations are not secured by letters of credit or other credit support arrangements, the right of a Fund to redeem is dependent on the ability of the borrower to pay principal and interest on demand.  Such obligations frequently are not rated by credit rating agencies.  The Funds will invest in obligations that are unrated only if they determine that, at the time of investment, the obligations are of comparable quality to the other obligations in which the Fund may invest.  The Fund will consider on an ongoing basis the creditworthiness of the issuers of the floating and variable rate obligations in the Fund’s portfolio.

M.  Zero Coupon and Pay-In-Kind Securities.  The Funds may invest in zero coupon and pay-in-kind securities.  Zero coupon securities are debt obligations that do not entitle the holder to any periodic payment of interest prior to maturity or a specified date when the securities begin paying current interest.  They are issued and traded at a discount from their face amount or par value, which discount varies depending on the time remaining until cash payments begin, prevailing interest rates, liquidity of the security and the perceived credit quality of the issuer.  Pay-in-kind securities are those that pay “interest” through the issuance of additional securities.  The market prices of zero coupon and pay-in-kind securities generally are more volatile than the prices of securities that pay interest periodically and in cash and are likely to respond to changes in interest rates to a greater degree than do other types of debt securities having similar maturities and credit quality.  Original issue discount earned on zero coupon securities, and the “interest” received on pay-in-kind securities, each year must be accounted for by a Fund that holds such securities for purposes of determining the amount it must distribute that year to continue to qualify for tax treatment as a regulated investment company.  Thus, a Fund may be required to distribute as a dividend an amount that is greater than the total amount of cash it actually receives.  These distributions must be made from a Fund’s cash assets or, if necessary, from the proceeds of sales of portfolio securities.  A Fund will not be able to purchase additional income-producing securities with cash used to make such distributions, and its current income ultimately could be reduced as a result.

II.

Equity Securities

A.  Common Stocks, Preferred Stocks, and Warrants.  The Funds may invest in equity securities, including common stocks, preferred stocks, rights, warrants that are convertible into common stocks as well as options to buy or sell stocks (“equity securities”).  Equity securities are subject to market risk.  This means that they may decline in value over short or even extended periods not only because of company-specific developments, but also due to an economic downturn, a change in interest rates, or a change in investor sentiment.  Stock markets tend to run in cycles with periods when prices generally go up, known as “bull” markets, and periods when stock prices generally go down, referred to as “bear” markets. The risks of investing in equity securities can be magnified when a Fund invests in them by means of options. For the special risks associated with options, see “Section VII. Futures and Options”. The Funds may invest in equity securities of foreign companies directly or through depository receipts.  Investments in the stocks of foreign companies involve additional risks, including risks arising from currency fluctuations, government regulation, unfavorable political or legal developments, differences in financial reporting standards, and less stringent regulation of foreign securities markets.  See “Section III. Foreign Securities Exposure” for the additional information on the associated strategies and risks.  The Funds may also invest in common stocks or other equity securities issued by newer and less seasoned companies with small to medium market capitalizations.  Securities issued by such companies present greater risks than securities which are issued by larger, more established companies.

B.  Shares of Other Investment Companies.  The Funds may invest in the shares of other investment companies, including Exchange Traded Funds (“ETFs”) that are registered as investment companies.  Investments in the shares of other investment companies or ETFs carry all of the same risks that are associated with direct investments in the securities that are owned by such companies.  See “Shares of Exchange Traded Funds.”  Investments in the shares of other investment companies or ETFs also expose a Fund to additional expenses.  A Fund that invests in an investment company or an ETF will bear a proportionate share of the fees, including investment advisory and administrative fees, that are paid by such investment company or ETF.

C.  Shares of Exchange-Traded Funds.  ETFs essentially are baskets of stocks that are listed on an exchange and trade like individual stocks.  ETFs typically seek to replicate selected indices.  The value of an ETF is usually determined by demand for the underlying securities themselves.  Although the value of an ETF is related to the ETF’s underlying portfolio assets, shares of ETFs (like shares of closed-end investment companies) can trade at a discount to net asset value.  In addition, a failure to maintain the exchange listing of an ETF’s shares and substantial market or other disturbances could adversely affect the value of such securities.

ETFs may or may not be registered as investment companies depending upon how they are organized.  ETFs that are organized as unit investment trusts are registered under the 1940 Act as investment companies.  Examples of such ETFs include iShares (formerly called World Equity Benchmark Shares or WEBS) and Standard & Poor’s Depository Receipts (“SPDRs”).  ETFs that are organized as grantor trusts, such as Holding Company Depository Receipts (“HOLDRs”), generally are not required to register as investment companies under the 1940 Act.  Investments in ETFs, whether or not registered or not registered as investment companies, expose the Funds to additional fees.

D.  Real Estate Investment Trusts.  The Funds may invest in shares of real estate investment trusts (“REITs”).  Equity REITS invest in income-producing real estate.  They produce income from rental and lease payments as well as occasional sales of property.  Mortgage REITs make construction, development, and long-term mortgage loans.  They produce income from repayment of the loans and sales of the loan obligations.  REITs may invest in both real estate and real estate loans.

Unlike most corporations, REITs do not have to pay federal income tax if they meet certain Internal Revenue Code requirements.  To qualify, a REIT must (1) distribute to its shareholders for each taxable year at least 90% of the sum of its “real estate investment trust taxable income” and certain other income and (2) must derive at least 75% of its gross income from rent from, interest on mortgages, and on sales of real property.  REITs generally offer investors greater liquidity and diversification than direct ownership of real estate, as well as greater income potential than an investment in common stocks.

REITs are subject to real estate industry risk.  In general, real estate values can be affected by a variety of factors, including supply and demand for properties, the economic health of the country as well as different regions, and the strength of specific industries that rent properties.  Ultimately, an individual REIT’s performance depends on the types and locations for the properties it owns and on how well the REIT manages its properties.  For instance, rental income could decline because of extended vacancies, increased competition from nearby properties, tenants’ failures to pay rent, or incompetent management.  Property values could decrease because of overbuilding in the area, environmental liabilities, uninsured damages caused by natural disasters, a general decline in the neighborhood, losses due to casualty or condemnation, increases in property taxes, or changes in zoning laws.  Loss of federal tax status as a REIT may also affect an individual REIT’s performance.

REITs are also subject to interest rate risk.  REIT stock prices overall will decline over short or even long periods because of rising interest rates.  In general, during periods of high interest rate risks, REITs may lose some of their appeal for investors who may be able to obtain higher yields from other income-producing investments.  Higher interest rates also mean that financing for real estate purchases and improvements may be more costly and difficult to obtain.

REITs tend to be small or medium-size companies.  Because small and mid-cap stocks are typically less liquid than large-cap stocks, REIT stocks may sometimes experience greater share-price fluctuation than the stocks of larger companies.  See “Restricted and Illiquid Securities” for the risks of illiquid securities.

E.  Income Deposit Securities (“IDSs”).  For a discussion of IDSs, see “Section I. Debt Securities – E. Income Deposit Securities.”

III.

Foreign Securities Exposure

The Funds may invest in securities issued by foreign companies or governmental authorities either directly or through depository receipts or exchange traded funds (“ETFs”) (generally “foreign securities”).  Investing in foreign securities involves more risk than investing in U.S. securities.  Changes in the value of foreign currencies can significantly affect the value of a foreign security held by a Fund, irrespective of developments relating to the issuer.  In addition, the values of foreign securities may be affected by changes in exchange control regulations and fluctuations in the relative rates of exchange between the currencies of different nations, as well as by economic and political developments.  Other risks involved in investing in foreign securities include the following: there may be less publicly available information about foreign companies comparable to the reports and ratings that are published about companies in the United States; foreign companies are not generally subject to uniform accounting, auditing and financial reporting standards and requirements comparable to those applicable to U.S. companies; some foreign stock markets have substantially less volume than U.S. markets, and securities of some foreign companies are less liquid and more volatile than securities of comparable U.S. companies; there may be less government supervision and regulation of foreign stock exchanges, brokers and listed companies than exist in the United States; and there may be the possibility of expropriation or confiscatory taxation, political or social instability or diplomatic developments which could affect assets of a Fund held in foreign countries.  Investments in foreign government debt obligations also involve special risks.  The issuer of the debt may be unable or unwilling to pay interest or repay principal when due in accordance with the terms of such debt, and a Fund may have limited legal resources in the event of default.  Political conditions, especially a sovereign entity’s willingness to meet the terms of its debt obligations, are of considerable significance.

A.  Depository Receipts.  The Funds may invest in securities issued by foreign companies through American Depository Receipts (“ADRs”) or Global Depository Receipts (“GDRs”).  ADRs typically are issued by a U.S. bank or trust company and evidence ownership of the underlying securities of foreign issuers.  Generally, ADRs are denominated in U.S. dollars and are designed for use in the U.S. securities markets.  Thus, these securities are not denominated in the same currency as the underlying securities into which they may be converted.  ADRs are not considered by the Funds to be foreign securities for purpose of any investment restrictions on investments in foreign securities.  ADRs are, however, subject to many of the risks inherent in investing in foreign securities, including but not limited to currency fluctuations, political instability, government regulation, unfavorable political or legal developments, and differences in financial reporting standards.  ADRs may be purchased through “sponsored” or “unsponsored” facilities.  A sponsored facility is established jointly by the issuer of the underlying security and a depository, whereas a depository may establish an unsponsored facility without participation by the issuer of the depository security.  Holders of unsponsored depository receipts generally bear all the costs of such facilities and the depository of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts of the deposited securities.

GDRs are issued globally and evidence a similar ownership arrangement to ADRs.  Generally, GDRs are not denominated in U.S. dollars and are designed for trading in non-U.S. securities markets.  Unlike ADRs, GDRs are typically denominated in foreign currencies.  They may not, however, be denominated in the same currency as the underlying securities into which they may be converted.  As with ADRs, the issuers of the securities underlying unsponsored GDRs are not obligated to disclose material information in the U.S. and, therefore, there may be less information available regarding such issuers and there may not be a correlation between such information and the market value of the GDRs.  GDRs also involve the risks of other investments in foreign securities.  For purposes of any investment restrictions on investments in foreign securities, GDRs are considered to be foreign securities.

B.  Foreign Securities Traded in the United States.  The Funds may invest directly in foreign equity or debt securities that are traded in the United States.  Such securities are generally denominated in United States dollars.  They also may be issued originally in the United States.  For example, some foreign companies raise capital by selling dollar-denominated bonds to institutional investors in the United States (“Yankee Bonds”).  Such bonds have all of the risks associated with foreign securities traded in foreign markets, except for the risks of foreign securities markets.  There may be a thin trading market for foreign securities that are traded in the United States, and in some cases such securities may be illiquid, since such securities may be restricted and traded principally among institutional investors.  See “Restricted and Illiquid Securities” for the risks of illiquid securities.  To the extent that dollar-denominated foreign stocks and bonds are traded in the United States securities markets, the Funds do not consider them to be foreign securities for purposes of investment policies restricting investments on such securities.

C.  Foreign Securities Traded in Foreign Markets.  The Funds may invest in foreign securities that are traded in foreign securities markets.  In addition to the general risks of foreign investments discussed above, securities that are traded in foreign markets present special risks, including higher brokerage costs, potentially thinner trading markets, extended settlement periods and the risks of holding securities with foreign subcustodians and securities depositories.  When the Funds are investing in securities that are denominated in foreign currencies, they may also sell securities denominated in foreign currencies and retain the proceeds in those foreign currencies to use at a future date (to purchase other securities denominated in those currencies) or buy foreign currencies outright to purchase securities denominated in those foreign currencies at a future date.  The Funds may also engage in foreign currency futures contracts, foreign currency forward contracts, foreign currency exchange contracts and options thereon.  See Futures and Options in section VII for a description of such investments.  The Funds may also invest some or all of their excess cash in deposit accounts with foreign banks.

The Funds may invest in participatory notes. Participatory notes (commonly known as P-notes) are derivative instruments used by foreign funds and investors to take positions in Indian securities.  Participatory notes are generally issued by the associates of India-based foreign brokerages and domestic institutional brokerages. Participatory notes represent interests in securities listed on the Indian bourses and, thus, present similar risks to investing directly in such securities. Participatory notes also expose investors to counterparty risk, which is the risk that the entity issuing the note may not be able to honor its financial commitments.

D.  Foreign Securities Traded in Emerging Markets.  The Funds may invest in the securities of issuers in less developed foreign countries including countries whose economies or securities markets are not yet highly developed. There are special risks associated with investing in emerging markets in addition to those described above in “Foreign Securities Traded in Foreign Markets.”  These special risks include, among others, greater political uncertainties, an economy's dependence on revenues from particular commodities or on international aid or development assistance, currency transfer restrictions, a limited number of potential buyers for such securities and delays and disruptions in securities settlement procedures.

E.  Foreign Currency.  In addition to the instruments described in the Futures and Options section below, a Fund also may invest in foreign currency, foreign currency futures, and foreign currency options. Unlike forward foreign currency exchange contracts, foreign currency futures contracts and options on such contracts are standardized as to amount and delivery period and are traded on boards of trade and commodities exchanges.  It is anticipated that such contracts may provide greater liquidity and lower costs than forward currency exchange contracts.

A Fund may purchase eurodollar instruments, which are U.S. dollar-denominated futures contracts or options thereon which are linked to the London Interbank Offering Rate (“LIBOR”), although foreign currency-denominated instruments are available from time to time.  Eurodollar futures contracts enable purchasers to obtain a fixed rate for the lending of funds and sellers to obtain a fixed rate for borrowings. A Fund might use Eurodollar futures contracts and options thereon to hedge against changes in LIBOR, to which many interest rate swaps and fixed-income instruments are linked.

IV.

Restricted and Illiquid Securities

The Funds may invest in restricted and illiquid securities.  Restricted securities are securities that are subject to legal restrictions on resale, such as securities that have been issued in private transactions without registration under the Securities Act of 1933 (“1933 Act”).  Restricted securities that have been sold without registration in private transactions generally can be resold only to other qualified institutional buyers under exemptions from registration under the 1993 Act, such as Rule 144A, or in subsequent registered offerings.  The Funds may register restricted securities for resale.  The registration of securities for resale involves costs and the Funds generally must rely on the issuers to provide accurate financial and other information in the registration statement and other regulatory filings for such securities.

Illiquid securities are securities that cannot be sold or disposed of in the ordinary course of business at approximately the prices at which they are valued.  The Funds consider restricted securities to be illiquid unless their adviser or subadviser determines that such securities are liquid under policies and procedures that have been approved by the Board of Trustees of the Funds.  The Funds also consider repurchase agreements with maturities in excess of seven days and OTC options and their underlying collateral to be illiquid securities.

It may be difficult or impossible for the Funds to resell restricted or illiquid securities.  As a result, the Funds could suffer losses by investing in such securities.  It may also be difficult to value such securities.  The Funds could also incur costs (such as registration fees) to resell restricted securities.

V.

When-Issued Securities

The Funds may invest in securities issued on a when-issued or delayed delivery basis at the time the purchase is made.  A Fund generally would not pay for such securities or start earning interest on them until they are issued or received.  However, when a Fund purchases debt obligations on a when-issued basis, it assumes the risks of ownership, including the risk of price fluctuation, at the time of purchase, not at the time of receipt.  Failure of the issuer to deliver a security purchased by a Fund on a when-issued basis may result in such Fund incurring a loss or missing an opportunity to make an alternative investment.  When a Fund enters into a commitment to purchase securities on a when-issued basis, it establishes a separate account on its books and records or with its custodian consisting of cash or liquid high-grade debt securities equal to the amount of the Fund’s commitment, which are valued at their fair market value.  If on any day the market value of this segregated account falls below the value of the Fund’s commitment, the Fund will be required to deposit additional cash or qualified securities into the account until the value of the account is equal to the value of the Fund’s commitment.  When the securities to be purchased are issued, the Fund will pay for the securities from available cash, the sale of securities in the segregated account, sales of other securities and, if necessary, from the sale of the when-issued securities themselves although this is not ordinarily expected.  Securities purchased on a when-issued basis are subject to the risk that yields available in the market, when delivery takes place, may be higher than the rate to be received on the securities a Fund is committed to purchase.  Sale of securities in the segregated account or sale of the when-issued securities may cause the realization of a capital gain or loss.

VI.

Standby Commitments

The Funds may acquire standby commitments from banks with respect to securities held by the Funds.  Under a standby commitment, a bank agrees to buy a particular security from a Fund at a specified price at the fund’s option.  A standby commitment is similar to a put option for a particular security in a Fund’s portfolio.  Standby commitments acquired by a Fund are not added to the computation of that Fund’s net asset value.  Standby commitments are subject to certain risk, including the issuer’s ability to pay for a security when a Fund decides to sell the security for which it is issued and the lack of familiarity with standby commitments in the marketplace.  A Fund’s ability to exercise their rights under a standby commitment is unconditional, without any limitation whatsoever, and non-transferable.  The Fund, however, is permitted to sell a security covered by a standby commitment at any time and to any person.

A Fund may pay a consideration to a bank for the issuance of a standby commitment if necessary and advisable.  Such a consideration may take the form of either a payment in cash, or the payment of a higher price for security covered by such a commitment.  The effect of the payment of such consideration is to reduce the yield to maturity for the security so covered.  Standby commitments acquired by a Fund are not added to the computation of a Fund’s net asset value and are valued at zero.  When a Fund pays a consideration for the issuance of a standby commitment, the cost is treated as unrealized depreciation for the time it is held by the Fund.  The dollar-weighted average maturity calculation for a Fund is not affected by standby commitments.

VII.

Futures and Options

The Funds may use financial futures, options or forward currency contracts as part of their investment strategies.  The Funds may use stock index futures contracts and options thereon in anticipation of a significant market or market sector advance.  The purchase of a stock index futures contract affords a hedge against not participating in such advance at a time when a Fund is not fully invested.  Such purchase of a futures contract would serve as a temporary substitute for the purchase of individual stocks, which may then be purchased in an orderly fashion.  Further, stock index futures contracts and call options thereon may be purchased to maintain a desired percentage of a Fund invested in stocks in the event of a large cash flow into the Fund, or to generate additional income from cash held by the Fund.  Stock index futures and options thereon may also be used to adjust country exposure.

The Funds may also use forward currency contracts to hedge cash positions during the settlement of transactions involving individual foreign securities and in between such transactions.  For example, when a Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, or when a Fund anticipates the receipt in a foreign currency of dividend or interest payments on a security that it holds, a Fund may desire to “lock-in” the U.S. dollar price of the security or the U.S. dollar equivalent of such payment, as the case may be, by entering into a forward contract for the purchase or sale, for a fixed amount of U.S. dollars or foreign currency, of the amount of foreign currency involved in the underlying transaction.  A Fund will thereby be able to protect itself against a possible loss resulting from an adverse change in the relationship between the currency exchange rates.

The Funds may also use foreign currency futures transactions and options.  Through the purchase and sale of such contracts, the Funds may be able to achieve many of the same objectives attainable through the use of forward currency contracts, but more effectively and possibly at a lower cost.  Unlike forward foreign currency exchange contracts, foreign currency futures contracts and options on such contracts are standardized as to amount and delivery period and are traded on boards of trade and commodities exchanges.  It is anticipated that such contracts may provide greater liquidity and lower costs than forward currency exchange contracts.

The Funds may purchase eurodollar instruments, which are U.S. dollar-denominated futures contracts or options thereon which are linked to the London Interbank Offering Rate (“LIBOR”), although foreign currency-denominated instruments are available from time to time.  Eurodollar futures contracts enable purchasers to obtain a fixed rate for the lending of funds and sellers to obtain a fixed rate for borrowings.  The Funds might use Eurodollar futures contracts and options thereon to hedge against changes in LIBOR, to which many interest rate swaps and fixed-income instruments are linked.

The Funds may also purchase options to buy individual securities when they believe that the prices of the securities will increase or write (sell) covered call options on individual securities when they do not believe that the prices of these securities will increase. When a Fund buys an option on an individual security, it is generally anticipating that the price of the underlying security will increase before the option expires. In the event that this does not occur, the option could expire worthless and the Fund could lose the entire amount that it had paid for the option.  When a Fund writes a covered call option, the Fund is generally attempting to increase the income it receives by holding the underlying security.  However, it also limits its opportunity to profit from any increase in the market value of the underlying security above the exercise price of the option.

Additional information concerning the use of these instruments is discussed below.  A Fund might not employ any of the strategies described below for a variety of reasons including the fact that a particular futures or options strategy may be too costly to benefit the Fund.  Moreover, there can be no assurance that any strategy will succeed.  Use of these instruments is subject to the applicable regulations of the Securities and Exchange Commission (“SEC”), the several options and futures exchanges upon which options and futures contracts are traded and the Commodity Futures Trading Commission (“CFTC”).  In addition, a Fund's ability to use these instruments may be limited by tax considerations.

To the extent that a Fund participates in the options or futures markets, it will incur investment risks and transaction costs to which it would not be subject absent the use of these strategies.  The use of these strategies involves certain special risks, including (1) dependence on the Adviser's or Subadviser’s, as applicable, ability to predict correctly movements in the direction of interest rates and securities prices; (2) imperfect correlation between the price of options, futures contracts and options thereon and movements in the prices of the securities being hedged; (3) the fact that skills needed to use these strategies are different from those needed to select portfolio securities; (4) the leverage (if any) that is created by investing in the option or futures contract; and (5) the possible absence of a liquid secondary market for any particular instrument at any time.  If the Adviser's or a Subadviser’s, as applicable, prediction of movements in the direction of the securities and interest rate markets is inaccurate, the adverse consequences to that Fund may leave it in a worse position than if such strategies were not used.

No price is paid upon entering into futures contracts.  Instead, upon entering into a futures contract, the Funds are required to deposit with their custodian in a segregated account in the name of the futures broker through which the transaction is effected an amount of cash, U.S. Government securities or other liquid, high-grade debt instruments generally equal to 3%-5% or less of the contract value.  This amount is known as “initial margin.”

When writing a call or put option on a futures contract, margin also must be deposited in accordance with applicable exchange rules.  Initial margin on futures contracts is in the nature of a performance bond or good-faith deposit that is returned to a Fund upon termination of the transaction, assuming all obligations have been satisfied.  Under certain circumstances, such as periods of high volatility, a Fund may be required by an exchange to increase the level of its initial margin payment.  Subsequent payments, called “variation margin,” to and from the broker, are made on a daily basis as the value of the futures position varies, a process known as “marking to market.”  Variation margin does not involve borrowing to finance the futures transactions, but rather represents a daily settlement of a Fund’s obligation to or from a clearing organization.  A Fund is also obligated to make initial and variation margin payments when it writes options on futures contracts.

Buyers and sellers of futures positions and options thereon can enter into offsetting closing transactions, by selling or purchasing, respectively, a futures position or options position with the same terms as the position or option purchased or sold.  Positions in futures contracts and options thereon may be closed only on an exchange or board of trade providing a secondary market for such futures or options.

Under certain circumstances, futures exchanges may establish daily limits on the amount that the price of a futures contract or related option may vary either up or down from the previous day’s settlement price.  Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit.  The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses because prices could move to the daily limit for several consecutive trading days with little or no trading and thereby prevent prompt liquidation of unfavorable positions.  In such event, it may not be possible for a Fund to close a position and, in the event of adverse price movements, a Fund would have to make daily cash payments of variation margin (except in the case of purchased options).  However, in the event futures contracts have been used to hedge portfolio securities, such securities generally will not be sold until the contracts can be terminated.  In such circumstances, an increase in the price of the securities, if any, may partially or completely offset losses on the futures contract.  However, there is no guarantee that the price of the securities will, in fact, correlate with the price movements in the contracts and thus provide an offset to losses on the contracts.

Successful use by a Fund of futures contracts and related options will in part depend upon the Adviser’s or Subadviser’s, as applicable, ability to predict movements in the direction of the overall securities, currency and interest rate markets, which requires different skills and techniques than predicting changes in the prices of individual securities.  There is, in addition, the risk that the movements in the price of the futures contract or related option will not correlate with the movements in prices of the underlying instruments or currencies.  In addition, if a Fund has insufficient cash, it may have to sell assets from its portfolio to meet daily variation margin requirements.  Any such sale of assets may or may not be made at prices that reflect the rising market.  Consequently, a Fund may need to sell assets at a time when such sales are disadvantageous to the Fund.  If the price of the futures contract or related option moves more than the price of the underlying instruments or currencies, a Fund will experience either a loss or a gain on the futures contract or related option that may or may not be completely offset by movement in the price of the instruments or currencies that are the subject of the hedge.

In addition to the possibility that there may be an imperfect correlation, or no correlation at all, between price movements in the futures or related option position and the securities or currencies being hedged, movements in the prices of futures contracts and related options may not correlate perfectly with movements in the prices of the hedged securities or currencies because of price distortions in the futures market.  As a result, a correct forecast of general market trends may not result in successful hedging through the use of futures contracts and related options over the short term.

Positions in futures contracts and related options may be closed out only on the exchange or board of trade that provides a secondary market for such futures contracts or related options.  Although a Fund may intend to purchase or sell futures contracts and related options only on the exchanges or boards of trade where there appears to be a liquid secondary market for such futures and related options, there is no assurance that such a market will exist for any particular contract or option at any particular time.  In such event, it may not be possible to close a futures or option position and, in the event of adverse price movements, a Fund would continue to be required to make variation margin payments.

Options on futures contracts have a limited life.  The ability to establish and close out options on futures will be subject to the maintenance of liquid secondary markets on the relevant exchanges or boards of trade.

Purchasers of options on futures contracts pay a premium in cash at the time of purchase.  This amount and the transaction costs are all that is at risk.  Sellers of options on a futures contract, however, must post initial margin and are subject to additional margin calls that could be substantial in the event of adverse price movements.  In addition, although the maximum amount at risk when a Fund purchases an option is the premium paid for the option and the transaction costs, there may be circumstances when the purchase of an option on a futures contract would result in a loss to a Fund when the use of a futures contract would not, such as when there is no movement in the level of the underlying stock index or the value of securities or currencies being hedged.

A Fund’s activities in the futures and related options markets may result in a higher portfolio turnover rate and additional transaction costs in the form of added brokerage commissions; however, a Fund also may save on commissions by using futures and related options as a hedge rather than buying or selling individual securities or currencies in anticipation or as a result of market movements.

Buyers and sellers of foreign currency futures contracts are subject to the same risks that apply to the use of futures generally.  Further, settlement of a foreign currency futures contract may occur within the country issuing the underlying currency.  In that case, a Fund must accept or make delivery of the underlying foreign currency in accordance with any U.S. or foreign restrictions or regulations regarding the maintenance of foreign banking arrangements by U.S. residents, and may be required to pay any fees, taxes or charges associated with such delivery that are assessed in the issuing country.

A Fund may not write options or purchase or sell futures or forward contracts unless it owns either (1) an offsetting (“covered”) position in securities, or other options or futures or forward contracts or (2) cash and liquid securities with a value sufficient at all times to cover its potential obligations.  A Fund must comply with guidelines established by the SEC with respect to coverage of such instruments by mutual funds and, if required, will set aside cash and liquid securities in a segregated account with its custodian in the prescribed amount.  Securities or other options, futures or forward contract positions used for cover and securities held in a segregated account cannot be sold or closed out while the strategy is outstanding unless they are replaced with similar assets.  As a result, there is a possibility that the use of cover or segregation involving a large percentage of a Fund's assets could impede portfolio management and decrease a Fund's liquidity.

A Fund may effectively terminate its right or obligation under an option by entering into a closing transaction.  If a Fund wishes to terminate its obligation under a call option it has written, a Fund may purchase a call option of the same series (that is, a call option identical in its terms to the call option previously written); this is known as a closing purchase transaction.  Conversely, in order to terminate its right under a call or put option it has purchased, a Fund may write an option of the same series, as the option held; this is known as a closing sale transaction.  Closing transactions essentially permit a Fund to realize profits or limit losses on its options positions prior to the exercise or expiration of the option.

The value of an option position will reflect, among other things, the current market price of the underlying security, currency or index, the time remaining until expiration, the relationship of the exercise price to the market price, the historical price volatility of the underlying security, currency or index and general market conditions.  For this reason, the successful use of options depends upon the Adviser's or the Subadviser’s ability to forecast the direction of price fluctuations in the underlying securities or, in the case of index options, fluctuations in the market sector represented by the index selected.

Unless an option purchased by a Fund is exercised or unless a closing transaction is affected with respect to that position, a loss will be realized in the amount of the premium paid and any transaction costs.

A position in an exchange-listed option may be closed out only on an exchange that provides a secondary market for identical options.  The ability to establish and close out positions on the exchanges is subject to the maintenance of a liquid secondary market.  There can be no assurance that a liquid secondary market will exist for any particular option at any particular time.  Closing transactions may be affected with respect to options traded in the over-the-counter (“OTC”) markets (currently the primary markets for options on debt securities) only by negotiating directly with the other party to the option contract or in a secondary market for the option if such market exists.  There can be no assurance that a Fund will be able to liquidate an OTC option at a favorable price at any time prior to expiration.  In the event of insolvency of the opposite party, a Fund may be unable to liquidate an OTC option.

Accordingly, it may not be possible to effect closing transactions with respect to certain options, with the result that a Fund would have to exercise those options that it has purchased in order to realize any profit.  With respect to options written by a Fund, the inability to enter into a closing transaction may result in material losses to it.  For example, because a Fund must maintain a covered position or segregate assets with respect to any call option it writes, a Fund may not sell the underlying assets used to cover an option during the period it is obligated under the option unless it substitutes other acceptable securities.  This requirement may impair a Fund's ability to sell a portfolio security or make an investment at a time when such a sale or investment might be advantageous.

Index options are settled exclusively in cash.  If a Fund purchases an option on an index, the option is settled based on the closing value of the index on the exercise date.  Thus, a holder of an index option who exercises it before the closing index value for that day is available runs the risk that the level of the underlying index may subsequently change.  For example, in the case of a call option, if such a change causes the closing index value to fall below the exercise price of the option on the index, the exercising holder will be required to pay the difference between the closing index value and the exercise price of the option.

A Fund's activities in the options markets may result in a higher portfolio turnover rate and additional brokerage costs; however, a Fund also may save on commissions by using options as a hedge rather than buying or selling individual securities in anticipation or as a result of market movements.

The precise matching of the forward currency contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures.  Accordingly, it may be necessary for a Fund to purchase additional foreign currency on the spot (i.e., cash) market and bear the expense of such purchase if the market value of the security is less than the amount of foreign currency the Fund is obligated to deliver and if a decision is made to sell the security and make delivery of the foreign currency.  Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the portfolio security if its market value exceeds the amount of foreign currency the Fund is obligated to deliver.  The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain.  Forward currency contracts involve the risk that anticipated currency movements will not be accurately predicted, causing a Fund to sustain losses on these contracts and transactions costs.

At or before the maturity date of a forward contract requiring a Fund to sell a currency, the Fund may either sell a portfolio security and use the sale proceeds to make delivery of the currency or retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract pursuant to which the Fund will obtain, on the same maturity date, the same amount of the currency that it is obligated to deliver.  Similarly, a Fund may close out a forward contract requiring it to purchase a specified currency by entering into a second contract entitling it to sell the same amount of the same currency on the maturity date of the first contract.  A Fund would realize a gain or loss as a result of entering into an offsetting forward currency contract under either circumstance to the extent the exchange rate or rates between the currencies involved moved between the execution dates of the first contract and the offsetting contract.  There can be no assurance that the Fund will be able to enter into new or offsetting forward currency contracts.  Forward currency contracts also involve a risk that the other party to the contract may fail to deliver currency or pay for currency when due, which could result in substantial losses to a Fund.  The cost to a Fund of engaging in forward currency contracts varies with factors such as the currencies involved, the length of the contract period and the market conditions then prevailing.  Because forward currency contracts are usually entered into on a principal basis, no fees or commissions are involved.

VIII.

Derivatives

The Funds may invest in derivatives, including credit-linked securities, inverse floaters and interest rate swaps.  Derivative securities are instruments that derive their value from other financial instruments, securities, or indices.

A. Credit-Linked Securities.  Credit-linked securities are securities whose performance is linked to the performance of a designated basket or index of high yield securities.  Credit-linked securities are typically issued by a trust or a similar entity, which invests in a designated basket of high yield securities or in swap agreements or securities lending agreements that are based upon a designated basket or index of high yield securities.  Investments in credit-linked securities can be an efficient means of managing the cash position of a Fund.

The risks associated with investing in credit-linked securities include the following:

1.

Market Risk.  The values of credit-linked securities will generally rise or fall in response to the changes in the market values of the designated basket or index of high yield securities.

2.

Credit Risk and Interest Rate Risk.  The credit risk and interest rate risk associated with an investment in a credit-linked security are generally equivalent to the credit risk and interest rate risk associated with direct investments in the actual securities in the underlying designated basket or index of high yield securities.

3.

Counter-Party Risk.  This is the risk that the counter-party to a swap or securities lending agreement will be unable to honor its commitments under the agreement.

4.

Liquidity Risk.  Credit-linked securities are typically not registered for public trading under the Securities Act of 1933 and are therefore considered restricted securities.  At times, it may be difficult to sell credit-linked securities due to the lack of an available trading market.  See, Section IV “Restricted and Illiquid Securities” for the risks of illiquid securities.

5.

Basis Risk.  This is the risk that the performance of credit-linked securities may not correspond with the performance of the underlying designated basket or index of high yield securities.

For these reasons, there is no guarantee that the strategy of investing in credit-linked securities will be successful and a Fund could lose money by investing in them.

B.  Inverse Floaters.  Inverse floaters are securities on which the rate of interest varies inversely with interest rates on other securities or the value of an index.  For example, an inverse floating rate security may pay interest at a rate that increases as a specified interest rate index decreases but decreases as that index increases.  The secondary market for inverse floaters may be limited and they may be illiquid.  See “Restricted and Illiquid Securities” for the risks of illiquid securities.  The market values of such securities generally are more volatile than the market values of ordinary fixed rate obligations.  The interest rates on inverse floaters may be significantly reduced, even to zero, if interest rates rise.

C.  Interest Rate Swaps.  Interest rate swap transactions are agreements between two parties to exchange interest payments on a designated amount of two different securities for a designated period of time.  For example, two parties may agree to exchange interest payments on variable and fixed rate instruments.  The Funds may enter into interest rate swap transactions to preserve a return or spread on a particular investment or a portion of its bond portfolio.

The Funds will usually enter into swaps on a net basis, i.e., the two payment streams will be netted out in a cash settlement on the payment date or on dates specified in the investment.  A Fund’s obligations under a swap agreement will be accrued on a daily basis (offset against any amounts owing to the Fund), and appropriate Fund assets having an aggregate net asset value at least equal to the accrued but unpaid net amounts owed to a swap counter-party will be generally maintained in a segregated account.  A Fund also will establish and maintain such segregated accounts with respect to its total obligations under any swaps that are not entered into on a net basis.  Because segregated accounts will be established with respect to such transactions, the Funds do not treat swap transactions as constituting senior securities.  Accordingly, the Funds will not treat them as being subject to the Funds’ borrowing restrictions.

The Funds will enter into interest rate swap transactions only with banks and recognized securities dealers or their respective affiliates believed to present minimal credit risk in accordance with guidelines established by each Fund's Board.  Swaps do not involve the delivery of securities, other underlying assets or principal.  Accordingly, the risk of loss with respect to swaps is limited to the net amount of payments the Fund is contractually obligated to make.  If the other party to a swap defaults, the Fund’s risk of loss consists of the net amount of payments that the Fund contractually is entitled to receive.  If there is a default by the counter-party, the Fund may have contractual remedies pursuant to the agreements related to the transaction.

The swap market has grown significantly in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation.  As a result, the swap market has become relatively liquid.  Certain swap transactions involve more recent innovations for which standardized documentation has not yet been fully developed and, accordingly, they are less liquid than traditional swap transactions.

The use of swaps is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio securities transactions.  If a Fund were incorrect in its forecasts of interest rates, the investment performance of the Fund would be less favorable than it would have been if this investment technique were not used.

IX.

Repurchase Agreements

The Funds may invest in repurchase agreements.  A repurchase agreement is essentially a short-term collateralized loan. The lender (a Fund) agrees to purchase a security from a borrower (typically a broker-dealer) at a specified price.  The borrower simultaneously agrees to repurchase that same security at a higher price on a future date.  The difference between the purchase price and the repurchase price effectively constitutes the payment of interest.  In a standard repurchase agreement, the securities, which serve as collateral, are transferred to a Fund’s custodian bank.  In a “tri-party” repurchase agreement, these securities would be held by a different bank for the benefit of the Fund as buyer and the broker-dealer as seller.  In a “quad-party” repurchase agreement, the Fund’s custodian bank also is made a party to the agreement.  Each Fund may enter into repurchase agreements with banks that are members of the Federal Reserve System or securities dealers who are members of a national securities exchange or are market makers in government securities.  The period of these repurchase agreements will usually be short, from overnight to one week.  The securities, which are subject to repurchase agreements, however, may have long maturities.  Each Fund will always receive, as collateral, securities whose market value, including accrued interest, will at all times be at least equal to 100% of the dollar amount invested by the Fund in each agreement, and the Fund will make payment for such securities only upon physical delivery or evidence of book entry transfer to the account of the custodian.  If the seller defaults, a Fund might incur a loss if the value of the collateral securing the repurchase agreement declines, and might incur disposition costs in connection with liquidating the collateral.  In addition, if bankruptcy or similar proceedings are commenced with respect to the seller of the security, realization upon the collateral by a Fund may be delayed or limited.

X.

Temporary Borrowing

The Funds may borrow for temporary or emergency purposes to the extent permitted by the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.  Borrowing increases the risks of investing by increasing leverage and accentuating potential losses.

XI.

Temporary Defensive Investments

From time to time, the Funds may take temporary defensive positions in reaction to unusual market conditions, anticipated redemptions, or other events.  At such times, the Funds may invest large portions of their portfolios in cash (including foreign currency) or cash equivalents such as commercial paper and short-term debt instruments.  For a description of commercial paper and other short-debt instruments, see “Commercial Paper and Other Short-Term Investments.”  When the Funds are taking temporary defensive positions, they may not achieve their investment objectives and they could suffer losses.  For information concerning the risks of investing in commercial paper, other short-term debt instruments, and foreign currency, see “Debt Securities”, “Commercial Paper and Other Short-Term Investments”, and “Foreign Securities Exposure.”

PORTFOLIO HOLDINGS INFORMATION POLICIES AND PROCEDURES

In accordance with SEC regulatory requirements, each First Investors Fund files a complete schedule of its portfolio holdings with the SEC on a quarterly basis on Forms N-CSR and N-Q.  These forms are publicly available on the SEC's Internet website (http://www.sec.gov).  Each Fund will also provide a copy of its latest Form N-CSR to the public free of charge upon request.  Each Fund (except for a money market fund) also includes a schedule of its portfolio holdings in its annual and semi-annual reports to shareholders, which are available free of charge to the public upon request. Each Fund also publishes its top ten holdings on the First Investors website (http://www.firstinvestors.com) on a quarterly basis with a 30 day lag.

Until portfolio holdings information for First Investors Funds is made public in Form N-CSR, in Form N-Q, in a shareholder report, or on the First Investors website, it is considered to be confidential.  Such information may only be disclosed to persons who have a legitimate business reason to have the information and who are subject to a duty to keep the information confidential (including a duty not to trade on such information).  Neither the Funds, FIMCO, any subadviser of the Funds, nor any other person receives compensation in connection with disclosure of information about portfolio securities.

Non-public portfolio holdings information may not be provided to any actual or prospective shareholder of the Funds, any institutional investor, or any broker-dealer or financial intermediary who seeks such information for purposes of determining whether to invest in the Funds.  This is not considered a legitimate business need for the information.  If such persons request portfolio holdings information, they may only be provided with information that is disclosed in the latest annual or semi-annual report, in Forms N-CSR and N-Q filed with the SEC, and on the First Investors website.

Non-public portfolio holdings information may be provided to the following categories of persons based upon the fact that they have a legitimate business need for such information and are subject to a duty of confidentiality:

(a)	Investment advisers, sub-advisers, and sub-adviser candidates for the Funds (and their access persons);
(b)	Custodians and sub-custodians of the Funds;
(c)	Auditors of the Funds;
(d)	Legal counsel for the Funds;
(e)	Legal counsel to the independent trustees of the Funds;
(f)	Ratings or ranking agencies;
(g)	Parties who provide insurance for municipal securities purchased by the Funds;
(h)	Companies that provide analytical services to the Funds and their investment adviser;
(i)	Companies that provide pricing, operational, trade notification, settlement and valuation services to the Funds, their Adviser and/or their subadvisers;
(j)	Proxy voting services employed by the Funds;
(k)	Broker-dealers who provide execution or research services for the Funds (including identifying potential buyers and sellers for securities that are held by the Funds);
(l)	Broker-dealers who provide quotations that are used in pricing when a pricing service is unable to provide a price or it is determined to be unreliable; and
(m)	Companies that provide other services that are deemed to be beneficial to the Funds.

The Funds have ongoing arrangements to provide portfolio holdings information to the following: custodians and sub-custodians of the Funds (Bank of New York, Brown Brothers Harriman & Co. and their foreign sub-custodians); the independent registered public accounting firm of the Funds (Tait, Weller & Baker); ratings or ranking agencies and companies that provide analytical services to the Funds and their investment adviser (Lipper, Factset, ITG, and Bloomberg); parties who provide insurance for municipal securities purchased by the Funds (Ambac, MBIA, FSA and FGIC); pricing service employed by Funds (FT Interactive Data Corp.); proxy voting services employed by the Funds (Institutional Shareholder Services Inc., ADP and Glass Lewis & Co.); and companies that provide operational, trade notification, settlement, pricing and valuation services (State Street Investment Manager Solutions).

The following categories of persons are authorized to disclose portfolio holdings information to persons who have a legitimate business reason to receive non-public information – executive officers of the Funds, the portfolio managers, traders, analysts, other portfolio department personnel, such as portfolio assistants and administrative assistants, portfolio accountants, senior executives, and legal and compliance officers of the Funds’ adviser or subadvisers.

FIMCO employs the following policies on behalf of the Funds with respect to portfolio holding information.  It requires employees who have access to non-public portfolio holdings information as part of their regular functions to treat such information as confidential, prohibits them from trading for their own accounts based upon such information to the extent that such trading would violate the law, and prohibits them from selectively disclosing such information to any person who does not have a legitimate business need for such information that is consistent with the interests of the Funds.  FIMCO permits such employees to disclose a non-public list of portfolio holdings to a broker-dealer that provides services to the Funds subject to the following conditions: (a) the list must be at least 30 days old; (b) it must not specify the number of shares or units held, the dollar value, or the percentage of assets represented by the securities; and (c) it must be accompanied by a statement that the information is being provided solely to assist the broker-dealer to provide research and execution services for the Funds and may not be used for trading in the Funds’ shares by the broker-dealer or its clients.

The subadvisers for certain First Investors Funds, Wellington Management Company, LLP (“Wellington Management”), Paradigm Capital Management, Inc. (“Paradigm Capital Management”) and Vontobel Asset Management, Inc. (formerly named Vontobel USA, Inc.) (“Vontobel”), use policies that comply with the policies of First Investors Funds.  Generally, Wellington Management’s policies prohibit disclosing the portfolio holdings of any Fund to any person unless such disclosure has been approved by the Fund or such a disclosure is reasonably necessary for Wellington Management to provide investment advice to its clients.  Paradigm Capital Management’s policies require authorization prior to any disclosure of portfolio holdings to any outside vendor or service provider other than a broker-dealer that provides it with research and execution services.  Paradigm Capital Management’s policies also recognize that it is appropriate to release portfolio information upon request from regulatory agencies or if compelled by law to do so.

The Investment Compliance Manager of the Funds’ investment adviser monitors for compliance with the foregoing policies with respect to Access Persons of the Funds and the Adviser.  Any violations of these policies are reported to the Board of Trustees of the Funds on a quarterly basis.  The policies of the Funds’ sub-advisers are monitored by its compliance staff, and any violations are required to be reported to the Chief Compliance Officer of FIMCO and the Funds, and the Board of Trustees of the Funds.

PORTFOLIO TURNOVER

Portfolio securities may be sold from time to time without regard to the length of time they have been held when, in the opinion of the Adviser or Subadviser (as applicable), investment considerations warrant such action.  Portfolio turnover rate is calculated by dividing (1) the lesser of purchases or sales of portfolio securities for the fiscal year by (2) the monthly average of the value of portfolio securities owned during the fiscal year.  A 100% turnover rate would occur if all the securities in a Fund's portfolio, with the exception of securities whose maturities at the time of acquisition were one year or less, were sold and either repurchased or replaced within one year.  A high rate of portfolio turnover (100% or more) generally leads to higher transaction costs and may result in a greater number of taxable transactions.

MANAGEMENT OF THE FUNDS

Investment advisory services to each Fund are provided by FIMCO, pursuant to an Investment Advisory Agreement (“Advisory Agreement”).  FIMCO is a wholly owned subsidiary of First Investors Consolidated Corporation (“FICC”), and its address is 95 Wall Street, New York, NY 10005.  FICC and its consolidated subsidiaries engage in a variety of businesses, ranging from investment management to brokerage services, insurance and banking.

Pursuant to the Advisory Agreement, FIMCO is responsible for supervising and managing each Fund’s investments, determining each Fund’s portfolio transactions and supervising all aspects of each Fund's operations, subject to review by the Trustees.  The Advisory Agreement also provides that FIMCO shall provide the Funds with certain executive, administrative and clerical personnel, office facilities and supplies, conduct the business and details of the operation of each Fund and assume certain expenses thereof, other than obligations or liabilities of the Funds.

The Advisory Agreement may be terminated at any time, with respect to a Fund, without penalty by the Trustees or by a majority of the outstanding voting securities of such Fund, or by FIMCO, in each instance on not less than 60 days' written notice, and shall automatically terminate in the event of its assignment (as defined in the 1940 Act).  The Advisory Agreement also provides that it will continue in effect, with respect to a Fund, for a period of over two years only if such continuance is approved annually either by the Trustees or by a majority of the outstanding voting securities of such Fund, and, in either case, by a vote of a majority of the Independent Trustees voting in person at a meeting called for the purpose of voting on such approval.

Under the Advisory Agreement, each Fund is obligated to pay the Adviser an annual fee, paid monthly, as set forth in Part I of its SAI.  Each Fund bears all expenses of its operations other than those assumed by the Adviser or its Underwriter under the terms of its Advisory or Underwriting Agreements.  Fund expenses include, but are not limited to: the advisory fee; Rule 12b-1 fees; shareholder servicing fees and expenses; custodian fees and expenses; legal and auditing fees; registration fees and expenses; expenses of communicating to existing shareholders, including preparing, printing and mailing prospectuses and shareholder reports to such shareholders; and proxy and shareholder meeting expenses.

FIMCO has an Investment Committee composed of the Chairman and General Counsel of FIMCO, the Investment Compliance Manager, and the portfolio managers of each of the Funds.  The Committee usually meets weekly to discuss the composition of the portfolio of each Fund and to review additions to and deletions from the portfolios.

FICC owns all of the voting common stock of the Adviser and all of the outstanding stock of First Investors Corporation and the Funds’ transfer agent.  Kathryn S. Head and members of her family control FICC and, therefore, control the Adviser.

Wellington Management serves as the investment subadviser to the Global, All-Cap Growth, Focused Equity and Life Series Focused Equity Funds pursuant to a subadvisory agreement (“Subadvisory Agreement”).  Under the Subadvisory Agreement, Wellington Management is responsible for managing each Fund’s investments, subject to the oversight of FIMCO and the Board.  FIMCO is responsible for paying Wellington Management a subadvisory fee with respect to each Fund, as set forth in Part I of the SAI for the Fund.  The Subadvisory Agreement provides that it will continue for a period of more than two years from the date of execution only so long as such continuance is approved annually by either the Board or a majority of the outstanding voting securities of the Fund and, in either case, by a vote of a majority of the Independent Trustees voting in person at a meeting called for the purpose of voting on such approval.  The Subadvisory Agreement also provides that it will terminate automatically if assigned or upon termination of the Advisory Agreement, and that it may be terminated at any time without penalty by the Board or a vote of a majority of the outstanding voting securities of the Fund or by the Subadviser upon not more than 60 days’ nor less than 30 days’ written notice.  The Subadvisory Agreement provides that Wellington Management will not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which the Subadvisory Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation or from willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

Paradigm Capital Management serves as the investment subadviser to the Special Situations and Life Series Discovery Funds pursuant to a subadvisory agreement (“Subadvisory Agreement”).  Under the Subadvisory Agreement, Paradigm Capital Management is responsible for managing each Fund’s investments, subject to the oversight of FIMCO and the Board. FIMCO is responsible for paying Paradigm Capital Management a subadvisory fee with respect to each Fund, as set forth in Part I of the SAI for the Fund.  The Subadvisory Agreement provides that it will continue for a period of more than two years from the date of execution only so long as such continuance is approved annually by either the Board or a majority of the outstanding voting securities of the Fund and, in either case, by a vote of a majority of the Independent Trustees voting in person at a meeting called for the purpose of voting on such approval.  The Subadvisory Agreement also provides that it will terminate automatically if assigned or upon the termination of the Advisory Agreement, and that it may be terminated at any time without penalty by the Board or a vote of a majority of the outstanding voting securities of the Fund or by the Subadviser upon not more that 60 days’ nor less that 30 days’ written notice.  The Subadvisory Agreement provides that Paradigm Capital Management will not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which the Subadvisory Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation or from willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties.

Vontobel serves as the investment subadviser to the International Fund and Life Series International Fund pursuant to a subadvisory agreement (“Subadvisory Agreement”).  Under the Subadvisory Agreement, Vontobel is responsible for managing each Fund’s investments, subject to the oversight of FIMCO and the Board.  FIMCO is responsible for paying Vontobel a subadvisory fee, with respect to each Fund as set forth in Part I of the SAI for the Fund.  The Subadvisory Agreement provides that it will continue for a period of more than two years from the date of execution only so long as such continuance is approved annually by either the Board or a majority of the outstanding voting securities of the Fund and, in either case, by a vote of a majority of the Independent Trustees voting in person at a meeting called for the purpose of voting on such approval.  The Subadvisory Agreement also provides that it will terminate automatically if assigned or upon the termination of the Advisory Agreement, and that it may be terminated at any time without penalty by the Board or a vote of a majority of the outstanding voting securities of the Fund or by the subadviser upon not more that 60 days’ nor less that 30 days’ written notice.  The Subadvisory Agreement provides that Vontobel will not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which the Subadvisory Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation or from willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties.

In accordance with the requirements of Rule 204A-1 of the Investment Advisers Act of 1940 and Rule 17j-1 of the 1940 Act, the First Investors Funds, FIMCO, and their principal underwriter, First Investors Corporation (“FIC”) have adopted a Code of Ethics (“Code”) to protect the Funds and other advisory clients of FIMCO (“Other Advisory Clients”) from actual and potential conflicts of interest which may arise from the Personal Securities Transactions and other conduct of access persons (“Access Persons”).

Under the Code, all Access Persons are expected to not only comply with the federal securities laws and the Code but also to follow the highest fiduciary and ethical standards in all business and personal dealings which could in any way affect the Funds or Other Advisory Clients.  The guiding principles for all Access Persons are to place the interests of the Funds and Other Advisory Clients first at all times, to avoid placing themselves in any position in which there is any actual or apparent conflict of interest with the interests of the Funds or Other Advisory Clients, and to refrain from taking any inappropriate advantage of their positions of trust and responsibility.

Subject to certain exemptions, all Access Persons, except the disinterested Trustees of the Funds, are subject to a number of restrictions on their personal trading activities.  Among other things, Access Persons (a) must report to FIMCO upon hire, and annually thereafter, all holdings of covered securities and reportable securities, as defined in the Code; (b) must have all non-exempt trades in covered securities pre-cleared; (c) are generally prohibited from trading covered securities while any of the Funds are buying or selling or actively considering buying or selling the same covered securities; (d) are prohibited from retaining profits from short-term trading in covered securities; (e) must provide duplicate account statements and confirmations to a compliance officer; and (f) are prohibited from purchasing covered securities in limited offerings, including initial public offerings and private placements, unless a compliance officer determines that there are no actual or apparent conflicts between the interest of the Access Persons and the Funds.

Wellington Management, which serves as subadviser to certain First Investors Funds, has similarly adopted a Code of Ethics that governs the personal securities trading and conduct of its portfolio managers and other access persons of its clients.  Among other things, Wellington Management’s code of ethics requires its access persons to file reports concerning their personal securities holdings and transactions, including holdings of, and transactions in, mutual funds for which Wellington Management serves as subadviser; it requires access persons to preclear “covered transactions” prior to execution; and, it imposes “black out restrictions” on buying or selling securities that are being bought or sold by Wellington Management clients.

Paradigm Capital Management, which serves as subadviser to certain First Investors Funds, has similarly adopted a Code of Ethics that governs the personal securities trading and conduct of its portfolio managers and other access persons of its clients.  Among other things, Paradigm Capital Management’s code of ethics requires access persons to receive approval of a compliance officer prior to executing non-exempt personal securities transactions in “Named Securities”, which are securities currently recommended by Paradigm Capital Management for purchase or sale or are under consideration for purchase or sale; and it requires its access persons to file reports concerning their personal securities holdings and transactions, including holdings of, and transactions in, mutual funds for which Paradigm Capital Management serves as subadviser.

Vontobel, which serves as a subadviser to certain First Investor Funds, also has similarly adopted a code of ethics that governs the personal securities trading and conduct of its portfolio managers and other access persons of its clients.  Personnel subject to the code may purchase and sell securities for their personal accounts, including securities that may be purchased, sold or held by the Fund for which Vontobel serves as subadviser, subject to certain restrictions and conditions.  Generally, personal securities transactions are subject to preclearance procedures, reporting requirements and holding period rules.  The code also restricts personal securities transactions in private placements, initial public offerings and securities in which the Funds, for which Vontobel serves as subadviser, have a pending order.

The Funds have adopted policies and procedures for determining how proxies relating to portfolio securities should be voted, including procedures for addressing potential conflicts of interest that may be presented between the interests of the Funds and their shareholders and the interests of their investment adviser, principal underwriter, and other affiliated persons.

With respect to the Funds that are managed by FIMCO, the Board of Trustees of the Funds have approved the use of FIMCO’s proxy voting policies and procedures with respect to proxies relating to portfolio securities held by such Funds.  FIMCO’s proxy voting policies and procedures include guidelines for voting on particular types of issues.  These guidelines reflect the belief that proxies should be voted in a manner that serves the best economic interests of the Funds.  When the guidelines do not cover a specific issue, or to vote in accordance with such guidelines would be contrary to the best economic interests of the Funds, FIMCO shall use its best judgment in voting proxies on behalf of the Funds.

The following are FIMCO’s proxy voting guidelines.

Directors, Auditors and Other Business

• Election of Directors	With Management
• Appointment/Selection of Auditors	With Management

Corporate Governance

• Executive Compensation

With Management.  Executive compensation is generally considered when deciding whether to invest in a company.  If the Adviser believes that management’s position on an executive compensation proposal is contrary to shareholder interests, it will generally sell its investment in the issuer.

• Classified Boards	Against
• Golden Parachutes	Against
• Super Majority Provision	Against
• Combination of Several Anti-Takeover Proposals and an Anti-Greenmail Proposal (without the opportunity to vote separately on each issue)	Against
• Require Majority of Independent Directors	Reviewed on a Case-by-Case Basis
• Limit Special Meeting	Against
• Unequal Voting Rights	Against
• Cumulative Voting	With Management
• Blank Check Preferred Stock	Against
• Increase in Authorized Common Stock	Reviewed on a Case-by-Case Basis to Determine if it is Intended as an Anti-takeover Provision
• Merger, Acquisition, Reorganization, or Reincorporation	Reviewed on a Case-by-Case Basis
• Social Responsibility Issues	With Management

The following are FIMCO’s policies and procedures for identifying and resolving conflicts of interest that may arise in connection with voting of proxies.

Neither FIMCO nor any of its affiliates engage in investment banking, administration or management of corporate retirement plans, or other activities that may create a potential conflict of interest between the interests of the Funds and FIMCO and its affiliates regarding a proxy vote.  Nevertheless, if a proxy proposal were to create a conflict of interest between the interests of a Fund and those of FIMCO or its affiliates, the conflict of interest would have to be reported to FIMCO’s General Counsel.  The General Counsel would then provide guidance concerning the resolution of the conflict of interest and would report the conflict of interest to the Board of Trustees of the Funds at its next formal meeting.

With respect to the Funds that are managed by Wellington Management in its capacity as subadviser, the Board of Trustees of the Funds have approved the use of Wellington Management’s proxy voting policies and procedures with respect to proxies relating to portfolio securities held by such Funds.  Wellington Management votes proxies in what it believes are the best economic interests of its clients and in accordance with its Global Policies and Procedures. Wellington Management’s Corporate Governance Committee is responsible for the review and oversight of the firm’s Global Proxy Policies and Procedures.  The Corporate Governance Group within Wellington Management’s Corporate Operations Group is responsible for the day-to-day administration of the proxy voting process.  Although Wellington Management may utilize the services of various external resources in analyzing proxy issues and has established its own Global Proxy Voting Guidelines setting forth general guidelines for voting proxies, Wellington Management personnel analyze all proxies and vote proxies based on their assessment of the merits of each proposal.  The identified portfolio managers have the authority to determine the final vote for securities held in Funds for which they serve as the designated manager, unless such party is determined to have a material conflict of interest related to that proxy vote.

Wellington Management maintains procedures designed to identify and address material conflicts of interest in voting proxies.  The Corporate Governance Committee sets standards for identifying material conflicts based on client, vendor and lender relationships.  Proxy votes for which Wellington Management identifies a material conflict are reviewed by designated members of the Corporate Governance Committee or by the entire Committee in some cases to resolve the conflict and direct the vote.

With respect to the Funds that are managed by Paradigm Capital Management in its capacity as subadviser, the Board of Trustees of the Funds has approved the use of Paradigm Capital Management’s proxy voting policies and procedures with respect to proxies relating to portfolio securities held by such Funds.  Paradigm Capital Management votes proxies consistent with the best interests of the client, including long-term and short-term economic interests. Paradigm Capital Management’s Chief Compliance Officer is responsible for the review and oversight of the firm’s proxy voting policies and procedures.  The portfolio managers are responsible for the day-to-day administration of the proxy voting process.  Paradigm Capital Management has subscribed to an unaffiliated third-party corporate governance research service to assist it in analyzing proxies.  The portfolio managers have the authority to determine the final vote for securities held in Funds for which they serve as the designated manager, unless such party is determined to have a material conflict of interest related to that proxy vote.

Paradigm Capital Management maintains procedures designed to identify and address material conflicts of interest in voting proxies.  The Chief Compliance Officer sets standards for identifying material conflicts.  Proxy votes for which Paradigm Capital Management identifies a material conflict are reviewed by the Chief Compliance Officer and the portfolio manager to resolve the conflict and direct the vote.  If a resolution cannot be made by the Chief Compliance Officer and the portfolio manager, a third party may be asked to resolve the situation.

With respect to the Funds that are managed by Vontobel in its capacity as subadviser, the Board of Trustees has approved the use of Vontobel’s proxy voting policies and procedures with respect to proxies relating to portfolio securities held by the Fund.  Vontobel votes proxies consistent with the best interests of the client.  Vontobel has subscribed to an unaffiliated third-party corporate governance research service to assist it in analyzing proxies.  In most cases, Vontobel votes in strict accordance with the recommendations of the unaffiliated third-party corporate governance research service, but reserves the right to change that vote when a majority of the portfolio managers disagree with a recommendation or the firm is otherwise advised by the client in writing.

Vontobel maintains procedures designed to identify and address material conflicts of interest in voting proxies.  Whenever the Proxy Voting Group at Vontobel detects an actual or potential material conflict between the interests of a client, on the one hand, and the firm’s interests or the interests of a person affiliated with the firm on the other, the Proxy Voting Group will review the conflict.  If a potential conflict has been identified, then Vontobel will provide the client with sufficient information regarding the potential conflict and obtain the client’s consent prior to voting, or vote securities in accordance with its proxy voting policies discussed above.

FIMCO, Wellington Management, Paradigm Capital Management and Vontobel may be unable to vote or may determine not to vote a proxy on behalf of a Fund due to securities lending, share blocking and re-registration requirements, lack of adequate information, untimely receipt of proxy materials, immaterial impact of the vote, and/or excessive costs.

A description of the policies and procedures that the Funds use to vote proxies relating to a portfolio’s securities is available for free, upon request, by calling toll free 1-800-423-4026 or can be viewed online or downloaded from the EDGAR database on the SEC’s Internet website at http://www.sec.gov.  In addition, information regarding how the Funds voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available (1) without charge, upon request by calling 1-800-423-4026 and (2) on the SEC’s internet website at http://www.sec.gov.

RESPONSIBILITIES OF THE BOARD OF THE FUNDS

There is one common Board of the Funds within the First Investors Family of Funds.  The Board plays an important supervisory role with respect to oversight of the management of the Funds.  Among other things, the Board is responsible for the annual approval of investment advisory contracts, evaluation of portfolio performance, and the oversight of decisions that have been made by the Adviser and subadvisers, as applicable, pursuant to delegated authority. There are three standing committees of the Board, the “Nominating and Compensation Committee”, the “Audit Committee”, and the “Investment Committee”. The Nominating and Compensation and Audit Committees are comprised solely of the Independent Trustees. The Investment Committee is compromised of three Independent Trustees and one Interested Trustee.  (Independent Trustees are also referred to as Disinterested Trustees.)  The Nominating and Compensation Committee elects from its members a chairperson who serves for a three-year term and until a successor is elected. The Audit and Investment Committees may designate one member to serve as the Chairperson of the Committee.

The Nominating and Compensation Committee is responsible for, among other things, selecting and nominating persons to serve as Independent Trustees on the Board, evaluating candidates’ qualifications, reviewing the composition of the Board to determine whether it may be appropriate to add other Independent Trustees, and reviewing trustee compensation.  The Nominating and Compensation Committee was established in November 2004.  During the last fiscal year, the Nominating and Compensation Committee met 2 times to discuss nominating and compensation related matters.

When the Board has, or expects to have, a vacancy, the Nominating and Compensation Committee receives and reviews information on candidates qualified to be recommended to the full Board as nominees for election as Trustees, including any recommendations by shareholders.  The Nominating and Compensation Committee will review shareholder recommendations for nominations to fill vacancies on the Board if such recommendations are submitted in writing and addressed to the Nominating and Compensation Committee at the Funds’ offices c/o First Investors Management Company, Inc., 95 Wall Street, New York, New York 10005.

The Audit Committee is responsible for, among other things, overseeing the Funds’ accounting, financial reporting, and internal controls, approving the selection, retention, or termination of auditors, evaluating the independence of auditors, pre-approving any audit and non-audit services provided to the Funds and certain non-audit services provided to the Funds’ investment adviser or any of its affiliates, meeting with the auditors to discuss the audit plan, audit results, and any matters of concern that may be raised by the auditors, receiving reports from Fund management regarding the design or operation of the Funds’ internal controls, investigating improprieties or suspected improprieties in the Funds’ accounting or financial reporting, and reporting its activities to the full Board on a regular basis. The Audit Committee met 3 times during the last fiscal year.

The Investment Committee is responsible for, among other things, reviewing the investment performance data and related reports provided to the Board, reviewing the investment performance benchmarks and peer groups used in reports delivered to the Board, reviewing fee structures, expense ratios, fee waivers, and expense cap reimbursements, and reviewing the performance of the Funds individually and in the aggregate.  The Investment Committee was established in November 2006 and did not meet during the last fiscal year.

UNDERWRITER AND DEALERS

Each Fund, except First Investors Life Series Funds, has entered into an underwriting agreement (“Underwriting Agreement”) with First Investors Corporation (“Underwriter” or “FIC”) that requires the Underwriter to use its best efforts to sell shares of the Funds.  The Underwriting Agreement was unanimously approved by each Fund’s Board and the Independent Trustees.  The Underwriting Agreement provides that it will continue in effect from year to year, with respect to a Fund, only so long as such continuance is specifically approved at least annually by the Board or by a vote of a majority of the outstanding voting securities of such Fund, and in either case by the vote of a majority of the Independent Trustees, voting in person at a meeting called for the purpose of voting on such approval.  The Underwriting Agreement will terminate automatically in the event of its assignment.

The following table lists the current sales charge with respect to Class A shares of each Fund, except Cash Management Fund and Tax-Exempt Money Market Fund, as well as the amount of the sales charge that is reallowed to dealers selling the shares:

	Sales Charge as % of Offering Price Net Amount Invested		Concession to Dealers as a % of Offering Price
Amount of Investment
Less than $100,000	5.75%	6.10%	4.72%
$100,000 but under $250,000	4.50	4.71	3.69
$250,000 but under $500,000	3.50	3.63	2.87
$500,000 but under $1,000,000	2.50	2.56	2.05
$1,000,000 or more	0	0	*

*There is no sales charge on transactions of $1 million or more, purchases that qualify for Rights of Accumulation of $1 million, purchases made pursuant to a Letter of Intent of $1 million and purchases by group retirement plans pursuant to sales charge waiver privileges as described in the First Investors Shareholder Manual.  The Underwriter will pay from its own resources an imputed dealer concession equal to 0.90% of the amount invested to dealers on such purchases.  If such shares are redeemed within 24 months of purchase, a CDSC of 1.00% will be deducted from the redemption proceeds.  The CDSC will generally be applied in the same manner as the CDSC on Class B shares, as described in First Investors’ Shareholder Manual.

DISTRIBUTION PLANS

Each Fund, except the First Investors Life Series Funds, the Cash Management Fund of the Income Funds, and Tax-Exempt Money Market Fund of the Tax Exempt Funds, has adopted Distribution Plans in accordance with Rule 12b-1 under the Investment Company Act of 1940.  The Funds that have adopted Distribution Plans have separate plans for their Class A and Class B shares (“Class A Plan” and “Class B Plan” or “Plans”).  Under the Class A Plan, each Fund compensates the Underwriter for certain expenses incurred in the distribution of that Fund’s shares and the servicing or maintenance of existing Fund shareholder accounts at an annualized rate of up to 0.30% of each Fund’s average daily net assets attributable to its Class A shares.  Under the Class B Plan, each Fund compensates the Underwriter at an annualized rate of 1.00% of each Fund’s average daily net assets attributable to its Class B shares.

Each Plan was unanimously approved by the applicable Fund’s Board and the Independent Trustees.  Each Plan will continue in effect from year to year as long as its continuance is approved annually by either the applicable Fund’s Board or by a vote of a majority of the outstanding voting securities of the relevant class of shares of such Fund.  In either case, to continue, each Plan must be approved by the vote of a majority of the Independent Trustees of the applicable Fund.  Each Fund’s Board reviews quarterly and annually a written report provided by the Treasurer of the amounts expended under the applicable Plan and the purposes for which such expenditures were made.

Each Plan can be terminated at any time by a vote of a majority of the applicable Fund’s Independent Trustees or by a vote of a majority of the outstanding voting securities of the relevant class of shares of such Fund.  Any change to any Plan that would materially increase the costs to that class of shares of a Fund may not be instituted without the approval of the outstanding voting securities of that class of shares of such Fund as well as any class of shares that converts into that class.  Such changes also require approval by a majority of the applicable Fund’s Independent Trustees.

In adopting each Plan, the Board of each Fund considered all relevant information and determined that there is a reasonable likelihood that each Plan will benefit each Fund and their class of shareholders.  The Boards believe that amounts spent pursuant to each Plan have assisted each Fund in providing ongoing servicing to shareholders, in competing with other providers of financial services and in promoting sales, thereby increasing the net assets of each Fund.

In reporting amounts expended under the Plans to the Trustees, in the event that the expenses are not related solely to one class, the expenses are allocated as follows: the expenses that are allocated to service are allocated based solely on average net assets and the expenses that are allocated to distribution are allocated pursuant to a methodology that takes into account the costs with respect to each class.

DETERMINATION OF NET ASSET VALUE

All Funds Except Cash Management Fund, Life Series Cash Management Fund and Tax-Exempt Money Market Fund.

In calculating its net asset value (“NAV”), each Fund, other than the Cash Management Fund, the Life Series Cash Management Fund, and the Tax-Exempt Money Market Fund, generally values its assets on the basis of market quotations, last sale prices, or estimates of value furnished by a pricing service.  If such information is not available for a security held by the Fund, is determined to be unreliable, or (to the Adviser’s knowledge) does not reflect a significant event occurring after the close of the market on which the security principally trades (but before the close of trading on the NYSE), the security will be valued at its fair value as determined in good faith pursuant to procedures adopted by a Fund’s Board.  Foreign securities are priced based upon their market values as of the close of the foreign markets in which they principally trade.  The Fund also relies on a pricing service in circumstances where the U.S. securities markets exceed a pre-determined threshold to value foreign securities held in the Fund’s portfolio.  The pricing service, its methodology or the threshold may change from time to time.  In the event that a Fund holds any insured municipal bond which is in default in the payment of principal or interest, the defaulted bond may be valued based upon the value of a comparable bond which is insured and not in default.  Debt obligations with maturities of 60 days or less are valued at amortized cost.

Consistent with SEC regulations, changes in holdings of portfolio securities are generally reflected in the NAV calculation on the first business day following the trade (i.e., T + 1).  Therefore, when a Fund purchases or sells a security during the day, any change in the value of the security that occurs that day is not reflected in the Fund’s NAV.  “When-issued securities” are also reflected in the NAV of a Fund on a T + 1 basis.  Such investments are valued thereafter at the mean between the most recent bid and asked prices obtained from recognized dealers in such securities or by the pricing services.  For valuation purposes, quotations of foreign securities in foreign currencies are converted into U.S. dollar equivalents using the foreign exchange equivalents in effect as of the close of the London Stock Exchange.

Cash Management Fund, Life Series Cash Management Fund and Tax-Exempt Money Market Fund.

Each of these Funds values its portfolio securities in accordance with the amortized cost method of valuation under Rule 2a-7 under the 1940 Act.  To use amortized cost to value its portfolio securities, a Fund must adhere to certain conditions under that Rule relating to the Fund’s investments, some of which are discussed in each Fund’s Prospectus.  Amortized cost is an approximation of market value of an instrument, whereby the difference between its acquisition cost and value at maturity is amortized on a straight-line basis over the remaining life of the instrument.  The effect of changes in the market value of a security as a result of fluctuating interest rates is not taken into account and thus the amortized cost method of valuation may result in the value of a security being higher or lower than its actual market value.  In the event that a large number of redemptions take place at a time when interest rates have increased, the Fund might have to sell portfolio securities prior to maturity and at a price that might not be desirable.

Each Fund’s Board has established procedures for the purpose of maintaining a constant net asset value of $1.00 per share, which include a review of the extent of any deviation of net asset value per share, based on available market quotations, from the $1.00 amortized cost per share.  Should that deviation exceed ½ of 1% for the Fund, the Board will promptly consider whether any action should be initiated to eliminate or reduce material dilution or other unfair results to shareholders.  Such action may include selling portfolio securities prior to maturity, reducing or withholding dividends and utilizing a net asset value per share as determined by using available market quotations.  The Fund maintains a dollar weighted average portfolio maturity of 90 days or less and does not purchase any instrument with a remaining maturity greater than 397 days, limits portfolio investments, including repurchase agreements, to those U.S. dollar-denominated instruments that are of high quality and that the Trustees determine present minimal credit risks as advised by the Adviser, and complies with certain reporting and record keeping procedures.  There is no assurance that a constant net asset value per share will be maintained.  In the event amortized cost ceases to represent fair value per share, the Board will take appropriate action.

Emergency Pricing Procedures For All Funds.

Each Fund’s Board may suspend the determination of a Fund’s net asset value per share for the whole or any part of any period (1) during which trading on the New York Stock Exchange (“NYSE”) is restricted as determined by the SEC or the NYSE is closed for other than weekend and holiday closings, (2) during which an emergency, as defined by rules of the SEC in respect to the U.S. market, exists as a result of which disposal by a Fund of securities owned by it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or (3) for such other period as the SEC has by order permitted.

In the event that the Funds must halt operations during any day that they would normally be required to price under Rule 22c-1 under the 1940 Act due to an emergency (“Emergency Closed Day”), the Funds will apply the following procedures:

1.

The Funds will make every reasonable effort to segregate orders received on the Emergency Closed Day and give them the price that they would have received but for the closing.  The Emergency Closed Day price will be calculated as soon as practicable after operations have resumed and will be applied equally to sales, redemptions and repurchases that were in fact received in the mail or otherwise on the Emergency Closed Day.

2.

For purposes of paragraph 1, an order will be deemed to have been received by the Funds on an Emergency Closed Day, even if neither the Funds nor the Transfer Agent is able to perform the mechanical processing of pricing on that day, under the following circumstances:

(a)

In the case of a mail order, the order will be considered received by a Fund when the postal service has delivered it to FIC’s Edison, New Jersey offices prior to the close of regular trading on the NYSE; and

(b)

In the case of a wire order, including a Fund/SERV order, the order will be considered received when it is received in good form by a FIC branch office or an authorized dealer prior to the close of regular trading on the NYSE.

3.

If the Funds are unable to segregate orders received on the Emergency Closed Day from those received on the next day the Funds are open for business, the Funds may give all orders the next price calculated after operations resume.

4.

On business days in which the NYSE is not open for regular trading, the Funds may determine not to price their portfolio securities if such prices would lead to a distortion of the NAV, for the Funds and their shareholders.

ALLOCATION OF PORTFOLIO BROKERAGE

The Adviser and Subadvisers (in the case of Funds that have subadvisers) have authority to select the brokers and dealers that are used to effect portfolio transactions for the Funds.  Portfolio transactions are generally structured as agency transactions or principal transactions.  In agency transactions, the Funds generally pay brokerage commissions.  In principal transactions, the Funds may pay a dealer commission, mark-up, or selling concession.  In the case of a riskless principal transaction, the Funds may pay a “commission” if the confirmation statement explicitly states the amount of the transaction that is considered to represent a commission.  The Funds may also purchase certain fixed income securities directly from an issuer without paying commissions or discounts.

In selecting broker-dealers to execute portfolio transactions and assessing the reasonableness of their commissions, the Adviser and Subadvisers consider, among other things, a broker-dealer’s expertise, reputation, reliability, and performance in executing transactions, and the value of any research that it makes available.  A Fund may pay more than the lowest available commission (as that term is defined by the SEC) in return for brokerage and research services provided to the Adviser or, for Funds that employ a Subadviser, to either the Adviser or Subadviser.  Additionally, when directed by the Board of the Funds, the Adviser or Subadviser, as applicable, may use brokerage commissions to acquire services that do not qualify in whole or in part as research or brokerage services.  They may also, with approval of the Board, use dealer concessions available in fixed-priced underwritings to pay for research and other services.

The research acquired by the Adviser or a Subadviser with Fund commissions includes so-called proprietary research and third-party research.  Proprietary research is research that is generated by a full-service brokerage firm and offered to the firm’s clients on an “unbundled” basis along with execution services.  In other words, there is no separately stated charge for the research.  Third-party research is research that is prepared by an independent third party and provided by a brokerage firm. In a third-party research arrangement, the cost of the research is generally stated both in dollars and in terms of a soft-to-hard dollar ratio.  The client acquiring the research generally pays for the research by directing a specified amount of commission business to the broker-dealer that provides it.  The broker-dealer in turn pays the third party that provides the research.

The type of research services acquired with Fund commissions include: (a) market data, such as stock quotes, last sale prices, trading volumes, and other information as to the market for and availability of securities for purchase or sale; (b) research reports containing statistical or factual information or opinions pertaining to the economy, particular industries or sectors, particular issuers, or the creditworthiness of issuers; (c) meetings with executives of issuers or analysts; and (d) data concerning Fund performance and fees.  The Adviser generally uses each research service acquired with commissions to service all the Funds in the First Investors Family of Funds, rather than the particular Fund or Funds whose commissions may pay for a research service.  In other words, a Fund’s brokerage may be used to pay for a research service that is used in managing another Fund within the First Investors Fund Family.  The Subadvisers may likewise use research obtained with commissions to service their other clients.

The Board of the Funds has approved an arrangement whereby the Adviser acquires two mixed-use services with commissions, Lipper’s Directors’ Analytical Data and iMoneyNet.  These services are used by the Adviser both for research purposes and to analyze and report to the Fund’s Board a Fund’s performance and fees relative to other comparable funds.  The Adviser currently allocates 50% of the cost of these arrangements to administration in the Funds’ expenses.  The portion of the cost of each of these mixed-use services that is attributable to administration is treated as a fund expense for purposes of computing the expense ratios that are included in the prospectuses.

The Adviser or Subadviser may combine transaction orders placed on behalf of a Fund with orders placed with other clients for the purpose of negotiating brokerage commissions or obtaining a more favorable transaction price.  The securities purchased or sold in such bunched orders must be allocated in accordance with written procedures approved by the Board of the Funds.  The Adviser does not place portfolio orders with an affiliated broker, or allocate brokerage commission business to any broker-dealer in recognition of distributing Fund shares.  Moreover, no broker-dealer affiliated with FIMCO, Wellington Management or Vontobel participates in commissions generated by portfolio orders placed on behalf of any Fund.  A broker-dealer affiliate of Paradigm Capital Management, CL King & Associates, has been authorized by the Board of the Funds to execute portfolio transactions on behalf of the Special Situations and Life Series Discovery Funds in accordance with procedures adopted by the Funds pursuant to Rule 17e-1 of the 1940 Act.

CREDIT RATINGS INFORMATION

Standard & Poor’s (“S&P”) Long-Term Credit Ratings.

S&P issues the following credit ratings to long-term bonds, including but not limited to corporate bonds, municipal bonds, and government bonds.  The ratings are based on current information furnished by the issuer or obtained by S&P from other sources it considers reliable.  S&P does not perform any audit in connection with any rating and may, on occasion, rely on unaudited financial information.  The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information, or based on other circumstances.

The ratings are based, in varying degrees, on the following considerations:

Likelihood of default capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation;
Nature of and provisions of the obligation; and

Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

AAA Debt rated “AAA” has the highest rating assigned by S&P.  Capacity to pay interest and repay principal is extremely strong.

AA Debt rated “AA” has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

A Debt rated “A” has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB Debt rated “BBB” is regarded as having an adequate capacity to pay interest and repay principal.  Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

BB, B, CCC, CC, C Debt rated “BB,” “B,” “CCC,” “CC” and “C” is regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal.  “BB” indicates the least degree of speculation and “C” the highest.  While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

BB Debt rated “BB” has less near-term vulnerability to default than other speculative issues.  However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments.

B Debt rated “B” has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments.  Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal.

CCC Debt rated “CCC” has a currently identifiable vulnerability to default and is dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal.  In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest and repay principal.

CC The rating “CC” typically is applied to debt subordinated to senior debt that is assigned an actual or implied “CCC” rating.

C The rating “C” typically is applied to debt subordinated to senior debt which is assigned an actual or implied “CCC-” debt rating.  The “C” rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

D Debt rated “D” is in payment default.  The “D” rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period.  The “D” rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

Plus (+) or Minus (-):  The ratings from “AA” to “CCC” may be modified by the addition of a plus or minus sign to show relative standing within the major categories.

Moody’s Investors Service, Inc. (“Moody’s”) Long-Term Credit Ratings.

Moody’s issues the following credit ratings to long-term bonds and preferred stock.

Aaa Bonds which are rated “Aaa” are judged to be of the best quality.  They carry the smallest degree of investment risk and are generally referred to as “gilt edged.”  Interest payments are protected by a large or exceptionally stable margin and principal is secure.  While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa Bonds which are rated “Aa” are judged to be of high quality by all standards.  Together with the Aaa group they comprise what are generally known as high-grade bonds.  They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities, fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat greater than the Aaa securities.

A Bonds which are rated “A” possess many favorable investment attributes and are to be considered as upper-medium-grade obligations.  Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa Bonds which are rated “Baa” are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured).  Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time.  Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba Bonds, which are rated “Ba”, are judged to have speculative elements; their future cannot be considered as well assured.  Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future.  Uncertainty of position characterizes bonds in this class.

B Bonds, which are rated “B” generally, lack characteristics of the desirable investment.  Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

CAA Bonds, which are rated “CAA”, are of poor standing.  Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca Bonds which are rated “Ca” represent obligations which are speculative in a high degree.  Such issues are often in default or have other marked shortcomings.

C Bonds which are rated “C” are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Moody’s applies numerical modifiers, 1, 2 and 3 in each generic rating classification from Aa through B in its corporate bond rating system.  The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

S&P Credit Ratings for Commercial Paper.

An S&P’s commercial paper rating is a current opinion of the likelihood of timely payment of debt having an original maturity of no more than 365 days.  Ratings are graded into several categories, ranging from ‘A’ for the highest-quality obligations to ‘D’ for the lowest.  These categories are as follows:

A-1 This designation indicates that the degree of safety regarding timely payment is strong.  Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

A-2 Capacity for timely payment on issues with this designation is satisfactory.  However, the relative degree of safety is not as high as for issues designated ‘A-1.’

A-3 Issues carrying this designation have an adequate capacity for timely payment.  They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

B Issues rated ‘B’ are regarded as having only speculative capacity for timely payment.

C This rating is assigned to short-term debt obligations with a doubtful capacity for payment.

D Debt rated ‘D’ is in payment default.  The ‘D’ rating category is used when interest payments of principal payments are not made on the date due, even if the applicable grace period has not expired, unless Standard & Poor’s believes such payments will be made during such grace period.

Moody’s Short-Term Credit Ratings.

Moody’s short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations which have an original maturity not exceeding one year.  Obligations relying upon support mechanisms such as letters-of-credit and bonds of indemnity are excluded unless explicitly rated.

Prime 1 Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations.  Prime-1 repayment ability will often be evidenced by many of the following characteristics:

•	Leading market positions in well-established industries.
•	High rates of return on funds employed.
•	Conservative capitalization structure with moderate reliance on debt and ample asset protection.
•	Broad margins in earning coverage of fixed financial charges and high internal cash generation.
•	Well-established access to a range of financial markets and assured sources of alternate liquidity.

Prime 2 Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay senior short-term debt obligations.  This will normally be evidenced by many of the characteristics cited above, but to a lesser degree.  Earnings trends and coverage ratios, while sound, may be more subject to variation than is the case for Prime-2 securities.  Capitalization characteristics, while still appropriate, may be more affected by external conditions.  Ample alternative liquidity is maintained.

Prime 3 Issuers (or supporting institutions) rated Prime-3 have an acceptable ability for repayment of senior short-term obligations.  The effect of industry characteristics and market compositions may be more pronounced.  Variability in earnings and profitability may result in changes in the level of debt-protection measurements and may require relatively high financial leverage.  Adequate alternate liquidity is maintained.

Not Prime Issuers rated Not Prime do not fall within any of the Prime rating categories.

S&P’s Ratings Services Short-Term Issue Credit Ratings.

S&P issues the following credit ratings for short-term debt issues.  These ratings reflect the liquidity factors and market access risks unique to notes.  Notes due in 3 years or less will likely receive a note rating.  Notes maturing beyond 3 years will most likely receive a long-term debt rating.  The following criteria will be used in making that assessment.

- Amortization schedule (the larger the final maturity relative to other maturities the more likely it will be treated as a note).

- Source of Payment (the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note).

Note rating symbols are as follows:

SP-1 Strong capacity to pay principal and interest.  An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2 Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3 Speculative capacity to pay principal and interest.

Moody’s Short-Term Municipal Debt Credit Ratings.

In municipal debt issuance, there are three rating categories for short-term obligations that are considered investment grade.  These ratings are designated as Moody’s Investment Grade (MIG) and are divided into three levels – MIG 1 through MIG 3.

In addition, those short-term obligations that are of speculative quality are designated SG, or speculative grade.

In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned.  The first element represents Moody’s evaluation of the degree of risk associated with scheduled principal and interest payments.  The second element represents Moody’s evaluation of the degree of risk associated with the demand feature, using the MIG rating scale.

The short-term rating assigned to the demand feature of VRDOs is designated as VMIG.  When either the long- or short-term aspect of a VRDO is not rated, that piece is designated NR, e.g., Aaa/NR or NR/VMIG 1.

MIG ratings expire at note maturity.  By contrast, VMIG rating expirations will be a function of each issue’s specific structural or credit features.

MIG 1/VMIG 1 This designation denotes superior credit quality.  Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2/VMIG 2 This designation denotes strong credit quality.  Margins of protections are ample, although not as large as in the preceding group.

MIG 3/VMIG 3 This designation denotes acceptable credit quality.  Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG This designation denotes speculative-grade credit quality.  Debt instruments in this category may lack sufficient margins of protection.

GENERAL INFORMATION

Custodian.  The Bank of New York, One Wall Street, New York, NY  10286, is custodian of the securities and cash of each Fund, except for First Investors Global and International Funds and First Investors Life Series International Fund, and employs foreign sub-custodians and foreign securities depositories to provide custody of foreign assets.  Brown Brothers Harriman & Co., 40 Water Street, Boston, MA 02109, is custodian of the securities and cash of the First Investors Global and International Funds and First Investors Life Series International Fund and employs foreign subcustodians and foreign securities depositories to provide custody of their foreign assets.

Audits and Reports.  The accounts of the Funds are audited twice a year by Tait, Weller & Baker, an independent registered public accounting firm, 1818 Market Street, Suite 2400, Philadelphia, PA 19103-2108.  Shareholders of each Fund receive semi-annual and annual reports, including audited financial statements, and a list of securities owned.

Legal Counsel.  Kirkpatrick & Lockhart Preston Gates Ellis LLP, 1601 K Street, NW, Washington, DC 20006, serves as counsel to the Funds.

Transfer Agent.  Administrative Data Management Corp. (“ADM”), Raritan Plaza 1, Edison, NJ 08837, an affiliate of FIMCO and FIC, acts as transfer agent for the Funds and as redemption agent for regular redemptions. ADM provides services to account holders that includes, but is not limited to, opening and closing non-retirement and retirement accounts, transacting purchases, redemptions and exchanges, issuing checks, issuing tax statements, issuing account statements and maintaining records for the Funds.  ADM receives fees from the Funds that are based upon a combination of account maintenance and per transaction basis in accordance with a fee schedule that is approved by the Board of the Funds.  In addition, the Funds reimburse ADM for its out-of-pocket costs including, but not limited to, the costs of postage, forms, envelopes, telephone lines and other similar items.  The Transfer Agent's telephone number is 1-800-423-4026.

Retirement Accounts.  First Investors Federal Savings Bank (“FIFSB”) acts as custodian on certain retirement accounts that are opened through ADM (such as IRA and 403(b) accounts).  FIFSB charges an annual custodial fee for each type of retirement account it services irrespective of the number of Funds that are held in the retirement account.  These custodial fees are currently being paid by the Funds but the Funds reserve the right to discontinue paying this fee at any time on 45 days’ written notice to account holders.  FIFSB reserves the right to increase or modify the custodial fee on prior written notice.

Shareholder and Trustee Liability.   Each First Investors Fund is organized as a Delaware statutory trust.  The Declaration of Trust of each Fund contains an express disclaimer of shareholder liability for acts or obligations of the Trust.  Further, any note, bond, contract or other written obligation of the Trust or Fund may contain a disclaimer that the obligation may be only enforced against the assets of the Trust or Fund, but the omission of such disclaimer will not operate to bind or create personal liability for any shareholder or Trustee.

Each Declaration of Trust also provides for indemnification out of the property of the Fund of any shareholder held personally liable for the obligations of the Fund.  Each Declaration of Trust also provides that the Trust shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of the Fund and satisfy any judgment thereon.  Thus, the risk of a shareholder's incurring financial loss on account of shareholder liability is limited to circumstances in which the Fund itself would be unable to meet its obligations.  The Adviser believes that, in view of the above, the risk of personal liability to shareholders is immaterial and extremely remote.  Each Fund’s Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law, but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.  Each Fund may have an obligation to indemnify Trustees and officers with respect to litigation.

APPENDIX A

TAXES

The following is a general discussion of the federal tax laws that apply to the First Investors Funds.  The discussions of the tax treatment of distributions and dispositions of shares, taxation of the Funds in general and special rules for tax exempt Funds (Sections C, D and E) are not applicable for Funds that you have purchased through an individual retirement account, a 403(b) account, a 401(k) plan, a variable annuity contract, a variable life insurance policy, or other tax-deferred investment vehicle.  If you have purchased Fund shares through a variable annuity contract or a variable life insurance policy, you should also review the prospectus and statement of additional information (“SAI”) for that product for information concerning taxes.  If you have purchased shares of a Tax Exempt Fund (see “E.  Special Rules for Tax-Exempt Funds” below), you should read the prospectus and SAI of that Fund for information concerning state and local tax considerations.

A.

Compliance with Subchapter M of the Code

Each Fund has elected to be, and has qualified for treatment as a, regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (“Code”).  To continue qualifying for treatment as a RIC, a Fund which is treated as a separate corporation for federal tax purposes, must meet the following requirements each taxable year:

(1) The Fund must distribute to its shareholders for each taxable year at least 90% (“Distribution Requirement”) of its investment company taxable income (consisting generally of net investment income, the excess of net short-term capital gain over net long-term capital loss (“net short-term gain”), and net gains from certain foreign currency transactions, all determined without regard to any deduction for dividends paid);

(2) The Fund must derive at least 90% of its gross income each taxable year from (a) dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of securities or foreign currencies, or other income (including gains from options, futures, or forward contracts) derived with respect to its business of investing in securities or those currencies; and (b) net income from an interest in a “qualified publicly traded partnership” (“QPTP”) (“Income Requirement”);

(3) At the close of each quarter of the Fund's taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. Government securities, securities of other RICs, and other securities, with those other securities limited, in respect of any one issuer, to an amount that does not exceed 5% of the value of the Fund's total assets and that does not represent more than 10% of the issuer's outstanding voting securities (which, for these purposes, includes a QPTP’s equity securities); and

(4) At the close of each quarter of the Fund's taxable year, not more than 25% of the value of its total assets may be invested in (a) the securities (other than U.S. Government securities or the securities of other RICs) of any one issuer, (b) the securities (other than securities of other RICs) of two or more issuers the Fund controls that are determined to be engaged in the same, similar, or related trades or businesses, or (c) the securities of one or more QPTPs.

If a Fund qualifies for treatment as a RIC during a taxable year, it is relieved of federal income tax on the part of its investment company taxable income and net capital gain that it distributes to its shareholders.  If a Fund failed to qualify for that treatment for any taxable year, it would be taxed on the full amount of its taxable income for that year without being able to deduct the distributions it makes to its shareholders and the shareholders would treat all those distributions, including distributions that otherwise would be exempt-interest dividends (see “E. Special Rules for Tax-Exempt Funds” below) and distributions of net capital gain, as taxable dividends to the extent of the Fund’s earnings and profits, taxable as ordinary income (except that, for individual shareholders, the part thereof that is “qualified dividend income” would be subject to federal income tax at the rate for net capital gain -- a maximum of 15%); those dividends would be eligible for the dividends-received deduction available to corporations under certain circumstances.  In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions before requalifying for RIC treatment.

B.

Compliance with Subchapter L of the Code

Each Fund that serves as an underlying funding vehicle for an insurance company separate account (i.e., each series of the First Investors Life Series Funds) (each, a “Life Series Fund”) must also comply with the diversification requirements imposed on such accounts by section 817(h) of the Code and the regulations thereunder (collectively “Subchapter L”).  These requirements, which are in addition to the diversification requirements under Subchapter M of the Code (described above), applicable to all Funds, place certain limitations on the assets of each separate account — and of each Life Series Fund, because Subchapter L treats the assets of a Life Series Fund as assets of the related separate account — that may be invested in securities of a single issuer or a small number of issuers.

Specifically, Subchapter L provides that, except as permitted by the “safe harbor” described below, as of the end of each calendar quarter (or within 30 days thereafter) no more than 55% of a separate account's total assets may be represented by one investment, no more than 70% by any two investments, no more than 80% by any three investments, and no more than 90% by any four investments.  For this purpose, all securities of the same issuer are considered a single investment, and while each U.S. Government agency and instrumentality is considered a separate issuer, a particular foreign government and its agencies, instrumentalities, and political subdivisions are considered the same issuer.  Section 817(h) provides, as a safe harbor, that a separate account will be treated as being adequately diversified if the diversification requirements under Subchapter M are satisfied and no more than 55% of the value of the account's total assets are cash and cash items, U.S. Government securities, and securities of other RICs.

The failure of a Life Series Fund to satisfy the Subchapter L diversification requirements would result in taxation of First Investors Life Insurance Company and treatment of its contract holders and policy owners other than as described in the prospectuses of its separate accounts.  Specifically, the internal earnings within the contracts and policies could be immediately taxable rather than tax-deferred.

C.

General Tax Treatment of Distributions and Dispositions of Shares

Dividends a Fund distributes to its shareholders that are derived from dividends and taxable interest it receives on its investments together with Fund distributions from net short-term gain and net gains from certain foreign currency transactions, if any, are taxable to its shareholders as ordinary income (except as noted below) to the extent of its earnings and profits, whether received in cash or reinvested in additional Fund shares.  Distributions from a Fund’s net capital gain are taxable to its shareholders as long-term capital gains, regardless of how long they have held their Fund shares and whether those distributions are received in cash or reinvested in additional Fund shares; those distributions are subject to a 15% maximum federal income tax rate for individual shareholders to the extent the distributions are attributable to net capital gain a Fund recognizes on sales or exchanges of capital assets through its last taxable year beginning before January 1, 2011.  Dividends and other distributions also may be subject to state and local taxes.

A portion of the dividends from a Fund's investment company taxable income may be eligible for the 15% maximum federal income tax rate applicable to “qualified dividend income” that individuals receive through 2010 and the dividends-received deduction allowed to corporations.  The eligible portion may not exceed the aggregate dividends a Fund receives from most U.S. corporations and, for purposes of the 15% rate, certain foreign corporations.  In addition, the availability of that rate and the dividends-received deduction is subject to certain holding period, debt-financing, and other restrictions imposed on each Fund with respect to the shares it holds on which the dividends were paid and on each shareholder with respect to the Fund shares on which the Fund dividends were paid.  Dividends a corporate shareholder deducts pursuant to the dividends-received deduction are subject indirectly to the federal alternative minimum tax.

Dividends and other distributions a Fund declares in October, November, or December of any year that are payable to shareholders of record on a date in any of those months are deemed to have been paid by the Fund and received by the shareholders on December 31 of that year if the Fund pays the distributions during the following January.  Accordingly, those distributions will be taxed to shareholders for the year in which that December 31 falls.

Any capital gain an individual shareholder recognizes on a redemption or exchange through 2010 of his or her Fund shares that have been held for more than one year will qualify for a 15% maximum federal income tax rate.   If Fund shares are sold at a loss after being held for six months or less, any loss that is not disallowed (see “E. Special Rules for Tax-Exempt Funds” below) will be treated as long-term, instead of short-term, capital loss to the extent of any capital gain distributions received on those shares.

Dividends from a Fund’s investment company taxable income that are paid to a shareholder who is a non-resident alien or foreign entity (a “non-U.S. person”) generally are subject to 30% federal withholding tax (but not, in such event, subject to back-up withholding, described below) unless a reduced rate of withholding or a withholding exemption is provided under an applicable treaty.  Pursuant to the American Jobs Creation Act of 2004, however, a Fund’s distributions that are (1) made to a beneficial owner of its shares that certifies that it is a non-U.S. person, with certain exceptions, (2) attributable to its “qualified net interest income” and/or short-term capital gain, and (3) with respect to a taxable year beginning before January 1, 2008, are exempt from that withholding tax.  Non-U.S. persons are urged to consult their own tax advisers concerning the applicability of that withholding tax.

D.

Taxation of the Funds in General

Each Fund will be subject to a nondeductible 4% excise tax (“Excise Tax”) to the extent it fails to distribute by the end of any calendar year substantially all of its ordinary taxable income for that year and capital gain net income for the one-year period ending on October 31 of that year, plus certain other amounts.

Dividends and interest a Fund receives, and gains a Fund realizes, on foreign securities may be subject to income, withholding, or other taxes imposed by foreign countries and U.S. possessions (“foreign taxes”) that would reduce the total return on its securities.  Tax conventions between certain countries and the United States may reduce or eliminate foreign taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.

If more than 50% of the value of a Fund’s total assets at the close of any taxable year consists of securities of foreign corporations, it will be eligible to, and may, file an election with the Internal Revenue Service that would enable its shareholders, in effect, to benefit from any foreign tax credit or deduction available with respect to any foreign taxes it paid.  Pursuant to any such election, the Fund would treat those taxes as dividends paid to its shareholders and each shareholder (1) would be required to include in gross income, and treat as paid by the shareholder, the shareholder’s proportionate share of those taxes, (2) would be required to treat that share of those taxes and of any dividend the Fund paid that represents income from foreign or U.S. possessions sources (“foreign source income”) as the shareholder’s own income from those sources, and (3) could either use the foregoing information in calculating the foreign tax credit against the shareholder’s federal income tax or, alternatively, deduct the taxes deemed paid by the shareholder in computing taxable income.  If a Fund takes this election, it will report to its shareholders shortly after each taxable year their respective shares of foreign taxes it paid and its foreign-source income.  Individuals who have no more than $300 ($600 for married persons filing jointly) of creditable foreign taxes included on Form 1099 and all of whose foreign-source income is “qualified passive income” may elect each year to be exempt from the extremely complicated foreign tax credit limitation and will be able to claim a foreign tax credit without having to file the detailed Form 1116 that otherwise is required.

If a Fund invests in the stock of “passive foreign investment companies” (“PFICs”), special tax rules apply.  A PFIC is any foreign corporation (with certain exceptions) that, in general, meets either of the following tests: (1) at least 75% of its gross income for the taxable year is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income.  Under certain circumstances, a Fund that holds stock of a PFIC will be subject to federal income tax on a portion of any “excess distribution” it receives on the stock or of any gain on disposition of the stock (collectively “PFIC income”), plus interest thereon, even if the Fund distributes the PFIC income as a taxable dividend to its shareholders.  The balance of the PFIC income will be included in the Fund's investment company taxable income and, accordingly, will not be taxable to it to the extent it distributes that income to its shareholders.  Fund distributions attributable to PFIC income will not be eligible for the 15% maximum federal income tax rate on “qualified dividend income” described above.

If a Fund invests in a PFIC and elects to treat the PFIC as a “qualified electing fund” (“QEF”), then in lieu of the foregoing tax and interest obligation, the Fund would be required to include in income each year its pro rata share of the QEF’s annual ordinary earnings and net capital gain – which it probably would have to distribute to satisfy the Distribution Requirement and avoid imposition of the Excise Tax – even if the QEF did not distribute those earnings and gain to the Fund.  In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.

A Fund may elect to “mark-to-market” its stock in any PFIC.  “Marking-to-market,” in this context, means including in gross income each taxable year (and treating as ordinary income) the excess, if any, of the fair market value of the PFIC's stock over a Fund’s adjusted basis in that stock as of the end of that year.  Pursuant to the election, a Fund also may deduct (as an ordinary, not capital, loss) the excess, if any, of its adjusted basis in PFIC stock over the fair market value thereof as of the taxable year-end, but only to the extent of any net mark-to-market gains with respect to that stock the Fund included in income for prior taxable years under the election (and under regulations proposed in 1992 that provided a similar election with respect to the stock of certain PFICs).  A Fund’s adjusted basis in each PFIC’s stock subject to the election would be adjusted to reflect the amounts of income included and deductions taken thereunder.

If a Fund invests in zero coupon or other securities issued with original issue discount, the Fund must include in its income the portion of the original issue discount that accrues on the securities during the taxable year, even if the Fund receives no corresponding payment on them during the year.  Similarly, each Fund must include in its gross income securities it receives as “interest” on pay-in-kind securities.  Because each Fund annually must distribute substantially all of its investment company taxable income, including any original issue discount and other non-cash income, to satisfy the Distribution Requirement and avoid imposition of the Excise Tax, a Fund may be required in a particular year to distribute as a dividend an amount that is greater than the total amount of cash it actually receives.  Those distributions will be made from a Fund's cash assets or from the proceeds of sales of portfolio securities, if necessary.  A Fund may realize capital gains or losses from those sales, which would increase or decrease its investment company taxable income and/or net capital gain.

If a Fund uses hedging strategies, such as selling (writing) and purchasing options and futures contracts and entering into forward contracts, complex rules apply to determine for income tax purposes the amount, character, and timing of recognition of the gains and losses the Fund realizes in connection therewith.  Gains from the disposition of foreign currencies (except certain gains that may be excluded by future regulations), and gains from options, futures, and forward contracts a Fund derives with respect to its business of investing in securities or foreign currencies, are treated as qualifying income under the Income Requirement.

Some futures, foreign currency contracts, and “nonequity” options (i.e., certain listed options, such as those on a “broad-based” securities index) in which the Funds invest may be subject to section 1256 of the Code (“section 1256 contracts”).  Any section 1256 contracts a Fund holds at the end of its taxable year generally must be “marked-to-market” (i.e., treated as having been sold at that time for their fair market value) for federal income tax purposes, with the result that unrealized gains or losses will be treated as though they were realized.  Sixty percent of any net gain or loss recognized on these deemed sales, and 60% of any net realized gain or loss from any actual sales of section 1256 contracts, will be treated as long-term capital gain or loss, and the balance will be treated as short-term capital gain or loss.  Section 1256 contracts also may be marked-to-market for purposes of the Excise Tax.  These rules may operate to increase the amount that a Fund must distribute to satisfy the Distribution Requirement (i.e., with respect to the portion treated as short-term capital gain), which will be taxable to its shareholders as ordinary income, and to increase the net capital gain a Fund recognizes, without in either case increasing the cash available to it.  A Fund may elect not to have the foregoing rules apply to any “mixed straddle” (i.e., a straddle the Fund clearly identifies in accordance with applicable regulations, at least one (but not all) of the positions of which are section 1256 contracts), although doing so may have the effect of increasing the relative proportion of net short-term capital gain (taxable as ordinary income) and thus increasing the amount of dividends it must distribute.

Under Code section 988, gains or losses (1) from the disposition of foreign currencies, including forward contracts, (2) except in certain circumstances, from options and forward contracts on foreign currencies (and on financial instruments involving foreign currencies) and from notional principal contracts (e.g., swaps, caps, floors, and collars) involving payments denominated in foreign currencies, (3) on the disposition of each foreign-currency-denominated debt security that are attributable to fluctuations in the value of the foreign currency between the dates of acquisition and disposition of the security, and (4) that are attributable to exchange rate fluctuations between the time a Fund accrues interest, dividends, or other receivables or expenses or other liabilities denominated in a foreign currency and the time it actually collects the receivables or pays the liabilities, generally will be treated as ordinary income or loss.  These gains or losses will increase or decrease the amount of a Fund’s investment company taxable income to be distributed to its shareholders as ordinary income, rather than affecting the amount of its net capital gain.  If a Fund’s section 988 losses exceed other investment company taxable income during a taxable year, the Fund would not be able to distribute any dividends, and any distributions made during that year before the losses were realized would be recharacterized as a return of capital to shareholders, rather than as a dividend, thereby reducing each shareholder’s basis in his or her Fund shares.

Offsetting positions a Fund may enter into or hold in any actively traded security, option, futures, or forward contract may constitute a “straddle” for federal income tax purposes.  Straddles are subject to certain rules that may affect the amount, character, and timing of recognition of a Fund’s gains and losses with respect to positions of the straddle by requiring, among other things, that (1) loss realized on disposition of one position of a straddle be deferred to the extent of any unrealized gain in an offsetting position until the latter position is disposed of, (2) the Fund’s holding period in certain straddle positions not begin until the straddle is terminated (possibly resulting in gain being treated as short-term rather than long-term capital gain), and (3) losses recognized with respect to certain straddle positions, that otherwise would constitute short-term capital losses, be treated as long-term capital losses.  Applicable regulations also provide certain “wash sale” rules, which apply to transactions where a position is sold at a loss and a new offsetting position is acquired within a prescribed period, and “short sale” rules applicable to straddles.  Different elections are available to a Fund, which may mitigate the effects of the straddle rules, particularly with respect to mixed straddles.

If a call option written by a Fund lapses (i.e., terminates without being exercised), the amount of the premium it received for the option will be short-term capital gain.  If a Fund enters into a closing purchase transaction with respect to a written call option, it will have a short-term capital gain or loss based on the difference between the premium it received for the option it wrote and the premium it pays for the option it buys.  If such an option is exercised and a Fund thus sells the securities or futures contract subject to the option, the premium it received will be added to the exercise price to determine the gain or loss on the sale.  If a call option purchased by a Fund lapses, it will realize short-term or long-term capital loss, depending on its holding period for the security or futures contract subject thereto.  If a Fund exercises a purchased call option, the premium it paid for the option will be added to its basis in the subject securities or futures contract.

If a Fund has an “appreciated financial position” – generally, an interest (including an interest through an option, futures or forward contract, or short sale) with respect to any stock, debt instrument (other than “straight debt”), or partnership interest the fair market value of which exceeds its adjusted basis – and enters into a “constructive sale” of the position, the Fund will be treated as having made an actual sale thereof, with the result that it will recognize gain at that time.  A constructive sale generally consists of a short sale, an offsetting notional principal contract, or a futures or forward contract a Fund or a related person enters into with respect to the same or substantially identical property.  In addition, if the appreciated financial position is itself a short sale or such a contract, acquisition of the underlying property or substantially identical property will be deemed a constructive sale.  The foregoing will not apply, however, to any transaction of a Fund during any taxable year that otherwise would be treated as a constructive sale if the transaction is closed within 30 days after the end of that year and the Fund holds the appreciated financial position unhedged for 60 days after that closing (i.e., at no time during that 60-day period is the Fund’s risk of loss regarding that position reduced by reason of certain specified transactions with respect to substantially identical or related property, such as having an option to sell, being contractually obliged to sell, making a short sale, or granting an option to buy substantially identical stock or securities).

E.

Special Rules for Tax-Exempt Funds

Special rules apply to the dividends paid by the Funds that invest primarily in tax-exempt municipal securities (“Tax-Exempt Funds”).

The portion of the dividends a Tax-Exempt Fund pays equal to the excess of its excludable interest over certain amounts disallowed as deductions (thus excluding distributions of net short-term gain and net capital gain) will qualify as “exempt-interest dividends” and thus will be excludable from gross income for federal income tax purposes by its shareholders, if the Fund satisfies the requirement that, at the close of each quarter of its taxable year, at least 50% of the value of its total assets consists of securities the interest on which is excludable from gross income under section 103(a) of the Code; each Tax-Exempt Fund intends to continue to satisfy this requirement.  The aggregate dividends excludable from a Fund’s shareholders’ gross income may not exceed its net tax-exempt income.  Shareholders' treatment of exempt-interest dividends under state and local income tax laws may differ from the treatment thereof under the Code.  Investors should consult their tax advisers concerning this matter.

If shares of a Tax-Exempt Fund are sold at a loss after being held for six months or less, the loss will be disallowed to the extent of any exempt-interest dividends received on those shares.

Tax-exempt interest paid on certain private activity bonds (“PABs”) (including, to the extent a Tax-Exempt Fund receives such interest, a proportionate part of the exempt-interest dividends it pays) is a tax preference item for purposes of the federal alternative minimum tax.  Exempt-interest dividends a corporate shareholder receives also may be indirectly subject to that tax without regard to whether a Tax-Exempt Fund's tax-exempt interest was attributable to those bonds.  Entities or other persons who are “substantial users” (or persons related to “substantial users”) of facilities financed by PABs should consult their tax advisers before purchasing shares of a Tax-Exempt Fund because, for users of certain of these facilities, the interest on those bonds is not exempt from federal income tax.  For these purposes, the term “substantial user” is defined generally to include a “non-exempt person” who regularly uses in a trade or business a part of a facility financed from the proceeds of PABs.

Up to 85% of social security and certain railroad retirement benefits may be included in taxable income for a taxable year for recipients whose modified adjusted gross income (which includes exempt-interest dividends) plus 50% of their benefits for the year exceeds certain base amounts. Exempt-interest dividends from a Tax-Exempt Fund still are tax-exempt to the extent described above; they are only included in the calculation of whether a recipient's income exceeds the established amounts. Interest on indebtedness incurred or continued by a shareholder to purchase or carry Tax-Exempt Fund shares is not deductible for federal income tax purposes.

A Tax-Exempt Fund may invest in municipal bonds that are purchased with market discount (that is, at a price less than the principal amount of the bond or, in the case of a bond that was issued with original issue discount, a price less than the amount of the issue price plus accrued original issue discount) (“municipal market discount bonds”).  If a bond’s market discount is less then the product of (1) 0.25% of the redemption price at maturity times (2) the number of complete years to maturity after the Fund acquired the bond, then no market discount is considered to exist.  Market discount on such a bond generally is accrued ratably, on a daily basis, over the period from the acquisition date to the date of maturity.  Any gain on the disposition of a municipal market discount bond (other than a bond with a fixed maturity date within one year from its issuance) generally is treated as ordinary (taxable) income, rather than capital gain, to the extent of the bond's accrued market discount at the time of disposition.  In lieu of treating the disposition gain as above, a Tax-Exempt Fund may elect to include market discount in its gross income currently, for each taxable year to which it is attributable.

If a Tax-Exempt Fund realizes capital gain as a result of market transactions, any distributions of that gain will be taxable to its shareholders.  There also may be collateral federal income tax consequences regarding the receipt of exempt-interest dividends by shareholders such as S corporations, financial institutions, and property and casualty insurance companies.  A shareholder falling into any such category should consult its tax adviser concerning its investment in shares of a Tax-Exempt Fund.

APPENDIX B

SHAREHOLDER MANUAL

A Guide to Your

First Investors

Mutual Fund Account

as of May 1, 2007

INTRODUCTION

First Investors offers a wide variety of mutual funds to meet your financial needs. New client accounts must be established through your registered representative. While your registered representative is available to service your account on an ongoing basis, once you have established an account, you can contact us at 1(800)423-4026 directly for account services.

This easy-to-follow guide tells you how to contact us and explains our policies and procedures. The policies and procedures referenced in this manual may be changed by amendment to this manual at any time without prior notice. You may obtain the latest version of this manual on our web site (www.firstinvestors.com).

If you purchase First Investors Funds through an omnibus account or qualified group retirement plan, in most cases, you must process purchases and redemptions through your broker-dealer or plan trustee. We cannot take instructions directly from you. An "Omnibus Account" is an account registered in the name of a financial intermediary, such as a broker-dealer, bank, investment advisor, a 401(k) or similar retirement plan. Such an account may not identify to us the identities of its underlying customers or participants. If your account is established through Fund/SERV or Networking, you must contact your broker-dealer to determine which privileges are available to you.

This manual must be preceded or accompanied by a First Investors mutual fund prospectus. For more complete information on any First Investors mutual fund, including charges and expenses, refer to the prospectus. Read the prospectus carefully before you invest or send money.

TABLE OF CONTENTS

Who We Are

1

When We Are Open For Business

1

How To Contact Us

1

How Fund Shares Are Priced

1

How To Open An Account

•

General Customer Identification Requirements

1

•

Specific Account Requirements

3

Non-Retirement Accounts

3

Retirement Accounts

4

How To Buy Shares

•

PlacingYour Purchase Order

5

•

Paying For Your Order

6

By Check

6

By Money Line

7

ByAutomatic Payroll Investment

8

By Federal Funds Wire Transfer

8

By Systematic Investments From Your Money Market Fund

8

By Systematic Withdrawal Plan Payment Investments

9

By Investments Through Certain Retirement Plans

9

•

Choosing Between Share Classes

9

Class A Shares

11

Discounts Available through Rights of Accumulation

11

Discounts Available through Letters of Intent

11

Other ROA & LOI Conditions

12

Class A Sales Charge Waivers

12

Special Class A Sales Charge Discounts

14

Class B Shares

15

Computation of Contingent Deferred Sales Charge

15

Waivers of Contingent Deferred Sales Charge

15

Conversion to Class A Shares

16

•

Minimum Initial Investment Requirements

16

•

Additional Investments

16

How To Sell Shares

•

Redemptions From Class A Money Market Accounts

17

•

Written Redemptions

17

•

Telephone Redemptions

18

•

Electronic Funds Transfer Redemptions

19

•

Systematic Withdrawals

19

•

Expedited Wire Redemptions

20

•

Money Market Draft Check Redemptions

20

•

Redemptions-In-Kind

21

How To Use Our Free Exchange Privilege

•

Exchanges From FI Money Market Funds

22

•

Systematic Exchanges

22

•

Other Exchange Conditions

22

•

Telephone Exchanges

24

•

Written Exchanges

24

What Are The Funds’ Policies On Frequent Trading

25

When Signature Guarantees Are Required

25

Statements & Reports

•

Transaction Confirmation Statements

26

•

Prospectuses

27

•

Master Account Statements

27

•

Annual and Semi-Annual Reports

27

Dividends & Distributions

28

Taxes & Forms

29

Other Policies & Services

•

Telephone Exchange & Redemption Privileges

30

Joint Accounts

30

Tenants in Common Accounts (“TIC”)

30

Trust, Partnerships, Corporations & Other Entities

30

•

Share Certificates

31

•

Name Changes

31

•

Transferring Ownership Of Shares

31

•

Householding Of Disclosure Documents

32

•

Missing Or Incorrect TINs And Returned Mail

32

•

Your Privacy

33

•

Tranfer on Death Guidelines

33

Contact Information

•

Our Shareholder Services Department

35

•

E-Mail

36

•

WebAccess

36

Who We Are

First Investors is a mutual fund family. We offer a wide array of stock, bond and money market funds ("FI Funds" or "Funds") that are distributed through our affiliated broker, First Investors Corporation ("FIC"). You may also purchase shares through any non-affiliated broker-dealer that has a selling agreement with FIC. We pride ourselves on providing financial services with a "personal touch."

When We Are Open For Business

We are open for business every day the New York Stock Exchange ("NYSE") is open for regular trading ("Business Days"). The NYSE is closed on most national holidays and Good Friday.

How To Contact Us

You may call or write us at the telephone numbers or addresses set forth in "Contact Information."

As discussed in that section of this manual, we also accept e-mail communications for limited purposes and make information available to you via our web site. We do not accept purchase, redemption, exchange or other account instructions via e-mail.

How Fund Shares Are Priced

Each FI Fund prices its shares each Business Day. The share price is calculated as of the close of regular trading on the NYSE (normally 4:00 p.m. Eastern Time). In the event that the NYSE closes early, the share price will be determined as of the time of the closing.

The Fund prices are generally listed later in the evening on the First Investors web site (www.firstinvestors.com). The prices for our larger Funds are also reported the next day in many newspapers.

In pricing its shares, each Fund, other than our money market funds, calculates the net asset value ("NAV") of each class of its shares separately by taking the total value of class assets, subtracting class expenses, and dividing the difference by the total number of shares in the class.

Our money market funds attempt to maintain a stable $1.00 per share for each share class by valuing their assets using the amortized cost method. The NAVs of these Funds could nevertheless decline below $1.00 per share.

The price that you will pay for a share is the NAV plus any applicable front-end sales charge (the "public offering price"). The price you receive if you redeem or exchange your shares is the NAV, however any applicable contingent deferred sales charge ("CDSC") will be deducted from the proceeds.

The processing and price date for a purchase, redemption or exchange depends upon how your order is placed (see "How To Buy Shares," "How To Sell Shares" and "How To Use Our Free Exchange Privilege").

Special pricing procedures are employed during emergencies. For a description of these procedures, you can request, free of charge, a copy of a Statement of Additional Information.

How To Open An Account

■

General Customer Identification Requirements

The USA PATRIOT Act requires mutual funds, broker-dealers, and other financial institutions to obtain, verify and record information that identifies each customer who opens a new account. To comply with these requirements, we must obtain certain information about a new customer before we can open a new account for the customer, including the customer's name, residential street address, date of birth (in the case of a natural person), social security or taxpayer identification number ("TIN"), and citizenship status.

Additional information may be required in certain circumstances.

The starting point in the process is the completing of an account application. If you are opening an account through FIC, you must first complete and sign a Master Account Agreement ("MAA") unless your account is part of a qualified group retirement plan. Your registered representative will assist you in completing the MAA, explain our product line and services, and help you select the right investments. If you do not list a broker on your MAA, FIC will act as your agent. We recommend that you discuss your investment with a registered representative before investing to ensure that your fund selection is consistent with your financial goals and objectives and tolerance for risk.

If you are opening a FI Fund account through a broker-dealer other than FIC, you will generally be required to complete a non-affiliated broker-dealer account application ("BAA") unless your account is established through Fund/SERV or Networking. If your account is being established through Fund/SERV or Networking, you may need to complete a BAA and other documents for certain privileges; you must contact your broker-dealer to determine which privileges are available to you. Broker- dealers that process transactions through Fund/SERV or Networking are responsible for obtaining your permission to process transactions and for ensuring that the transactions are processed properly.

Broker-dealers may charge their customers a processing or service fee in connection with the purchase and/or redemption of fund shares. Such a fee is in addition to the fees and charges imposed by the Funds that are discussed in this manual. The amount and applicability of such a fee is determined and disclosed to customers by each individual broker-dealer. Processing or service fees typically are fixed dollar amounts and are in addition to the sales and other charges described in the prospectus and the Statement of Additional Information. Your broker-dealer will provide you with specific information about any processing or service fees you will be charged.

As described more fully below, to satisfy the requirements of the law, we may also ask for a document that identifies the customer, such as a U.S. driver's license, passport, or state or federal government photo identification card. In the case of a customer that is an entity, we may also ask for a document that identifies the customer, such as articles of incorporation, state issued charter, excerpts from a partnership agreement or trust document, as well as information concerning the person or persons who have authority over the account.

Once we have received your application and such other information as is required, we will attempt to verify your identity using a consumer reporting agency or documentary evidence. If we are unable to verify your identity to our satisfaction, within a maximum of sixty (60) days of opening your account, we will restrict most types of investments in your account. We reserve the right to liquidate your account at the current net asset value within a maximum of ninety (90) days of its verification if we have not been able to verify your identity. We are not responsible for any loss that may occur and we will not refund any sales charge or CDSC that you may incur as a result of our decision to liquidate an account. If we redeem your account, we reserve the right to prohibit you from opening another account.

The foregoing customer information and verification procedures are not applicable to accounts that are opened through omnibus accounts, certain other accounts as permitted by law or shareholders of the FI Funds who held accounts as of October 1, 2003, provided that we have the account holders' correct names, addresses, social security numbers and birth dates. If existing shareholders have not provided us with such information, we may require additional information from them before we will open new fund accounts for them directly or indirectly through an exchange.

We will not require you to provide the foregoing customer information or attempt to verify your identity if your broker-dealer is opening a FI Fund account on your behalf through Fund/SERV or Networking. In such case, it is your broker-dealer's responsibility to verify your identity. However, you may be required to provide us with certain information and complete certain forms before you can execute transactions directly through us (rather than through your broker-dealer) or obtain certain privileges.

■

Specific Account Requirements

Listed below are the account opening requirements for our most common types of accounts. After you determine the type of account you want to open and the FI Fund(s) you want to purchase, deliver your completed MAA or BAA, supporting documentation and your check, made payable to FIC or the Fund, to your broker-dealer. Upon receipt of your properly completed paperwork, a "Customer Account" will be opened for you. The term "Customer Account" refers to all accounts owned by the same customer. An individual and a joint account represent two different customers. Therefore, a customer who owns both individually and jointly registered accounts, will be assigned two "Customer Accounts."

A. Non-Retirement Accounts

We offer a variety of "non-retirement" accounts, which is the term used to describe all accounts other than retirement accounts.

Individual Accounts may be opened by any adult individual who resides in the U.S. You must certify that you are a legal resident of the U.S. on the MAA or BAA and provide us with your name, residential street address in the U.S. (Army or Fleet Post Office number are acceptable), taxpayer identification number, date of birth, citizenship status, and other such information as may be required by law. If you are not a U.S. citizen, you must also disclose your country of origin and provide an unexpired photocopy of a green card or an identification card, with a photograph, issued by the U.S. government or a Federal or state agency.

Joint Accounts may be opened by two or more adult individuals who reside in the U.S. Each joint tenant must provide the same information that is required for opening an individual account and each joint tenant's personal information must be verified as required by the USA PATRIOT Act.

Joint ownership may take several forms - e.g. joint tenants with rights of survivorship, tenants in common, etc. You are responsible for verifying that the type of joint registration you select is valid in your state of residence. If you choose a tenancy in common registration and you do not provide the ownership percentage for each joint owner, the account will be divided equally. If you choose joint tenants with rights of survivorship, in the event one tenant dies, the account automatically becomes the property of the remaining tenant(s); the account does not pass into the estate of the deceased owner. All joint tenants must sign requests to process transactions.  A single tenant may, however make telephone exchanges and redemptions and issue draft checks, if the account has such privileges.  This means that any one registered owner on your account, acting alone and without the consent of any other registered owner, may give instructions to exchange or sell shares by telephone.  For more information on the telephone privileges and draft check privilges, see Other Policies & Services on page 30 and Money Market Draft Check Redemptions on page 20.

Transfer on Death (TOD) Accounts are available on all FI Fund accounts in all states (unless held in an omnibus account). TOD accounts allow individual and joint tenants with rights of survivorship account owners to name one or more beneficiaries. The ownership of the account passes to the named beneficiary(ies) in the event of the death of all account owners. To establish a TOD account, you must furnish the same information that is required to open an ordinary individual or joint account and also complete a First Investors TOD Registration Request Form. See "Transfer on Death Guidelines".

Education Savings Accounts (ESAs) may be opened for a beneficiary by his(her) parent or guardian who resides in the U.S. These accounts allow you to accumulate assets on a tax-deferred basis to help satisfy qualified educational expenses for a Designated Beneficiary (generally, a minor child). To establish an ESA, the Responsible Individual (the parent or legal guardian) must complete an MAA or BAA and an ESA Application. If someone other than the Responsible Individual is making the initial contribution, he or she must sign the ESA Application as the Depositor. The Responsible Individual is considered the customer and must furnish the same information as he or she would provide for an individual account.

There is an annual custodial fee of $15 for each ESA account, irrespective of the number of Funds that are held in the account. The Funds currently pay this fee. The Funds reserve the right to discontinue paying this fee at any time on forty-five (45) days' written notice to account holders. In such event, the fee will be charged to account holders. The custodian also reserves the right to increase or modify the fee on prior written notice.

Gifts and Transfers to Minors Accounts may be opened for minors established under the applicable state's Uniform Gifts/Transfers to Minors Act. They are registered under the minor's social security number. We require the name, address, date of birth, citizenship and TIN of both the minor and the custodian on the MAA or BAA.

Conservatorship/Guardianship Accounts may only be opened by legal representatives. To establish a conservatorship or guardianship account, you must complete an MAA or BAA and provide the name, address, date of birth, citizenship status, and TIN of both the minor (ward) and the conservator (guardian). In addition, you must also furnish a certified copy of the court document appointing you as the conservator/guardian and a First Investors Acknowledgment Form.

Estate Accounts may be opened by completing an MAA or BAA and providing the name, address, citizenship status, date of birth and TIN of the executor (administrator), the name of the decedent and TIN of the estate. You must also provide an original or certified copy of the death certificate, a certified copy of Letters Testamentary/ Administration, and a First Investors Acknowledgment Form.

Corporate Accounts may be opened for corporations that are organized in the U.S. The entity's name, U.S. business address, and TIN must be provided on the MAA or BAA. If we cannot verify the identity of the entity using non-documentary methods, we will require documentary proof of the existence and identity of the entity, such as a certified copy of the company's articles of incorporation signed by the secretary of the corporation, a certificate of incorporation or good standing issued by the secretary of the state, a government-issued business license, or a bank reference by a U.S. bank on the bank's letterhead. To avoid the risk that we may not be able to verify the identity of an entity by non-documentary means, we recommend that you furnish documentary proof of the entity's existence when you apply to open the account. First Investors Certificate of Authority ("COA") is also required to identify the indi viduals who have authority to effect transactions in the account.

Partnership Accounts may be opened for partnerships that are organized in the U.S.

You must provide the name of the partnership, U.S. business address, and TIN on a completed MAA or BAA along with the pages of the partnership agreement which show the names of all partners or authorized persons who have authority to act for and on behalf of the partnership, and a completed COA to identify the persons who have authority to effect transactions in the account.

Trust Accounts may be opened for trusts that are formed in the U.S. You must provide the name of the trust, its address, and TIN on a completed MAA or BAA, along with a copy of the pages of the trust document which show the name and date of the trust, appointment of all trustees and their signatures and a COA to identify the persons who have authority over the account.

B.  Retirement Accounts

To open a retirement account, you must not only complete an application with your broker-dealer and furnish the customer identification information required for individual non-retirement accounts, but also complete a product application. Prior to opening a 403(b)(7) or 457 account we verify your identity. Certain retirement products also require the employer to complete a form.

We offer the following types of retirement plans for individuals and employers:

Individual Retirement Accounts including Roth, Traditional, and Conduit IRAs.

IRA for Minors with earned income. A parent or legal guardian must complete the appropriate IRA Application and IRA for a Minor Child Form.

SIMPLE IRAs (Savings Incentive Match Plans for Employees of Small Employers) for employers.

SEP-IRAs (Simplified Employee Pension Plans) for small business owners or people with income from self-employment. SARSEPIRAs (Salary Reduction Simplified Employee Plans) can be established through trustee-to-trustee transfers.

401(k) plans for employers.

403(b)(7) accounts (Roth and Traditional) for employees of eligible tax-exempt organizations such as schools, hospitals and charitable organizations.

457 governmental plans.

Money Purchase Pension & Profit Sharing (MPP/PSP) plans for sole proprietors and partnerships.

There is an annual custodial fee of $15 for each IRA, SIMPLE-IRA, SEP-IRA, SARSEP-IRA, MPP/PSP, 401(k), 403(b)(7) and 457 account, irrespective of the number of Funds that are held in the account. The Funds currently pay this fee. The Funds reserve the right to discontinue paying this fee at any time on forty-five (45) days' written notice to account holders. In such event, the fee will be charged to account holders. The custodian also reserves the right to increase or modify the fee on prior written notice. Under certain circumstances, the transfer agent may accept faxes, and other automated transaction data from retirement plans.

How To Buy Shares

■

Placing Your Purchase Order

Purchases may always be made by written application. Such purchases are processed when they are received in "good order" by our Edison, NJ office. To be in good order, the Fund you are purchasing must be eligible for sale in your state of residence, all required paperwork must be completed, and payment must be received. If your order is received by the close of regular trading on the NYSE (normally 4:00 p.m. Eastern Time), it will receive that day's public offering price. This procedure applies whether your written order is given to your registered representative and transmitted to our Edison, NJ office or mailed directly by you to our Edison, NJ office.

As described more fully below, certain types of purchases can only be placed by written application and certain retirement contributions may only be made through an employer. For example, purchases in connection with the opening of retirement accounts may only be made by written application. Furthermore, rollovers of retirement accounts will be processed only when we have received both your written application and rollover proceeds. Thus, for example, if it takes thirty (30) days for another fund group to send us your retirement account proceeds, your purchase of FI Funds will not occur until we receive the proceeds.

Some types of purchases may be phoned or electronically transmitted to us via Fund/SERV. If you place your order with your representative, your transaction will be processed at that day's public offering price provided that your order is received in our Edison, NJ office by the close of regular trading on the NYSE (normally 4:00 p.m. Eastern Time), or by our Fund/SERV deadline for orders submitted via the Fund/SERV system. Orders received after these deadlines will be processed at the next Business Day's offering price.

If you are buying a FI Fund through a broker-dealer other than First Investors Corporation, other requirements may apply. Consult your broker-dealer about its requirements.

All orders placed through a First Investors registered representative must be reviewed and approved by a principal of the branch office before being mailed or transmitted to the Edison, NJ office.

If there is a FI registered representative or other broker-dealer representative of record on your account, he or she will be able to obtain your account information, conduct certain transactions for your account, and also will receive copies of notifications and statements and other information about your account directly from the Fund.

It is the responsibility of your broker-dealer to forward or transmit orders to the Fund promptly and accurately. A broker-dealer may charge a processing fee to place your order. A FI Fund will not be liable for any change in the price per share due to the failure of a broker-dealer to place or pay for the order in a timely fashion. Any such disputes must be settled between you and your broker-dealer.

Each Fund reserves the right to refuse any purchase order, without prior notice. We will not accept purchases into an account after we have been notified that the account owner is deceased in the absence of proof that the purchases are lawful.

With the exception of our money market funds, each FI Fund is designed for long-term investment purposes. It is not intended to provide a vehicle for short-term market timing. As described more fully in our policy on frequent trading (see "What Are The Funds' Policies On Frequent Trading"), it is our policy to refuse to accept purchase orders from investors who we believe intend to engage in short-term market timing transactions. We monitor purchase orders in an effort to enforce this policy. However, we cannot guarantee that our monitoring efforts will be effective in identifying or preventing all short-term market timing activity. Short-term market timing may adversely affect performance of a Fund for longterm shareholders.

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Paying For Your Order

Payment is due within three (3) Business Days of placing an order or the trade may be cancelled. (In such event, you will be liable for any loss resulting from the cancellation.) To avoid cancellation of your order, you may open a money market account and use it to pay for subsequent purchases.

Purchases made pursuant to our Automatic Investment Programs are processed as follows:

•

Money Line investments are processed on the date you select on your application (or the Business Day following a weekend or other day that either we or the banking system is closed); and

•

Automatic Payroll Investments are processed on the date that we receive funds from your employer.

We accept the following forms of payment in U.S. funds:

•

Checks drawn on U.S. banks (including subsidiaries of U.S. banks) payable to FIC;

•

Money Line and Automatic Payroll Investment electronic funds transfers;

•

Federal Funds wire transfers;

•

ACH transfers; and

•

Proceeds from a redemption of your FI money market fund account (for orders placed by your representative or broker-dealer).

We do not accept:

•

Third Party Checks;

•

Traveler's Checks;

•

Checks drawn on foreign banks;

•

Money Orders;

•

Cash;

•

Post Dated Personal Checks; and

•

Starter Checks (checks without a pre-printed customer name) or Second Party Checks except from financial institutions and customers who have active FI Fund accounts which have been in existence for at least three (3) months.

By Check

You can send us a check for purchases under $500,000. If you are opening a new FI Fund account, your check must meet the FI Fund minimum (see "Minimum Initial Investment Requirements"). When making purchases to an existing account, include your FI Fund account number on your check. Investments of $500,000 or more must be made via Federal Funds wire transfer, unless we are contacted in advance and agree to waive this requirement.

By Money Line

With our Money Line program, you can invest in a FI Fund account with as little as $50 a month or $600 each year by transferring funds electronically from your bank account. You can invest up to $25,000 a month per fund account through Money Line.

You select the investment amount and frequency that is best for you (bi-weekly, semi-monthly, monthly, quarterly, semi-annually or annually).

The Money Line investment date you select is the date on which shares will be purchased. If the investment date falls on a weekend or other day that either we or the banking system is closed, shares will be purchased on the next Business Day. The proceeds must be available in your bank account two (2) Business Days prior to the investment date.

Money Line service is prohibited on FI Fund accounts with foreign addresses.

How To Apply for Money Line:

1.   Complete the Electronic Funds Transfer ("EFT") section of the application and provide complete bank account information. Attach a pre-printed voided check, pre-printed deposit slip or account statement. All shareholders and all bank account owners must sign the application when the bank and mutual fund account owners are not identical. All signatures must be guaranteed. (Please allow at least ten (10) Business Days for initial processing.)

2.   Complete the Money Line section of the application to specify the amount, frequency and beginning date of the investments. (Please allow at least ten (10) Business Days for initial processing.)

3.   Submit the paperwork to your registered representative or:

For Overnight Mail, send it to:

Administrative Data Management Corp.

Raritan Plaza I, 8th Floor

Edison, NJ 08837-3620

For Regular Mail, send it to:

Administrative Data Management Corp.

P.O. Box 7837

Edison, NJ 0881 8-7837

How To Change Money Line:

To change investment amounts, reallocate, suspend or cancel Money Line, you must notify us at least five (5) Business Days prior to the investment date. A Money Line payment may be suspended for up to six (6) consecutive months. Once the suspension time is expired the Money Line will automatically begin on the next scheduled date without written notification to you.

You may write or call Shareholder Services at 1 (800) 423-4026 to:

•

Discontinue, or suspend for up to six (6) months, your Money Line service;

•

Decrease the payment to the minimum amount of $50 per month; and

•

Change the date or frequency of the Money Line payment without increasing the total dollar amount.

In addition, provided that you have telephone exchange and redemption privileges, you may telephone us to:

•

Reallocate Money Line to a new or existing account with the same registration; and

•

Increase your total Money Line payment by a maximum of $36,000 per customer per year using any frequency provided the bank and FI Fund account registrations are the same and by a maximum of $2,400 per year using any frequency if the bank and FI Fund account registrations are different.

For all other changes, you must submit a signature guaranteed written request to Administrative Data Management Corp. To change from one bank to another or change your bank account number you must also complete and return a new Money Line application, and attach a pre-printed voided check, pre-printed deposit slip or account statement. Allow at least ten (10) Business Days for the change to become effective.

Money Line service will be cancelled upon notification that all fund account owners are deceased. We reserve the right to liquidate your account upon sixty (60) days' notice if you cancel the Money Line prior to meeting the minimum initial investment of the fund.

By Automatic Payroll Investment

With our Automatic Payroll Investment ("API") service you can systematically purchase shares by payroll deduction with as little as $50 a month or $600 each year. To participate, your employer must offer direct deposit and permit you to electronically transfer a portion of your salary to your account. Contact your company payroll department to authorize the payroll deductions. If not available, you may consider our Money Line program.

Shares purchased through API are purchased on the day the electronic transfer is received by the Fund.

How To Apply for API:

1.   Complete an API Application.

2.   Complete an API Authorization Form.

3.   Complete the government's Direct Deposit Sign-up Form if you are receiving a government payment.

4.   Submit the paperwork to your registered representative or:

For Overnight Mail, send it to:

Administrative Data Management Corp.

Raritan Plaza I, 8th Floor

Edison, NJ 08837-3620

For Regular Mail, send it to:

Administrative Data Management Corp.

P.O. Box 7837

Edison, NJ 08818-7837

By Federal Funds Wire Transfer

You may purchase shares via a Federal Funds wire transfer from your bank account into your existing FI Fund account. Investments of $500,000 or more must be purchased by a Federal Funds wire unless we agree in advance to waive this requirement. Each incoming Federal Funds wire transfer initiated outside the U.S. will be subject to a $20 fee.

To wire funds to an existing FI Fund account, you must call 1(800)423-4026 and provide us with the Federal Funds wire reference number, amount of the wire, and the existing account number(s) to be credited. To receive credit for the wire on the same day as it is received, the above information must be given to us beforehand and we must receive the wire by:

•

12:00 p.m. Eastern Time for money market funds; and

•

the close of regular trading on the NYSE (normally 4:00 p.m. Eastern Time) for all the other FI Funds.

If we receive a wire and you have not given us proper notification beforehand, your purchase will not occur until we receive all the required information. For information about when you start earning dividends, please see "Dividends & Distributions." Call Shareholder Services at 1(800)423-4026 for wiring instructions.

By Systematic Investments From Your Money Market Fund

You can invest systematically from one of your FI money market funds into shares of another FI Fund account by completing a Systematic Investment Form. Your FI money market fund shares will generally be redeemed on the same day as the purchase of the other FI Fund account. If on your scheduled systematic investment date, your money market shares are eligible for free exchange, your systematic investment will be made at NAV. (See "How To Use Our Free Exchange Privilege.") If shares are being invested in a different Customer Account, the investment will be made at the public offering price (which includes the applicable sales charge) and all owners of the account from which shares are being redeemed must authorize the systematic investment and have their signatures guaranteed. When you are investing into a new FI Fund account, you must invest at least $600 a year. The Systematic Investments may be made on a monthly, quarterly, semi-annual, or annual basis. Systematic Investments are suspended upon notification that all account owners are deceased. Service will recommence upon receipt of written alternative payment instructions and other required documents from the decedent's legal representative.

By Systematic Withdrawal Plan Payment Investments

You can invest Systematic Withdrawal Plan payments (see "How To Sell Shares") from one FI Fund account into shares of another FI Fund account in the same class of shares for the same Customer Account. In such case, payments are invested without a sales charge (except for payments attributable to Class A shares subject to a CDSC that are being invested into the First Investors Cash Management or Tax Exempt Money Market Funds). You may also invest Systematic Withdrawal Plan payments from one FI Fund account in the same class of shares for a different Customer Account at the public offering price (which includes the applicable sales charge). If payments are invested into the First Investors Cash Management or Tax Exempt Money Market Funds of a different Customer Account, they are not eligible for the free-exchange back to a load fund. (See "How To Use Our Free Exchange Privilege".) In either case:

•

You must invest at least $600 a year when investing into a new FI Fund account; and

•

You can invest on a monthly, quarterly, semi-annual, or annual basis.

Systematic Withdrawal Plan payment investments are suspended upon notification that all account owners are deceased. Service will recommence upon receipt of written alternative payment instructions and other required documents from the decedent's legal representative.

By Investments Through Certain Retirement Plans

With our Electronic Payroll Investing Center ("EPIC"), certain plan participants can automatically purchase shares by payroll deduction. To participate, your employer must subscribe to the EPIC service, permitting First Investors Federal Savings Bank to electronically transfer money from your employer's bank to fund your contribution. By subscribing to EPIC, your employer authorizes certain individuals (for example, third party administrators) to access and/or use EPIC on its behalf. Shares purchased through EPIC are purchased on the day the electronic transfer is received by the Fund.

Contact your company payroll department to authorize the payroll deductions.

■  Choosing Between Share Classes

All FI Funds are available in Class A and Class B shares. It's very important to specify which class of shares you wish to purchase when you open a new account. FI Fund account applications have a place to designate your selection. If you do not specify which class of shares you want to purchase, Class A shares will automatically be purchased. Direct purchases into Class B share money market accounts are not accepted. Class B money market fund shares may only be acquired through an exchange from another Class B share account or through Class B share distribution cross-investment.

Each class of shares has its own cost structure. Class A shares have a front-end sales charge. Class B shares may have a CDSC. While both classes have a Rule 12b-1 fee, the fee on Class B shares is generally higher. As a result, different classes of shares in the same FI Fund generally have different prices. The principal advantages of Class A shares are that they have lower overall expenses, quantity discounts on sales charges, and certain account privileges that are not offered on Class B shares. The principal advantage of Class B shares is that all your money is put to work from the outset. Because of the lower overall expenses on Class A shares, we recommend Class A shares for purchases of $100,000 or more in the aggregate (based upon your holdings in all of our Funds). We will not accept a purchase order for Class B shares of $100,000 or more for a single fund account, unless we are contacted before the order is placed and we agree to accept it. This policy applies to omnibus accounts as well as individual accounts. For investments of less than $100,000, the class that is best for you depends upon the amount you invest, your time horizon, and your preference for paying the sales charge initially or later. If you fail to tell us what class of shares you want, we will purchase Class A shares for you.

Your broker-dealer may have policies with respect to Class B shares that are more restrictive than those of our Funds. You should also be aware that we are not able to monitor purchases that are made through an omnibus account. In such case, it is the responsibility of the broker-dealer to observe our $100,000 limit.

Class A Shares

When you buy Class A shares, you pay the offering price - the net asset value of the FI Fund plus a front-end sales charge. The front-end sales charge declines with larger investments.

Class A Sales Charges

As a % of

As a % of Your

Your Investment

Offering Price *

Investment *

less than $100,000

5.75%

6.10%

$100,000 - $249,999

4.50%

4.71%

$250,000 - $499,999

3.50%

3.63%

$500,000 - $999,999

2.50%

2.56%

$1,000,000 or more

0%**

0%**

* Due to rounding of numbers in calculating a sales charge, you may pay more or less than what is shown above.

** If you invest $1,000,000 or more, you will not pay a front-end sales charge. However, if you make such an investment and then sell your shares within 24 months of purchase, you will pay a CDSC of 1.00%. As described below, a CDSC of 1.00% may also be imposed on redemptions of Class A shares that are purchased without a front-end sales charge pursuant to a sales charge waiver privilege. As also described below, any applicable CDSC may be waived under certain circumstances.

As discussed below, we offer several ways in which you may qualify for a sales charge discount or waiver. If you qualify for a sales charge discount or waiver, you must ensure that your broker-dealer knows this. If you are purchasing shares through an omnibus account with a broker-dealer, we will not be aware that you are entitled to a discount or waiver. It is the responsibility of your broker-dealer to advise us of any discount or waiver that you qualify for at the time the purchase order is placed. If you are sending us money directly, include a written statement with your check explaining which privilege applies. If you fail to advise your broker-dealer or us that you are eligible for a discount or waiver, you may not receive the reduction or waiver.

Discounts Available through Rights of Accumulation

You may qualify for a Class A share sales charge discount under our Rights of Accumulation ("ROA") policy. If you already own shares of FI Funds, you are entitled to add the current values of those shares (measured by the current offering price) to your purchase in computing your sales charge (Class A shares of our money market funds are not included if they have been purchased directly without a sales charge, and shares held in a qualified group plan are not included). For example, if you already own shares of First Investors Funds valued at $100,000 based on the current offering price, your current purchase of $10,000 is entitled to the $100,000 sales charge discount.

In computing your sales charge discount level, you are also entitled to receive credit for the current values of FI Fund shares held in the accounts of other shareholders whose accounts are registered under your address of record (i.e., your mailing address on your account) and are serviced by your broker-dealer firm ("Eligible Accounts"). For example, you are entitled to combine the current values of all First Investors Fund shares (measured by the current offering price) owned by you, your spouse, your children, and any other individuals as long as you all share the same address of record and are serviced by the same broker-dealer firm.

Discounts Available through Letters of Intent

You can also qualify for a sales charge discount by signing a non-binding letter of intent ("LOI") to purchase a specific dollar amount of shares at the current offering price within 13 months. For example, your current purchase of $10,000 will be processed at the $100,000 sales charge discount level if you sign an LOI for $100,000. You can include all persons who share your address of record and who currently have or will open an FI account with your broker-dealer during the period of the LOI. You must use our LOI Agreement Form to designate the additional persons you wish to cover (if any) and the amount of your LOI. Once an LOI is established, it cannot be amended to add persons who were not specified initially nor can an LOI be "backdated" to cover prior purchases.

You are not legally required to complete the LOI. However, if you fail to do so, your share balance will be reduced to reflect the appropriate sales charge without the LOI. Once an LOI is established, a change of legal ownership of the account to someone else in the LOI group or a change of address will not affect the LOI. However, a change of broker-dealer or a full or partial transfer of ownership of a covered account to someone outside the LOI group will terminate the LOI. If two or more customers are covered by an LOI and one customer changes the broker-dealer on his or her account or transfers a covered account to someone outside of the LOI group, before the LOI is complete, the LOI will be terminated on all customers' accounts and the sales charges on all purchases made under the LOI will be adjusted.

By purchasing under an LOI, you agree to the following:

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You authorize First Investors to reserve 5% of the shares held under an LOI in escrowed shares until the LOI is completed or is terminated;

•

You authorize First Investors to sell any or all of the escrowed shares to satisfy any additional sales charges owed if the LOI is not fulfilled or is terminated; and

•

Although you may exchange all your shares among the FI Funds, you may not sell the reserve shares held in escrow until you fulfill the LOI or pay the higher sales charge.

Other ROA & LOI Conditions

For purposes of shareholders who invest through a broker-dealer, your address of record with your broker-dealer is considered your address of record for ROA purposes.

To ensure that you receive the proper sales charge, you must advise your broker-dealer of all Eligible Accounts that can be aggregated with your own accounts for ROA purposes as well as your desire to enter into an LOI (if applicable). In addition, we or your broker-dealer may also ask you to provide account records, statements or other information related to all Eligible Accounts. You should be aware that we are not able to monitor purchases that are made through an omnibus account.

Your broker-dealer is responsible for processing your order at the correct discount level and for offering you the opportunity to enter into an LOI.

Investments in 401(k) plans and other qualified group retirement plans are not considered for purposes of ROA or LOI discounts.

Accounts maintained for the same customer with different broker-dealers of record and/or different addresses will not be combined for discount purposes and will be recorded under separate customer account numbers.

If you reside in an apartment, office, or similar multi-tenant building, your address of record for discount purposes includes your individual unit numbers or designations. Thus, the accounts of shareholders who reside in different apartments, office suites, or units within the same building will not be combined for discount purposes.

Purchases made without a sales charge pursuant to any of the sales charge waiver provisions set forth below do not count toward the completion of an LOI. For example, if you make a redemption before your LOI is completed and reinvest that amount without paying a sales charge pursuant to our six-month reinstatement privilege, the amount invested will not count towards completion of your LOI.  Similarly, any money that you invest without paying a sales charge under our free exchange privilege will not count towards completion of your LOI.

Class A Sales Charge Waivers

Class A Shares May be Purchased Without a Sales Charge:

1:   By a current registered representative, employee, officer, director, or trustee of the Funds, FIC, or their affiliates ("FI Associate"), the spouse, life partner, children and grandchildren of such FI Associate provided that they reside at the same address and they maintain their account at FIC ("Eligible Relatives"), and any other person who maintains an account that has been coded as an associate account since January 30, 2004. The accounts of such persons are referred to as "Associate Accounts."

2:   By a former FI Associate or former or current Eligible Relative thereof provided that such person (a) already owns an Associate Account, or (b) is rolling over the proceeds from a FI 401(k) or FI Profit Sharing Plan account into a FI Fund account.

3:   By an employee of a subadvisor of a FI Fund who is identified in the prospectus as a portfolio manager of the Fund.

4:   When Class A share fund dividends and distributions are automatically reinvested in Class A shares of the same or a different FI Fund account within the same Customer Account.

5:   When Class A shares are free-exchanged into Class A shares of a different fund account within the same Customer Account.

6:   When Class A share systematic withdrawal plan payments from one FI Fund, other than a FI money market fund, account are automatically invested into shares of another FI Fund account in the same class of shares for the same Customer Account. Class A shares of a FI money market fund account may be automatically invested into shares of another FI Fund account in the same class of shares for the same Customer Account at NAV if the customer is eligible for the free exchange privilege. When Class A share systematic withdrawal plan payments from one Customer Account are automatically invested into Class A shares of a different Customer Account if the systematic payments between the two accounts were authorized to be made without a sales charge pursuant to an arrangement that existed prior to October 3, 2005.

7:   When loan repayments are reinvested in Class A shares, provided the loan was made against an account originally subject to a sales charge.

8:   When a qualified group retirement plan (e.g., 401(k), money purchase pension, or profit sharing plan) is reinvesting redemption proceeds back into the same plan from another fund on which a sales charge or CDSC was paid.*

9:   By a qualified group retirement plan with 100 or more eligible employees or $1,000,000 or more in assets. *

10:   In amounts of $1 million or more. *

11:   By individuals under a LOI or ROA of $1 million or more. *

12:   When a customer who is at least age 70 1/2 authorizes a distribution from a FI retirement account and at the same time directs the proceeds to be invested into an account the customer owns individually or jointly provided both accounts have the same broker-dealer and address of record. This waiver applies to Class A Money Market shares only to the extent that a sales charge had been paid. If the proceeds are directed to a joint account, a signature guarantee must be provided.

13:   When a customer requests the removal of an overcontribution made to a FI retirement account and directs the proceeds to be invested into an account the customer owns individually or jointly provided both accounts have the same broker-dealer and address of record. This waiver applies to Class A Money Market shares only to the extent that a sales charge had been paid. If the proceeds are directed to a joint account, a signature guarantee must be provided.

14:   When you are reinvesting into a load fund, within the same Customer Account, proceeds of a redemption from a FI load fund that was made within the prior six (6) months, from Class A shares of a FI Fund, on which you paid a front end sales charge, the ("reinstatement privilege").

This privilege does not apply to:

•

Systematic withdrawal amounts which are subsequently reinvested;

•

Automated payments such as Money Line and API;

•

Automated contributions to 403(b)(7), 457, SEP-IRA, SIMPLE-IRA or SARSEP-IRA accounts;

•

Investments made through your representative or broker-dealer over the phone if the amount of the investment that is eligible for NAV is less than $100; or

•

Accounts that are redeemed after ninety (90) days due to a client not verifying his or her identity to our satisfaction.

You must notify us in writing that you are eligible for the reinstatement privilege. Furthermore, if you are opening or reactivating an account, your investment must meet the fund's minimum investment policy.

* For items 8 through 11 above, a CDSC of 1.00% will be deducted from shares which are redeemed within 24 months of purchase.

Investments through 401(k) plans and other qualified group retirement plans are not counted for determining the ROA discounts of individual investments in the Funds.

Include a written statement with your purchase order explaining which exemption applies. If you do not include this statement we cannot guarantee that you will receive the waiver. If your broker is placing a trade which is entitled to be reinstated at NAV, it is the broker's responsibility to notify us and to place the trade at NAV.

By agreement with us, a sponsor of a governmental retirement plan described in Section 457 of the Internal Revenue Code ("Eligible 457 plan") may elect for the plan not to be treated as a qualified group retirement plan for purposes of our ROA, LOI, and sales charge waiver and discount policies. Under such an agreement, we will establish a separate Customer account for each Eligible 457 plan participant who invests in the Funds, register the account under the participant's address of record, and treat such account as if it were an individual account. Thus, each Eligible 457 plan participant will pay the same sales charge on investments in the Funds through the plan that he or she would pay if the investments had been made in the participant's individual account.

Special Class A Sales Charge Discounts

Sales Charges on Class A Shares May be Reduced for:

1:   A qualified group retirement plan with 99 or fewer eligible employees. The initial sales charge is reduced to 3.00% of the offering price.

2:   Certain unit trust holders ("unitholders") whose trust sponsors have made special arrangements with First Investors for a sales charge discount. Unitholders of various series of New York Insured Municipal-Income Trust sponsored by Van Kampen Merrit, Inc., unitholders of various series of the Multistate Tax Exempt Trust sponsored by Advest Inc., and Municipal Insured National Trust, may buy Class A shares of a FI Fund with unit distributions at the net asset value plus a sales charge of 1.5%.

Unitholders of various tax-exempt trusts, other than the New York Trust, sponsored by Van Kampen Merritt Inc. may buy Class A shares of a FI Fund with unit distributions at the net asset value plus a sales charge of 1%.

3:   If you own Class A shares of FI Blue Chip or FI Fund for Income that are attributable to your investment in our Executive Investors Blue Chip or High Yield Fund and you have owned these shares continuously since March 13, 2000, or if you have continuously owned Class A shares of Insured Tax Exempt Fund II since December 17, 2000, you are entitled to the following special sales charge rate on additional investments in those funds: a sales charge (expressed as a percentage of offering price) of 4.75% on investments less than $100,000; 3.90% on investments of $100,000-$249,000; 2.90% on investments of $250,000-$499,999; and 2.40% on investments of $500,000-$999,999.

Class B Shares

Class B shares are sold without an initial sales charge, putting all your money to work for you immediately. If you redeem Class B shares within six (6) years of purchase, a CDSC will be imposed. The CDSC declines from 4% to 0% over a six (6) year period, as shown in the chart below.

Class B Sales Charges
Year of Redemption	CDSC as a Percentage of Purchase or NAV at Redemption
Within the 1st of 2nd year	4%
Within the 3rd or 4th year	3%
In the 5th year	2%
In the 6th year	1%
Within the 7th year and 8th year	0

Computation of Contingent Deferred Sales Charges:

If Class A or Class B shares redeemed are subject to a CDSC, the CDSC will be based on the lesser of the original purchase price or redemption price. There is no CDSC on shares acquired through dividend and capital gains reinvestment. We call these "free shares." Anytime you sell shares that were purchased with a CDSC, your shares will be redeemed in the following manner:

First- Shares representing dividends and capital gains;

Second-Shares on which the CDSC has expired; and

Third-Shares held the longest.

For purposes of calculating the CDSC, all purchases made during the calendar month are deemed to have been made on the first business day of the month at the average cost of the shares purchased during that period.

Waivers of Contingent Deferred Sales Charges

Any CDSC on Class A and Class B shares does not apply to:

1:

Appreciation on redeemed shares above their original purchase price and shares acquired through dividend or capital gains distributions.

2:

Redemptions of shares following the death or disability (as defined in Section 72(m) (7) of the Internal Revenue Code) of an account owner (or in the case of joint accounts, the death of the last surviving joint owner), provided that in the case of disability the shares must have been purchased prior to the disability and the redemptions must be made within one (1) year of the disability. Proof of death or disability is required.

3:

Distributions from employee benefit plans due to plan termination.

4:

Redemptions to remove an excess contribution from an IRA or qualified retirement plan.

5:

Annual redemptions of up to 8% of your account's value redeemed by a Systematic Withdrawal Plan. Free shares not subject to a CDSC will be redeemed first and will count towards the 8% limit.

6:

Redemptions by the Fund when the account falls below the minimum.

7:

Redemptions to pay account fees.

8:

Required minimum distributions upon reaching required minimum age 70 1/2 provided you notify us about the required minimum distribution and you have held the shares for at least three (3) years.

If you reinvest into a load fund within the same Customer Account with proceeds from a redemption within the prior six (6) months of Class A or B shares on which you paid a CDSC and you notify us in writing of your desire to reinvest the amount, you will be credited, in additional shares, for any CDSC that you paid, the ("reinstatement privilege"). If you are reinvesting only a portion of your redemption, you only will be credited with a pro-rated percentage of any CDSC that you paid. If you are opening or reactivating an account, your investment must meet the fund's minimum investment policy. This privilege does not apply to:

•

Systematic withdrawal amounts which are subsequently reinvested;

•

Automated payments such as Money Line and API;

•

Contributions to 403(b)(7), 457, SEP-IRA, SIMPLE-IRA or SARSEP-IRA accounts;

•

Investments made through your representative or broker-dealer over the phone if the amount of the investment that is eligible for the free exchange is less than $100; or

•

Accounts that are redeemed after ninety (90) days due to a client not verifying his or her identity to our satisfaction.

Include a written statement with your redemption request explaining which exemption applies. If you do not include this statement we cannot guarantee that you will receive the waiver.

Conversion to Class A Shares:

Class B shares, and the dividend and distribution shares they earn, automatically convert to Class A shares after eight (8) years, reducing future annual expenses.

1:

Conversions will be made into existing Class A share fund accounts provided the accounts have identical ownership and the same broker-dealer. If you do not own an identically registered Class A share fund account with the same broker-dealer, a new Class A share fund account will be established.

2:

All automated payments including Money Line, Automatic Payroll Investment, and other regularly scheduled retirement investment programs, will continue to be invested into the Class B share fund account after the initial conversion.

3:

Systematic withdrawals and required minimum distributions will continue to be made from the Class B share fund account after the initial conversion provided there are a sufficient number of Class B shares. If the Class B share account has insufficient shares to satisfy a scheduled distribution, ADM will contact the shareholder for further instruction. The systematic withdrawal programs and required minimum distributions will move to Class A share fund accounts if the conversion closes the Class B share fund account.

4:

If dividends and/or capital gains from a Class B share fund account are cross-reinvested into another Class B share fund, the service will remain in effect on the source account after the conversion provided shares remain in the source account. The cross-reinvestment option will not automatically move to Class A share fund accounts. Dividends and capital gains earned on Class A shares purchased as a result of the conversion will be reinvested.

5:

Duplicate statements and secondary addresses (for checks), if any, that have been authorized on Class B share fund accounts will also be assigned to the new Class A share fund accounts.

■

Minimum Initial Investment Requirements

Your initial investment in a non-retirement or ESA fund account may be as little as $1,000. You can open a First Investors Traditional IRA or Roth IRA with as little as $500. Other retirement accounts may have lower initial investment requirements at the Fund's discretion. These minimums are waived if you use one of our Automatic Investment Programs (see "Paying For Your Order"). As described in the prospectuses of the Funds, we reserve the right to impose fees of $25 per fund account on accounts with balances that are below the minimum account requirements or to close accounts without your consent on sixty (60) days' prior notice.

■

Additional Investments

Once you have established an account, you generally can add to it through your registered representative or by sending us a check directly with a payment stub or written instructions. Remember to include your FI Fund account number on your check made payable to FIC or the Fund. Additional purchases into an existing FI Fund account may be made in any dollar amount via a check and written instructions. There is a $1,000 minimum on purchases made through your representative over the phone. There is also a minimum amount of $100 for purchases your broker-dealer may place through Fund/SERV.

For Overnight Mail, send checks to:

First Investors Corporation

Attn: Dept. CP

Raritan Plaza I, 8th Floor

Edison, NJ 08837-3620

For Regular Mail, send checks to:

First Investors Corporation

Attn: Dept. CP P.O. Box 7837

Edison, NJ 08818-7837

How To Sell Shares

You can sell your shares on any Business Day. In the mutual fund industry, a sale is referred to as a "redemption." The various ways you can redeem your shares are discussed below. If your shares are held in an omnibus account, these procedures are not applicable. You can only redeem such shares through your broker-dealer. Please consult with your broker-dealer for their requirements. Your redemption order will be processed at that day's price (less any applicable CDSC) provided that it is received in good order in our Edison, NJ office by the close of regular trading on the NYSE, or by our Fund/SERV deadline for orders that are submitted via the Fund/SERV system. It is your broker-dealer's responsibility to promptly transmit orders to us. Special rules also apply to redemptions from 401(k) and other qualified group retirement accounts; we can only accept redemption instructions from the plan trustee or administrator. Please consult your plan trustee or administrator for its procedures.

Payment of redemption proceeds generally will be made within seven (7) days of receipt of your order. If the shares being redeemed were recently purchased by check or electronic funds transfer, payment may be delayed to verify that the check or electronic funds transfer has been honored, which may take up to twelve (12) days from the date of purchase. If your check is returned to us unpaid and it is redeposited, it may take another twelve (12) days to verify that it has cleared. Unless you have declined telephone privileges, most non-retirement account and certain retirement account redemptions can be made by phone by you or your registered representative. Shareholders may not redeem shares by electronic funds transfer unless the shares have been owned for at least twelve (12) days.

Redemptions of shares are not subject to the twelve (12) day verification period if the shares were purchased via:

•

Automatic Payroll Investment;

•

FIC registered representative payroll checks;

•

Checks issued by First Investors Life Insurance Company, FIC or ADM;

•

Checks issued through FI General Securities Unit;

•

Federal Funds wire payments.

For trusts, estates, attorneys-in-fact, corporations, partnerships, and other entities, additional documents are required to redeem shares unless they are already on file.

If the amount of your redemption request exceeds the value of your account, your entire account will be redeemed.

■

Redemptions From Class A Money Market Accounts

Shares of money market funds will be redeemed in the following order:

•

shares purchased directly;

•

shares eligible for free-exchange back to a load fund.

■

Written Redemptions

A written redemption request will be processed when received in our Edison, NJ office provided it is in good order.

If we receive your written redemption request in good order in our Edison, NJ office by the close of regular trading on the NYSE (normally 4:00 p.m. Eastern Time), you will receive that day's price (less any applicable CDSC) for your shares.

If your redemption request is not in good order, or information is missing, we will seek additional information and process the redemption on the Business Day we receive such information.

To be considered in good order written requests must include:

1.

The name of the FI Fund;

2.

Your account number;

3.

The dollar amount, number of shares or percentage of the account you want to redeem;

4.

Share certificates (if they were issued to you);

5.

Original signatures of all owners exactly as your account is registered or authorized signer(s) as indicated in supporting documentation;

6.

Signature guarantees, if required (see "When Signature Guarantees Are Required");

7.

Appropriate distribution form for retirement accounts and ESA accounts; and

8.

Other supporting documentation, as required.

If we are being asked to redeem a retirement account and transfer the proceeds to another financial institution, we may also require a Letter of Acceptance from the successor custodian before we effect the redemption. The transfer agent may in its discretion waive certain requirements for redemptions.

For your protection, the Fund reserves the right to require additional supporting legal documentation and to require all paperwork to be dated within sixty (60) days.

For Overnight Mail, send written redemption requests to:

Administrative Data Management Corp.

Raritan Plaza I, 8th Flr

Edison, NJ 08837-3620

For Regular Mail, send written redemption requests to:

Administrative Data Management Corp.

P.O. Box 7837

Edison, NJ 08818-7837

■ Telephone Redemptions

Subject to the conditions listed under the "Telephone Exchange and Redemption Privileges" section, you, your registered representative or any authorized person may redeem shares held in non-retirement accounts and certain retirement accounts, by calling our Special Services Department at 1 (800) 342- 6221 from 9:00 a.m. to 5:00 p.m. Eastern Time, on any Business Day provided:

1.

Telephone privileges are available for your account registration;

2.

For tenancy in common accounts opened prior to January 31, 2007 all owners must authorize the redemption by telephone unless they provide us with updated written instructions;

3.

You do not hold share certificates (issued shares);

4.

The redemption is (a) made payable to the registered owner(s) and mailed to the address of record (which cannot have been changed within the past sixty (60) days without a signature guaranteed request signed by all owners) or, (b) electronically transferred by ACH to a pre-designated account;

5.

The redemption amount from a fund account is $100,000 or less; and

6.

The redemption amount, combined with the amount of all telephone redemptions under the same fund account, made within the previous thirty (30) days does not exceed $200,000.

As discussed in "Telephone Exchange and Redemption Privileges," telephone redemption privileges are not available for certain types of accounts. If you do not have telephone redemption privileges for an account or the other conditions for a particular redemption request are not met, we will not accept telephone instructions from you or your representative. Your instructions must be submitted to us in writing in accordance with the procedures outlined in "Written Redemptions."

If you place your redemption request with our Special Services Department at 1(800) 342-6221 by the close of regular trading on the NYSE (normally 4:00 p.m. Eastern Time) on any Business Day, it will be processed at that day's price (less any applicable CDSC). If you place your order with your representative, it will also be processed at that day's price (less any applicable CDSC) provided that your order is received by our Special Services Department by the close of trading on the NYSE. If we receive your order after the close of regular trading on the NYSE, it will be processed on the following Business Day at that day's price (less any applicable CDSC).

■

Electronic Funds Transfer Redemptions

Electronic Funds Transfer ("EFT") redemptions allow you to redeem shares and electronically transfer proceeds to your bank account. EFT redemptions are not available on ESA accounts.

You must enroll in the Electronic Funds Transfer service and provide complete bank account information before using the privilege. All shareholders and all bank account owners must sign the application and have their signatures guaranteed. Please allow at least ten (10) Business Days for initial processing. We will send any proceeds during the processing period by check to your address of record. Call your registered representative or Shareholder Services at 1 (800) 423-4026 for an application.

You may call Shareholder Services or send written instructions to Administrative Data Management Corp. to request an EFT redemption of shares which have been held at least twelve (12) days. Each EFT redemption:

1:  Must be electronically transferred to your pre-designated bank account;

2:  Must be at least $500 per fund account;

3:  Cannot exceed $250,000 per customer per day.

If your redemption does not qualify for an EFT redemption, your redemption proceeds will be mailed to your address of record.

The Electronic Funds Transfer service may also be used to purchase shares (see "Money Line") and transfer systematic withdrawal payments (see "Systematic Withdrawal Plan Payment Investments") and both dividend and capital gain distributions to your bank account.

■

Systematic Withdrawals

Our Systematic Withdrawal Plan allows you to redeem a specific dollar amount, number of shares, or percentage from your account on a regular basis. We reserve the right to only send your payments to a U.S. address. They can be mailed to you or a pre-authorized payee by check or transferred to your bank account electronically (if you have enrolled in the EFT service).

You can receive payments on a monthly, quarterly, semi-annual, or annual basis. Your account must have a value of at least $5,000 in non-certificated shares ("unissued shares"). The $5,000 minimum account balance is waived for required minimum distributions from retirement plan accounts, payments to First Investors Life Insurance Company, and systematic investments into another eligible fund account. The minimum Systematic Withdrawal Plan payment is $50 (waived for Required Minimum Distributions on retirement accounts or FIL premium payments).

We reserve the right to limit the number of systematic withdrawals that may be established on any one account. Upon receipt of a systematic withdrawal request we will reinvest dividend and capital gain distributions previously paid in cash, unless we are notified otherwise at the time of request.

Systematic withdrawals in excess of the dividends and distributions paid by a Fund will reduce and possibly exhaust your invested principal, especially in the event of a market decline. You should not assume that the value of your Fund shares will appreciate enough to cover withdrawals. Systematic payments are not eligible for the reinstatement privilege. Therefore, if you are making systematic payments while also taking systematic withdrawals, you will incur unnecessary sales charges. You may also be unable to deduct any capital losses for income tax purposes because of the wash sale rules.

You should avoid making investments in FI Funds at the same time that you are taking systematic withdrawals, unless your investments can be made without paying a sales charge. Buying shares on which a sales charge is imposed during the same period as you are selling shares is not advantageous to you because you will be incurring unnecessary sales charges and may not be able to deduct any capital losses because of wash sale rules.

If you own shares that are subject to a CDSC, you may establish a Systematic Withdrawal Plan and redeem up to 8% of the value of your account annually without paying a CDSC. If you own shares that are subject to a CDSC in a retirement account and if your Required Minimum Distribution exceeds the 8% limit, the applicable CDSC will be charged if the additional shares were held less than three (3) years.

To establish a Systematic Withdrawal Plan, complete the appropriate section of the account application or contact your registered representative or call Shareholder Services at

1  (800)  423-4026.

■

Expedited Wire Redemptions (Class A Money Market Funds Only)

Enroll in our Expedited Redemption service to wire proceeds via Federal Funds from your Class A FI money market account to a bank account you designate. To do so, complete a FI Mutual Fund Account Instructions form. The bank must be a member of the Federal Reserve System. Expedited wire redemption privileges may be established to wire proceeds to a foreign bank account provided the bank account is registered to the same owner as the mutual fund account. ESAs are not eligible. In addition, shares must be owned for at least fifteen (15) days to be eligible for expedited redemption. Call Shareholder Services at 1 (800) 423-4026 for an application or to discuss specific requirements.

Requests for redemptions by wire out of the money market funds must be received in writing or by phone prior to 12:00 p.m. Eastern Time, on a Business Day, to be processed the same day. Wire redemption requests received after 12:00 p.m. Eastern Time, will be processed the following Business Day.

1.

Each wire under $5,000 is subject to a $15 fee;

2.

Two wires of $5,000 or more are permitted without charge each month. Each additional wire is $15;

3.

Wires must be directed to your predesignated bank account; and

4.

Each wire which is directed outside the U.S. is subject to a $50 fee.

5.

The maximum amount of each wire is $500,000 per Customer Account per day.

■

Money Market Draft Check Redemptions (Class A Shares Only)

Free draft check writing privileges are available for owners of First Investors Cash Management Fund and First Investors Tax Exempt Money Market Fund non-retirement accounts who maintain a minimum balance of $1,000.

We will not issue draft checks if your account balance is less than $1,000. Each draft check drawn on an account with a balance of less than $1,000 will be subject to a $10 processing fee which is deducted when the check is paid. Shares purchased by check or by electronic funds transfer that you have owned for less than twelve (12) days are not included in your available balance. It is your responsibility to ensure that your available balance covers the amount of your draft check and any applicable fees including a possible CDSC since, if there are insufficient shares, your draft check will be returned through banking channels marked "insufficient funds" and may also be subject to fees imposed by the depository bank. Please be aware that if you use a draft check and it is converted to an electronic debit by the payee, the electronic debit may not be honored.

Daily dividends are earned on shares of the First Investors Cash Management Fund and First Investors Tax Exempt Money Market Fund shares until a draft check clears against them. Because the Funds accrue daily dividends, you may not redeem your account in its entirety by writing a draft check. Draft checks are subject to the rules and regulations of the custodian covering checking accounts. We will return your canceled draft checks once a month. Neither the Funds nor the custodian can certify or directly cash a draft check.

Draft checks are not available for:

•

Retirement accounts;

•

ESAs;

•

Class B share fund accounts; and

•

Accounts registered with a foreign address.

Draft checks are not eligible for electronic conversion and your draft check may be rejected if it is converted to an electronic debit.

For draft check privileges established on or after January 31, 2007, a draft check signed by any one owner (or authorized signer, for an account registered to an entity) will be honored. This means that any one of the owners or authorized signers, acting alone and without consent of any other owner or signer, may redeem shares via draft check.

For draft check privileges established prior to January 31, 2007 on tenants in common accounts, each draft check must be signed by all owners. For other types of joint accounts for which draft check privileges were established between June 1, 2006 and January 31, 2007, a draft check signed by any one owner will be honored.

For draft check privileges established prior to January 31, 2007 on all other account registrations, a draft check will be honored, provided it is signed by the number of owners (or authorized signers) specified when the privileges were established.

Please notify us immediately if your draft checks are lost or stolen. "Stop payment" requests must be directed to Administrative Data Management Corp. However, there is no guarantee that a "stop payment" request will stop the payment of the draft check.

Individuals, joint owners and custodians of UTMA and UGMA accounts may complete the FI Mutual Fund Account Instructions form to apply for draft checks. To order additional draft checks, call Shareholder Services at 1 (800) 423-4026.  Additional documentation is required to establish draft check writing privileges for trusts, corporations, partnerships, and other entities. Call Shareholder Services for further information.

The Funds bear all expenses relating to the Money Market Draft Check Redemption Privilege. We reserve the right to amend or terminate the privilege at any time.

■  Redemptions-In-Kind

If a Fund's Board should determine that it would be detrimental to the best interests of the remaining shareholders of a Fund to make payment wholly or partly in cash, the Fund may pay redemption proceeds in whole or part by a distribution in kind of securities from the portfolio of the Fund. If shares are redeemed in kind, the redeeming shareholder will likely incur brokerage costs in converting the assets into cash.

How To Use Our Free Exchange Privilege

Subject to the conditions listed below, you have the right to exchange shares of any FI Fund on which a sales charge is applicable ("load fund") for the shares of the same class of any other FI load fund for the same Customer Account without incurring an additional sales charge. This right, which is called a free exchange privilege, gives you the flexibility to change investments as your goals change. Since an exchange of FI Fund shares is a redemption and a purchase, it may create a gain or loss which is reportable for tax purposes. Read the prospectus of the FI Fund you are purchasing carefully before you exchange into it. The Fund is authorized to charge a $5.00 exchange fee for each exchange. This fee is currently being paid by the fund into which you are making the exchange.

Unless you have declined telephone privileges, you, your representative or any authorized person may be able to exchange shares by phone. Exchanges can also be made by written instructions. Exchange orders are processed when we receive them in good order in our Edison, NJ office. Exchange orders received in good order prior to the close of trading on the NYSE will be processed at that day's prices.

If you place an exchange order with your representative by the close of regular trading on the NYSE, it will be processed at that day's price for each Fund provided that your order is received by our Edison, NJ office by the close of regular trading on the NYSE (normally 4:00 p.m. Eastern Time), or by our Fund/SERV deadline for orders that are submitted via the Fund/SERV system.

■  Exchanges From FI Money Market Funds

You can also exchange Class A money market fund shares of another FI Fund under your Customer Account without incurring a sales charge if the shares were acquired via an exchange from a load fund under your Customer Account. The dividends earned on those shares are also eligible for the free exchange privilege. To the extent that shares are redeemed from the money market fund, the free exchange privilege is no longer available with respect to those shares. If a customer is eligible for both the free exchange privilege and reinstatement at NAV, the free exchange privilege will be used first followed by the reinstatement privilege. The amount available for the free exchange privilege will be reduced by any amount invested into a FI load fund under your Customer Account that receives a sales charge waiver due to the reinstatement or free exchange privileges. (See Item 14 under "Class A Shares Charge Waivers".)

■  Systematic Exchanges

You can systematically exchange from one of your FI load fund accounts to another FI load or money market fund account owned by the customer at the net asset value. You may also systematically invest from your FI money market fund into another customer's FI mutual fund account by completing a Systematic Investment Form. Please see the section "By Systematic Investments From Your Money Market Fund" for additional information.

■  Other Exchanges Conditions

There are a number of conditions on the free exchange privilege.

1.

The Funds reserve the right to reject any exchange, without prior notice, if they believe that it is part of a market timing strategy or a pattern of excessive trading. In the event that an exchange is rejected, neither the redemption nor the purchase side of the exchange will be processed. See "What Are The Funds' Policies On Frequent Trading".

2.

You may not exchange into a new account if your account has been restricted pursuant to our USA PATRIOT Act policies.

3.

You may only exchange shares within the same class.

4.

Exchanges can only be made between accounts that are owned by the same customer and registered under the same customer number.

5.

You may exchange to another FI Fund account provided that both the source and the receiving accounts meet the FI Fund minimum after the exchange. This requirement is waived if you are requesting a full exchange to eliminate a low balance account.

6.

The FI Fund you are exchanging into must be eligible for sale in your state.

7.

If your request does not clearly indicate the amount to be exchanged or the accounts involved, no shares will be exchanged.

8.

If you exchange shares to a new FI Fund account, the dividend and capital gain options will apply to the new FI Fund account as well as the original account if it remains open. If you exchange shares into an existing FI Fund account, the dividend and capital gain options on the existing FI Fund account will remain in effect.

9.

If you exchange shares of a FI Fund that are subject to a CDSC, the CDSC and the holding period used to calculate the CDSC will carry over to the acquired shares with one exception. If you exchange Class A shares that are subject to a CDSC into a Class A money market fund account, the CDSC will be deducted from the amount exchanged.

10.

If your exchange request is not in good order or information is missing, the Transfer Agent will seek additional information and process the exchange on the day it receives such information.

11.

If your exchange is from an account with automatic investments or systematic withdrawals, you must let us know if your automatic investments or systematic withdrawals are to remain with the original FI Fund or the FI Fund you are exchanging into ("receiving fund") or if you want the automatic investments or withdrawals terminated.

Without specific instructions, we will amend account privileges as outlined below.

	Exchange All Shares to ONE Fund Account	Exchange All Shares to MULTIPLE Funds	Exchange a Portion of Shares to ONE or MULTIPLE Funds
Money Line (ML)	ML moves to Receiving Fund	ML stays with Original Fund	ML stays with Original Fund
Automatic Payroll Investment (API)	API moves to Receiving Fund	API is allocated equally to Receiving Funds	API stays with Original Fund
Systematic Withdrawals (SWP) (includes RMDs)	SWP moves to Receiving Fund	SWP is allocated proportionally to Receiving Funds	SWP stays with Original Fund

Automatic Retirement Account Contributions*	$ moves to Receiving Fund	$ stays with Original Fund	$ stays with Original Fund

*  Contributions remitted by the employer for certain retirement accounts.

■ Telephone Exchanges

You, your registered representative or any authorized person can exchange by phone shares of any non-retirement account and certain retirement accounts, provided you have telephone privileges and the transaction qualifies for a free exchange (see "Telephone Exchange & Redemption Privileges").

You, your registered representative or any authorized person can also use telephone privileges to exchange shares of any eligible FI Fund (1) within any participant directed FI prototype IRA, 403(b)(7), 457 or 401(k) Simplifier Plan, (2) from an individually registered non-retirement account to an IRA account registered to the same owner (provided an IRA application is on file) and vice versa; (3) within 401(k) Flexible plans, money purchase pension plans and profit sharing plans if a First Investors Qualified Retirement Plan Application is on file. Contact your registered representative or call Shareholder Services at 1(800) 423-4026 to obtain a Qualified Retirement Plan Application.

By Phone: 1(800) 342-6221

Call Special Services from 9:00 a.m. to 5:00 p.m., Eastern Time.  Orders received after the close of regular trading on the NYSE (normally 4:00 p.m. Eastern Time), are processed the following Business Day.

1: You must have telephone privileges (see "Telephone Exchange & Redemption Privileges").
2: Certificate shares cannot be exchanged by phone.

3:

For trusts, estates, attorneys-in-fact, corporations, partnerships, guardianships, conservatorships and other entities, additional documents may be required if not already on file.  Call our Shareholder Services Department at 1 (800) 423-4026 to determine whether additional documents are necessary.

■  Written Exchanges

Written instructions are acceptable for any exchange.

For Overnight Mail, send to:
Administrative Data Management Corp.

Raritan Plaza I, 8th Floor Edison, NJ 08837-3620

For Regular Mail, send to:
Administrative Data Management Corp.

P.O. Box 7837

Edison, NJ 08818-7837

1:

Send us original written instructions signed by all account owners exactly as the account is registered.

2:

Include the name and account number of your FI Fund.

3:

Indicate either the dollar amount, number of shares or percent of the source account you want to exchange.

4:

Specify the existing account number or the name of the new FI Fund you want to exchange into.

5:

Include any outstanding share certificates for shares you want to exchange. A signature guarantee is required.

6:

For trusts, estates, attorneys-in-fact, corporations, partnerships, guardianships, conservatorships and other entities, additional documents may be required if not already on file. Call Shareholder Services at 1 (800) 423-4026.

What Are The Funds' Policies On Frequent Trading

With the exception of our money market funds, each FI Fund is designed for long-term investment purposes and is not intended to provide a vehicle for frequent trading. The Board of Directors/Trustees of the Funds has adopted policies and procedures to detect and prevent frequent trading in the shares of the Funds. These policies and procedures apply uniformly to all accounts. However, the ability of the Funds to detect and prevent frequent trading in certain accounts, such as omnibus accounts, is limited.

It is the policy of each Fund to decline to accept any new account that the Fund has reason to believe will be used for market timing purposes, based upon the amount invested, the Fund or Funds involved, and the background of the shareholder or broker-dealer involved. Alternatively, a Fund may allow such an account to be opened if it is provided with written assurances that the account will not be used for market timing.

It is the policy of the Funds to monitor activity in existing accounts to detect market-timing activity. The criteria used for monitoring differ depending upon the type of account involved. It is the policy of the Funds to reject, without any prior notice, any purchase or exchange transaction if the Funds believe that the transaction is part of a market timing strategy. The Funds also reserve the right to reject exchanges that in the Funds' view are excessive, even if the activity does not constitute market timing.

If the Funds' reject an exchange because it is believed to be part of a market timing strategy or otherwise, neither the redemption nor the purchase side of the exchange will be processed. Alternatively, the Funds may restrict exchange activity that is believed to be part of a market timing strategy or refuse to accept exchange requests via telephone or any other electronic means.

To the extent that the policies of the Funds are not successful in detecting and preventing frequent trading in the shares of the Funds, frequent trading may: (a) interfere with the efficient management of the Funds by, among other things, causing the Funds to hold extra cash or to sell securities to meet redemptions; (b) increase portfolio turnover, brokerage expenses, and administrative costs; and (c) harm the performance of the Funds, particularly for long-term shareholders who do not engage in frequent trading.

When Signature Guarantees Are Required

A signature guarantee protects you from the risk of a fraudulent signature and is generally required for non-standard and large dollar transactions. A signature guarantee may be obtained from eligible guarantor institutions including banks, savings associations, credit unions and brokerage firms which are members of the Securities Transfer Agents Medallion Program ("STAMP"), the New York Exchange Medallion Signature Program ("MSP"), or the Stock Exchanges Medallion Program ("SEMP").

A signature guarantor may not amend or limit the scope of the guarantee in any way. The guarantee may not be dated, or altered in an attempt to guarantee less than all signatures on a document. The surety bond coverage provided must equal or exceed the amount of the transaction. Please note that a notary public stamp or seal is not an acceptable substitute for a signature guarantee.

Signature guarantees are required:

1.

For redemptions over $100,000.

2.

For redemption checks made payable to any person(s) other than the registered shareholder(s) or any entity other than a major financial institution for the benefit of the registered shareholder(s).

3.

For redemption checks mailed to an address other than the address of record, pre-authorized bank account, or a major financial institution on your behalf.

4.

For redemptions to the address of record when the address of record has changed within sixty (60) days of the request (unless the written address change request was signed by all owners and signature guaranteed).

5.

When a stock certificate is mailed to an address other than the address of record or the dealer on the account or the address of record has changed within the past sixty (60) days.

6.

When shares are transferred to a new owner.

7.

When certificated (issued) shares are redeemed, exchanged or transferred.

8.

To establish any EFT service or to amend banking information on an existing EFT service.

9.

To establish the Expedited Redemption Privilege.

10.

If multiple account owners of one account give inconsistent instructions.

11.

When the authority of a representative of a corporation, partnership, trust, or other entity has not been satisfactorily established prior to the transaction request.

12.

When an address is updated on an account which has been coded "Do Not Mail" because mail has been returned as undeliverable. A mailing address and residential address must be provided.

13.

For draft check orders when the address has changed within sixty (60) days of the request.

14.

For any other instance whereby a FI Fund or its transfer agent deems it necessary as a matter of prudence.

Statements & Reports

■

Transaction Confirmation Statements

You will receive a confirmation statement immediately after most transactions. These include:

•

Dealer purchases;

•

Check investments;

•

Federal Funds wire purchases;

•

Redemptions;

•

Exchanges;

•

Transfers; and

•

Issued certificates.

Money Line purchases, Automatic Payroll Investment purchases and investments of dividends and distributions that are part of an automated investment program are not confirmed for each transaction. They will appear on your next regularly scheduled quarterly statement. Confirmation statements are sent on a monthly basis for draft check redemptions from the FI money market funds.

A separate confirmation statement is generated for each FI Fund account you own. It provides:

•

Your account registration;

•

Your FI Fund account number;

•

The date of the transaction;

•

A description of the transaction (purchase, redemption, etc.);

•

The number of shares bought or sold for the transaction;

•

The dollar amount of the transaction;

•

The total share balance in the account;

•

The dollar amount of any dividends or capital gains paid;

•

The number of shares held by you, held for you (including escrow shares), and the total number of shares you own; and

•

The percentage of sales charge paid on the purchase.

The confirmation statement also may provide a perforated investment stub with your preprinted name, registration, and FI Fund account number for future investments.

You should review your confirmation statements carefully. If you fail to notify us of any errors or omissions within thirty (30) days, we will assume that your statement is correct and we will not accept responsibility for any resulting liability.

■

Prospectuses

A prospectus for each FI Fund you purchase is also mailed to you with your initial confirmation statement concerning a fund purchase and thereafter once a year. You will receive one prospectus per household, unless you specifically request a separate prospectus for each customer in accordance with our shareholder policy. The prospectus provides the fund's objectives, risks, expenses, results, policies and information concerning the portfolio managers. A prospectus may be obtained from our website (www.firstinvestors.com) or by calling Shareholder Services at 1 (800) 423-4026.

■

Master Account Statements

If FIC is your broker, you will receive a Master Account Statement for all your identically owned FI Fund accounts on a quarterly basis. Joint accounts registered under your taxpayer identification number and custodial accounts for which you are the custodian will appear on separate Master Account Statements but may be mailed in the same envelope upon request. You may request that the quarterly statements for different customers that reside at the same address be mailed in one envelope by contacting Shareholder Services and requesting a Combined Mailing Authorization Form.

The Master Account Statement provides the following information for each FI Fund you own:

•

FI Fund name;

•

FI Fund's current market value; and

•

Total distributions paid year-to-date.

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Annual and Semi-Annual Reports

You will also receive an Annual and a Semi-Annual Report covering each FI Fund that you own. These financial reports show the assets, liabilities, revenues, expenses, and earnings of the FI Fund as well as a detailed accounting of all portfolio holdings. The Annual report will also contain an analysis by the Portfolio Manager of the FI Fund's performance over the prior year. You will receive one report per household, unless you specifically request a separate report for each customer in accordance with our householding policy.

Dividends & Distributions

Except as provided below, for FI Funds that declare daily dividends, your shares start earning dividends on the first Business Day following the day of purchase. Your shares continue to earn dividends until, but not including, the next Business Day following the day of redemption.

For First Investors money market fund purchases, if we receive a Federal Funds wire transfer prior to 12:00 p.m. Eastern Time, and you have given us the proper notification beforehand (see "Federal Funds Wire Transfer"), your shares start earning dividends on the day of purchase. Redemptions by wire out of the money market funds will not earn dividends on the day of redemption.

The FI Funds pay dividends from net investment income and distribute the accrued earnings to shareholders as noted below:

Dividend Payment Schedule
Monthly:	Quarterly (if any):	Annually (if any):
Cash Management Fund	Blue Chip Fund	All Cap Growth Fund*
Fund for Income	Growth & Income Fund	Focused Equity Fund
Government Fund	Total Return Fund	Global Fund
Insured Intermediate Tax Exempt	Value Fund	International Fund
Insured Tax Exempt Fund		Mid-Cap Opportunity Fund
Insured Tax Exempt Fund II		Special Situations Fund
Investment Grade Fund
Single State Insured Tax Free Funds
Tax Exempt Money Market Fund

* On or about May 7, 2007, the Fund name will be changed to the Select Growth Fund.

Capital gains distributions, if any, are paid annually, usually near the end of the FI Fund's fiscal year. On occasion, more than one capital gains distribution may be paid during one year.

Dividends and/or capital gains distributions are automatically reinvested to purchase additional FI Fund shares unless otherwise instructed. We reserve the right to send dividends and capital gain distributions that are remitted by check to a U.S. address only. Dividends and/or capital gains may be sent via EFT provided this option is either selected for both dividends and capital gains or this option is selected for one and the other is reinvested into the same fund account. Upon notification that all account owners are deceased, all distributions are automatically reinvested; any distribution cross-investment plan or systematic withdrawal plan will be discontinued. Dividends and capital gains distributions of less than $10 are automatically reinvested to purchase additional FI Fund shares.

For the tax treatment of dividends and other distributions from a Fund, see the prospectus and Statement of Additional Information for your Fund. If you buy shares shortly before the record date of the dividend, the entire dividend you receive may be taxable even though a part of the distribution is actually a return of your purchase price. This is called "buying a dividend".

There is no advantage to buying a dividend because a FI Fund's net asset value per share is reduced by the amount of the dividend.

Taxes & Forms

TAX FORM	DESCRIPTION	MAILED BY
1099-DIV*

Consolidated report lists all ordinary dividends qualified dividends and capital gains distributions for all of the shareholder's accounts.  Also includes foreign taxes paid and any federal income tax withheld due to backup withholding.

January 31
1099-B

Lists proceeds from all non-retirement redemptions including systematic withdrawals and exchanges. A separate form is issued for each FI Fund account. Includes amount of federal income tax withheld due to backup withholding.

January 31
1099-R	Lists taxable distributions from a retirement account. A separate form is issued for each FI Fund account. Includes federal income tax withheld due to IRS withholding requirements.	January 31
1099-Q	Lists distributions from an ESA.	January 31
5498-ESA	Provided to shareholders who made an annual ESA contribution, rollover purchase or trustee-to-trustee transfer. A separate form is issued for each FI Fund account.	April 30
5498

Provided to shareholders who made an annual IRA contribution or rollover purchase. Also provides the account's fair market value as of the last business day of the tax year. A separate form is issued for each FI Fund account.

May 31
1042-S	Provided to non-resident alien shareholders to report the amount of fund dividends paid and the amount of federal taxes withheld. A separate form is issued for each FI Fund account.	March 15
Cost Basic Statement

Uses the "average cost-single category" method to show the cost basis of any shares sold or exchanged. Information is provided to assist shareholders in calculating capital gains or losses. A separate statement, included with Form 1099-B, is issued for most FI Fund accounts. This statement is not reported to the IRS and does not include money market funds or retirement accounts.

January 31
1099-INT	Lists federal income tax withheld, tax exempt interest and specified private activity bond interest.	January 31
Tax Savings Summary	Provides the percentage of income paid by each FI Fund that may be exempt from state income tax. Not reported to the IRS.	January 31

Each FI Fund must withhold and remit to the U.S. Treasury a percentage of dividends, capital gains distributions, and redemption proceeds (regardless of the extent to which a gain or loss may be realized) otherwise payable to any individual or certain other non-corporate shareholder who fails to certify that the taxpayer identification number furnished to the FI Fund is correct, who furnishes an incorrect number, or who is designated by the IRS as being subject to backup withholding. Any tax withheld as a result of backup withholding does not constitute an additional tax imposed on the record owner and may be claimed as a credit on that owner's federal tax return.

* The IRS does not require investment companies to issue Form 1099-DIV to report taxable dividend and capital gain distributions of less than $10 per FI Fund account, unless the account is subject to IRS imposed backup withholding tax.

Other Policies & Services

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Telephone Exchange and Redemption Privileges

Telephone privileges allow you, your registered representative or any other person who we believe is an authorized person to exchange or redeem eligible shares and authorize other transactions with a simple phone call. Telephone redemption privileges are not available on omnibus accounts. Telephone exchange privileges are only available on certain omnibus accounts. You should check with your broker-dealer or plan trustee to determine if you have exchange privileges.

Telephone exchange and redemption privileges are automatically granted when you open a First Investors individual, joint, or custodial account unless you notify the Fund that you do not want the privilege.

Joint Accounts

For joint accounts with rights of survivorship, telephone privileges allow any one of the owners to process telephone transactions independently. As noted previously, this means that any one registered owner on your account, acting alone and without the consent of any other registered owner, may give a Fund instructions to exchange or sell shares by telephone.

Tenants in Common Accounts ("TIC")

For TIC accounts opened prior to January 31, 2007, telephone privileges require all owners to authorize a telephone redemption and any one owner to authorize telephone exchanges. TIC account owners may amend this authorization by providing us with written instructions to allow any one owner acting alone and without the consent of the other owner to authorize both exchanges and redemptions.

For TIC accounts which are opened on or after January 31, 2007, any one owner acting alone and without the consent of any other owner may give telephone exchange and redemption instructions, unless telephone privileges are declined.

Trust, Partnerships, Corporations & Other Entities

For trusts, attorneys-in-fact, corporations, partnerships, guardianships, conservatorships and other entities, telephone exchange and redemption privileges are also available. However, such privileges are not automatically granted and you must complete additional documentation to obtain privileges.

For any account opened on or after January 31, 2007, which is registered to an entity, telephone privileges will be permitted only if a First Investors Certificate of Authority is completed authorizing any one person, to act alone and without the consent of any other authorized person, to effect both written and telephone instructions on behalf of the entity.

Telephone redemptions are not permitted on certain retirement accounts and ESAs. However, telephone exchange privileges are available upon opening such accounts unless you decline the privileges on the product application or notify the Fund otherwise. If your employer holds your shares for you in a retirement plan account, you must ask your employer or plan administrator to request the shares be sold for you.

For a description of the types of exchanges and redemptions that may be made using Telephone Privileges see "How To Sell Shares--Telephone Redemptions", "How To Use Our Free Exchange Privilege--Telephone Exchanges" and "Contact Information". For further assistance, call Shareholder Services at 1 (800) 423-4026.

For your protection, the following security measures are taken:

1:

Telephone requests are recorded to verify data concerning the transaction.

2:

Some or all of the following information is obtained:

•

 Account registration;

•

 Account number;

•

 Address;

•

 Last four digits of the social security number;

•

 Personal Identification Number (PIN); and

•

 Other information as deemed necessary.

3: A confirmation statement reflecting each telephone redemption and exchange is mailed to you.

We will not be liable for following instructions if we reasonably believe the telephone instructions are genuine and from an authorized person based on our verification procedures.

For security purposes, telephone privileges may be suspended on joint accounts upon notice of divorce or separation.

During times of drastic economic or market changes, telephone redemptions or exchanges may be difficult to implement. If you experience difficulty in making a telephone exchange or redemption, you may send us a written request by regular or express mail. The written request will be processed at the next determined net asset value, less any applicable CDSC, when received in good order in our Edison, NJ office.

■ Share Certificates

We do not issue share certificates unless you specifically request them. Certificates are not issued on any Class B shares, Class A money market shares, shares in retirement, ESA, or other custodial accounts, or if the market value of the account is below $1,000, the address has changed within the past 60 days or the account has a foreign address.

Having us credit shares on your behalf eliminates the expense of replacing lost, stolen, or destroyed certificates. If a certificate is lost, stolen, or damaged, you may be charged a replacement fee of the greater of 2% of the current value of the certificated shares or $25.

In addition, certificated shares cannot be redeemed, exchanged, or transferred until the certificates are returned with your transaction request. The share certificate must be properly endorsed and signature guaranteed.

Certificates can only be issued in the name of the accountholder(s).

■ Name Changes

A name change may occur due to marriage, divorce, adoption or other reason. To change your name, send us an Affidavit of Name Change or a letter of instruction with your signature guaranteed, along with a copy of your marriage certificate, divorce decree or other government issued document such as a passport or drivers license. In lieu of the Affidavit and signature guarantee, you may send us a certified copy of the document and a letter of instruction. A MAA or BAA is also required if one is not already on file.

■ Transferring Ownership Of Shares

A transfer is a change of share ownership from one customer to another. Unlike an exchange, transfers occur within the same FI Fund. You can transfer your shares at any time; however, we will only transfer the ownership to a FI Fund account which has a U.S. address and whose owner meets all other requirements to establish a FI account. All transfers into a new account must meet the minimum initial investment requirement of the FI Fund after the transfer of shares is completed. The fund minimum is waived for a full transfer due to death if the shares are transferred to the surviving joint owner and for a full transfer of a UTMA or UGMA to a successor custodian for the benefit of the same minor or to the minor upon reaching the age at which custodianship ends. We reserve the right to delay processing a transfer if the shares are part of an LOI until we notify the account owner that such transfer will terminate the LOI.

To transfer shares, submit a letter of instruction including:

•

 Your account number;

•

 Dollar amount, percentage, or number of shares to be transferred;

•

 Existing account number receiving the shares (if any);

•

 The name, U.S. street address, date of birth, citizenship, taxpayer identification number and such other information as may be required by law of each customer receiving the shares; and

•

 The original signature of each account owner requesting the transfer with signature guarantee(s).

We will require the transferee to: complete the appropriate application (MAA or BAA) to establish an account; provide the required FI customer identification program information under the USA PATRIOT Act; and supply any other required information (see "How To Open An Account").

If you are receiving shares via a transfer and you do not appoint a broker-dealer on the application, FIC will be listed on your account. However, we recommend that you discuss your investment objective with a registered representative before you make a purchase to ensure that the Fund is suitable for you.

Depending upon your account registration, additional documentation may be required to transfer shares. Money Lines, APIs, draft checks and systematic withdrawal plans do not carry over when an account is transferred. In addition, neither the six (6) month reinstatement privilege, nor any applicable free exchange privilege on money market shares, is transferred to a new owner. If you are transferring the ownership and exchanging shares for another FI fund, you must provide the order in which the transactions are to be processed. If either the exchange or transfer is not in "good order" neither transaction will be processed. You may wish to consult your tax advisor to discuss the different tax implications. Transfers due to the death of a shareholder require additional documentation. The transfer agent in its discretion may waive certain stated requirements for transfers. Please call our Shareholder Services Department at 1(800) 423-4026 for specific transfer requirements before initiating a request.

A transfer is a change of ownership and may trigger a taxable event. You should consult your qualified tax advisor before initiating a transfer.

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Householding Of Disclosure Documents

It is our policy to send only one copy of the FI Fund's prospectus, annual report, semi-annual report and proxy statements to all family members who reside in the same household.

This reduces FI Fund expenses, and benefits you and other shareholders.

We will continue to "household" these disclosure documents for you as long as you remain a shareholder, unless you tell us otherwise. If you do not want us to household these documents, simply call us at 1(800) 423- 4026 and let us know. We will begin sending you individual copies of prospectuses, annual and semi-annual reports within thirty (30) days of receiving your request.

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Missing Or Incorrect TINs And Returned Mail

If you fail to give us a Taxpayer Identification Number ("TIN") or you provide us with an incorrect TIN:

1:

We reserve the right to close your account;

2:

If we are charged a fee by the IRS, we may debit your account for the fees imposed plus a processing charge; and

3:

We may attempt to correct your tax reporting information by using a consumer reporting agency.

If mail is returned to the FI Fund marked undeliverable by the U.S. Postal Service with no forwarding address after two (2) consecutive mailings, and the FI Fund is unable to obtain a current shareholder address, the account status will be changed to "Do Not Mail" to discontinue future mailings and prevent unauthorized persons from obtaining account information. Telephone privileges, automated investments and automated withdrawals will also be discontinued.

You can remove the "Do Not Mail" status on your account by submitting written instructions including your current address signed by all shareholders with a signature guarantee (see "When Signature Guarantees Are Required"). Additional requirements may apply for certain accounts. Call Shareholder Services at 1 (800) 423-4026 for more information.

Returned dividend and other distribution checks will be voided when an account's status has been changed to "Do Not Mail." No interest will be paid on outstanding checks or checks which have been voided. All future dividends and other distributions will be reinvested in additional shares until new instructions are provided. If you cannot be located within a period of time mandated by your state of residence your FI Fund shares and outstanding dividend and distribution checks may be turned over in accordance with state laws governing abandoned property.

Prior to turning over assets to your state, the fund will seek to obtain a current shareholder address in accordance with Securities and Exchange Commission rules. A search company or consumer reporting agency may be employed to locate a current address. The FI Fund may deduct the costs associated with the search from your account.

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Your Privacy

We use the strictest standards to safeguard your information. If FIC is your broker, we obtain information from you that is necessary to make suitable investment recommendations for you, such as your occupation, age, financial resources, investment experience and objectives. We also keep track of the investments you make through us. If you purchase insurance, we also obtain information concerning your medical history, credit history, and driving record. We use your information only to process transactions that you have authorized, and to service your account. We do not disclose your information to any third party, except as permitted by law. We restrict access to your information to those persons who need to know it. We also maintain physical, electronic, and procedural measures to ensure that unauthorized persons do not obtain access to your information. Information regarding our privacy policy is mailed to you and is available through our website (www.firstinvestors.com).

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Transfer on Death Guidelines

Purpose:  To enable the owner(s) of a First Investors mutual fund account to designate one or more beneficiaries to receive shares in the account automatically upon the death of all account owners, outside of probate.  Until the death of all account owners, the TOD beneficiaries have no rights with respect to the account.  A beneficiary must survive all account owners for the transfer to occur in accordance with the TOD registration.

Eligible Owners:  Only a natural person, or two natural persons holding the account as Joint Tenants with Rights of Survivorship (JTWROS) or Tenants by the Entireties (TE) may establish an account in TOD form.  Tenants in Common are ineligible for TOD registration.

Eligible Beneficiary:  The account(s) owner may designate one or more than one beneficiary.  Upon the death of all account owners shares are divided equally among the surviving beneficiary(ies).  A beneficiary may be an individual or an entity.  Under the Uniform Gifts to Minors Act (UGMA), minors may not be named as beneficiaries.  Under the Uniform Transfer to Minors Act (UTMA), minors may be named as beneficiaries.  No designation such as Lineal Descendants (LD) or Lineal Descendants Per Stirpes (LDPS) is permitted.

Registration of the Account:  It is our policy to include the name of each beneficiary in the account registration.  If multiple beneficiaries are named and the names do not fit in the account registration due to space limitations, the TOD designation in the registration will read "Multiple Beneficiaries on File".  Confirmation regarding the beneficiary information will be sent to you.  The TOD registration of the account and the beneficiaries designated on the account shall not change unless the TOD registration of the account is revoked by all owners or the beneficiary designation is changed by all owners.

Exchanges:  Shares exchanged out of the account into new First Investors mutual fund accounts will continue to be registered in TOD form, unless ADM is instructed to the contrary.  Shares exchanged into an existing fund account will contain the registration of the account receiving the shares.  Provided that you have not declined telephone privileges, an account owner including one owner of a jointly held TOD account, acting alone and without the consent of the other joint owners, may exchange shares by telephone from a TOD registered account into a non-TOD account, from a non-TOD account to an existing TOD account and between TOD accounts with different beneficiaries provided the accounts are registered to the identical owners.  If you do not want one owner to have this right, you should instruct us that you do not want telephone privileges on your account.

Changes to TOD Registration during the Life of the Owner(s):  An owner(s) may change or revoke TOD registration at any time by sending written instructions acceptable to ADM, signed by the owner(s).  If there are multiple owners, all owners must sign the instructions.  A TOD registration form validly executed by the owner(s) revokes a prior one.  A TOD registration may not be changed or revoked by will, codicil or oral communication.  The death of an owner of an account will not automatically revoke TOD registration.  The surviving owner will receive title to the shares in the account and will need to re-register the account.  The surviving owner may, at any time during his or her lifetime, revoke or change the designation of beneficiary.

Death of a Designated TOD Beneficiary:  If one of the multiple designated beneficiaries predeceases the account owner(s), the amount otherwise payable to such beneficiary shall be payable to the other remaining beneficiaries.  If none of the beneficiaries survive all account owners, the account will be treated as belonging to the last surviving owner's estate.  If a beneficiary survives all owners but is not alive at the time the share are presented for registration, the shares will become part of the estate of the beneficiary.

Transfer to Designated TOD Beneficiary Upon the Owner's Death:  ADM will process a transfer to the designated TOD beneficiary(ies) upon receipt of the following: (a) evidence of the death of the account owner(s) (e.g., a certified copy of the death certificate); (b) inheritance tax waivers and/or affidavit of domicile of the owner; (c) a fully executed copy of Certification of Entitlement to TOD Account; (d) if the beneficiary is a minor, an affidavit from the parent or guardian attesting that the minor survived the owner; (e) if certificates have been issued, the certificates with appropriate endorsements; and (f) a copy of a fully executed Master Account Agreement, unless one is already on file.

Spousal Consent:  If the account owner(s) lives in a community property state (e.g., Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington or Wisconsin), spousal consent may be required to name a TOD beneficiary other than the spouse.  An account owner(s) should consult with his or her legal advisor.  FIC has no obligation to determine an account owner's marital status, whether property placed into an account is separate or community property, or whether spousal consent is necessary.

Tax and Legal Consequences of TOD Registration:  FIC is not responsible for determining the tax and legal consequences of an account owner's decision to register securities in TOD form.  Please consult your legal and tax advisors before electing TOD registration.  The TOD accounts are governed by the STA TOD rules except to the extent modified by FIC.  FIC shall not be responsible to the designated TOD beneficiary for dividends, interest and other distributions in respect of a security registered in TOD form paid in cash after the death of the last surviving account owner but before the presentation of the shares in proper form for transfer.

STA Guidelines:  First Investors TOD registrations are established under the laws of New Jersey. First Investors offers TOD accounts to shareholders irrespective of their state of residence.  It is First Investors' policy to follow STA Guidelines on TODs to the extent that they are not inconsistent with First Investors TOD Guidelines.

Future Changes in Guidelines and Rules:  These guidelines are subject to change by FIC at any time without prior written notice.

Contact Information While we encourage you to use the services of your representative, if you want or need to contact us directly, you can:
1:	For Overnight Mail, write us at: Administrative Data Management Corp. Raritan Plaza I, 8th Floor Edison, NJ 08837-3620	2:	For Regular Mail, write us at: Administrative Data Management Corp. P.O. Box 7837 Edison, NJ 0881 8-7837
3:	Call our Shareholder Services Department at 1 (800) 423-4026 24 hours a day	4:	Visit us at any time on-line at www.firstinvestors.com

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Our Shareholder Services Department
1(800)423-4026

Call our toll-free Shareholder Service line 24 hours a day for procedures, FI Fund information and to check FI Fund prices. To speak to a Shareholder Services Representative, please call Monday through Friday between the hours of 9:00 a.m. and 6:00 p.m. Eastern Time.

Call us to update or correct your:

•

Address or phone number;

•

Birth date (important for retirement distributions); and

•

Distribution option to reinvest or pay in cash or initiate cross reinvestment of dividends and capital gains (non-retirement accounts only).

Call us to request:

•

Cancellation of your Systematic Withdrawal Plan (non-retirement accounts only);

•

A stop payment on a dividend, redemption or money market draft check;

•

Suspension (up to six (6) months) or cancellation of Money Line;

•

A duplicate copy of a statement, cancelled check or tax form;

Cancelled Check Fee:

$10 fee for a copy of a cancelled dividend, liquidation, or investment check.

$15 fee for a copy of a cancelled money market draft check.

Duplicate Tax Form Fees:

Current Year .. Free

Prior Year(s)   .. $7.50 per tax form per year.

•

Cancellation of cross-reinvestment of dividends and capital gains; and

•

A history of your account. Current year and the previous two-year histories are provided free of charge, however, there is a fee for prior periods. Account histories are not available prior to 1974.

Provided you have telephone privileges, you can also call us to:

•

Increase your total Money Line payment by a maximum of $36,000 per customer per year using any frequency provided bank and FI Fund account registrations are the same and by a maximum of $2,400 per year using any frequency if the bank and FI Fund account registrations differ.

•

Change the allocation of your Money Line or Automatic Payroll Investment payment.

•

Change the amount of your Systematic Withdrawal payment on non-retirement accounts.

•

Request a share certificate to be mailed to your address of record (non-retirement accounts only) provided your address has not changed within the past sixty (60) days.

•

Request money market fund draft checks (non-retirement accounts only) provided your account balance is at least $1,000 and your address of record has not changed within the past sixty (60) days. Additional written documentation may be required for certain registrations.

•

Change dividend and capital gain options on certain accounts registrations.

•

Authorize certain fees to be deducted from your account on certain account registrations.

■ E-mail

You can e-mail our transfer agent, Administrative Data Management Corp., at admcust@firstinvestors.com with general account and service-related inquiries such as requests for:

•

Literature on our FI Funds and services;

•

Prospectus, annual report, and Statements of Additional Information requests;

•

Duplicate statements;

•

Procedural information; and

•

Account research.

E-mail cannot be used to place purchase, exchange, transfer, and/or redemption orders. First Investors will not honor trades or address change requests e-mailed to admcust@firstinvestors.com, or any other e-mail address.

■ Web Access

You can access your account and a wealth of other company information at your convenience - 24 hours a day, seven (7) days a week - through our web site at www.firstinvestors.com. Our web site allows you to:

•

Download FI Fund prospectuses and the current Shareholder Manual;

•

Acquaint yourself with our range of client services and our security policy;

•

Download educational articles on a variety of investment-related issues;

•

Review FI Fund descriptions and top 10 portfolio holdings;

•

Review FI Fund performance and portfolio management;

•

Check FI Fund prices; and

•

Access a direct link to "Sales Charges, Discounts and Waivers - Choosing Between Share Classes".

In addition, after you have obtained a password, our web site allows you to:

•

Review your current account balance;

•

View current and prior year transactions, such as investments and redemptions;

•

Access your most recent Quarterly Master Account Statement;

•

Verify that money market checks have cleared; and

•

Obtain current year tax forms.

To begin using these benefits, follow the directions below:

•

Visit us at www.firstinvestors.com or call us at 1 (800) 423-4026 to request web access.

•

From our web site home page, select Account Access. Click on "online form' in the body of the text regarding account access. Enter your full "Customer Number' or full "Fund Account Number' and the last four digits of your "Taxpayer Identification Number', then click on Submit.

•

Within three (3) to five (5) Business Days of your request, we will send a User Name and Password to the address of record. Safeguard this information carefully as it will allow access to your First Investors accounts.

•

After receiving your User Name and Password, visit our web site and enter the User Name and Password that we provided under Customer Login on home page, or on Account Access page. Click on Submit. Next, enter a new Password that is meaningful to you and that you'll remember.

Keep your password confidential to safeguard your account. Contact us immediately if someone else has obtained your password or accessed your account. First Investors' web site is a VeriSign Secure Site and we use state of the art encryption technology to keep your account information private. We recommend that you use 128-bit encryption when viewing your account information.

First Investors does not accept orders for transactions or address updates via our web site. For trusts, estates, attorney-in-fact, corporations, partnerships, and other entities, additional documentation is required to permit web access. Call Shareholder Services at 1(800) 423-4026 for assistance.

PRINCIPAL UNDERWRITER First Investors Corporation 95 Wall Street New York, NY 10005 1-212-858-8000	TRANSFER AGENT Administrative Data Management Corp. Raritan Plaza I, 8th Floor Edison, NJ 08837-3620 1-800-423-4026

SHARMAN

as of May 1, 2007